Exhibit 2.1

UNIT PURCHASE AGREEMENT

by and among

VEGAS.COM, LLC,

THE SELLERS

and

REMARK MEDIA, INC.

Dated as of August 18, 2015

TABLE OF CONTENTS

1.	PURCHASE AND SALE OF UNITS		1
	1.1.	Purchase and Sale of Units	1
	1.2.	Calculation of Closing and Final Consideration	2
	1.3.	The Closing	4
	1.4.	Escrow Deposit	5
	1.5.	Withholding Rights	5
	1.6.	Earnout	5

2.	CONDITIONS TO CLOSING		7
	2.1.	Conditions to Each Party’s Obligations	7
	2.2.	Conditions to Purchaser’s Obligations	7
	2.3.	Conditions to the Sellers’ and the Company’s Obligations	9

3.	REPRESENTATIONS AND WARRANTIES OF THE SELLERS		10
	3.1.	Authority	10
	3.2.	Execution and Delivery; Valid and Binding Agreement	10
	3.3.	No Breach	10
	3.4.	Ownership	11
	3.5.	Litigation	11
	3.6.	Brokerage and Expenses	11

4.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY		11
	4.1.	Organization and Corporate Power	11
	4.2.	Subsidiaries	12
	4.3.	Authorization; Valid and Binding Agreement; No Breach	12
	4.4.	Equity Securities; Valid Issuance of Units	13
	4.5.	Financial Statements	13
	4.6.	Absence of Certain Developments	14
	4.7.	Title to Properties	14
	4.8.	Tax Matters	15
	4.9.	Contracts and Commitments	18
	4.10.	Intellectual Property	19
	4.11.	Litigation	22
	4.12.	Employee Benefit Plans	22
	4.13.	Insurance	24
	4.14.	Compliance with Laws; Permits	24
	4.15.	Privacy; Data Security	25
	4.16.	Environmental Compliance and Conditions	26
	4.17.	Affiliated Transactions	27
	4.18.	Employment and Labor Matters	27
	4.19.	Books and Records	27
	4.20.	Brokerage and Expenses	28

5.	REPRESENTATIONS AND WARRANTIES OF PURCHASER		28
	5.1.	Organization and Power	28
	5.2.	Authorization; Valid and Binding Agreement	28

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	5.3.	Valid Issuance of Shares	28
	5.4.	Disclosure; Non-Public Information	29
	5.5.	No Breach	29
	5.6.	Consents, etc	29
	5.7.	Litigation	29
	5.8.	Brokerage	29
	5.9.	Investment Representation	30
	5.10.	Financing	30
	5.11.	Insurance	30

6.	PRE-CLOSING COVENANTS		30
	6.1.	Conduct of the Business	30
	6.2.	Access to Books and Records	33
	6.3.	Commercially Reasonable Efforts; Further Assurances; Cooperation	33
	6.4.	Exclusive Dealing	35
	6.5.	Notification	35

7.	COVENANTS OF PURCHASER		35
	7.1.	Access to Books and Records	35
	7.2.	Notification	35
	7.3.	Employment and Benefit Arrangements	35
	7.4.	Conditions	36
	7.5.	Director and Officer Indemnification	36
	7.6.	Contact with Customers, Suppliers and Business Relations	37

8.	TERMINATION		37
	8.1.	Termination	37
	8.2.	Effect of Termination	38

9.	SELLER REPRESENTATIVE		40
	9.1.	Designation	40
	9.2.	Authority	40
	9.3.	Exculpation	41

10.	ADDITIONAL COVENANTS AND AGREEMENTS		41
	10.1.	Survival	41
	10.2.	Indemnification by Sellers	41
	10.3.	Indemnification by Purchaser	43
	10.4.	Expiration of Claims	44
	10.5.	Procedure for Indemnification	44
	10.6.	Mitigation	45
	10.7.	Determination of Loss Amount	45
	10.8.	Tax Benefits	46
	10.9.	Acknowledgment by Purchaser	46
	10.10.	Tax Matters	47
	10.11.	Refunds	49
	10.12.	Further Assurances	50

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11.	DEFINITIONS		50
	11.1.	Definitions	50
	11.2.	Other Definitional Provisions	61

12.	MISCELLANEOUS		62
	12.1.	Press Releases and Communications	62
	12.2.	Expenses	62
	12.3.	Enforcement	62
	12.4.	Notices	62
	12.5.	Assignment	63
	12.6.	Severability	64
	12.7.	No Strict Construction	64
	12.8.	Amendment and Waiver	64
	12.9.	Complete Agreement	64
	12.10.	Counterparts	65
	12.11.	Governing Law; Venue	65
	12.12.	No Third Party Beneficiaries	65
	12.13.	Representation of the Company, its Subsidiaries and the Seller Representative	65
	12.14.	Acknowledgement Regarding Legal Representation	66
	12.15.	Acknowledgement Regarding Seller Transaction Participation and Investment Decision	66

Exhibits and Schedules

Exhibit A	-	Form of Escrow Agreement
Exhibit B	-	Form of Investors Rights Agreement
Exhibit C	-	Form of Warrant Agreement
Exhibit D	-	Form of Voting Agreement

Seller Disclosure Schedule

Schedule 1.1	-	Consideration Allocation Schedule
Schedule 1.2	-	Warrant Pricing Schedule
Schedule 1.6	-	Earnout Schedule
Schedule 11.1.1	-	Accounting Principles Schedule
Schedule 11.1.2	-	Key Employees Schedule

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UNIT PURCHASE AGREEMENT

THIS UNIT PURCHASE AGREEMENT (this “Agreement”) is made by and among REMARK MEDIA, INC., a Delaware corporation (“Purchaser”), VEGAS.COM, LLC, a Nevada limited liability company (the “Company”), the Sellers listed on the signature page hereto (such Sellers are each a “Seller”, and collectively, the “Sellers”, and Purchaser, the Company, and the Sellers are each a “Party”, and collectively, the “Parties”).

RECITALS

A.           Subject to the terms and conditions of this Agreement, Purchaser desires to purchase from the Sellers, and the Sellers desire to sell to Purchaser, all of the issued and outstanding Class A Units of the Company (the “Units”) for the consideration described in this Agreement, which Units shall constitute all of the issued and outstanding equity interests in the Company at the Closing.

B.           The board of directors of Purchaser and the board of managers of the Company have approved this Agreement and the related transactions contemplated by this Agreement, upon the terms and subject to the conditions set forth in this Agreement.

THEREFORE, the Parties agree as follows:

1.           PURCHASE AND SALE OF UNITS.

1.1.           Purchase and Sale of Units.  Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, each Seller shall sell, assign, transfer and convey to Purchaser free and clear of all Liens, and Purchaser shall purchase and acquire from such Seller, all of the Units owned by such Seller in exchange for the payment to such Seller of its portion of the Estimated Aggregate Closing Consideration.  Payment for such Units, to the extent paid for in cash or other readily available funds, shall be made by wire transfer on the Closing Date to accounts specified by the Company (on behalf of such Seller) to Purchaser at least three (3) business days prior to the Closing Date, or by delivery of instruments or certificates representing other forms of consideration to the Company (on behalf of such Seller).  The allocation of the Estimated Aggregate Closing Consideration among the Sellers, and the manner in which the Estimated Aggregate Closing Consideration shall be paid to the Sellers at the Closing, will be set forth on Schedule 1.1 (the “Consideration Allocation Schedule”), which shall be delivered to Purchaser on or before the third (3rd) business day prior to Closing; provided if the Consideration Allocation Schedule is not delivered on or before the third (3rd) business day prior to Closing, the “Consideration Allocation Schedule” shall be deemed to specify a pro rata distribution in accordance with the relative equity interests of Sellers set forth on Section 4.4 of the Disclosure Schedule.

1.2.           Calculation of Closing and Final Consideration.

(a)           For purposes of this Agreement, the “Aggregate Closing Consideration” means an amount equal to: (i) the Basic Purchase Price, plus (ii) the amount, if any, by which the Net Working Capital exceeds the Net Working Capital Target, minus (iii) the amount, if any, by which the Net Working Capital is less than the Net Working Capital Target, (iv) minus the amount of the unpaid Seller Transaction Expenses, (v) minus the Escrow Amount, (vi) minus the Specified Escrow.

(b)           The “Basic Purchase Price” shall be comprised of (i) Fifteen Million Five Hundred Thousand U.S. Dollars ($15,500,000) in cash or other readily available funds (the “Closing Cash Payment”), (ii) such number of shares of common stock of Purchaser as would equal Nine Million Five Hundred Thousand U.S. Dollars ($9,500,000), computed based on a per share price (the “Share Price”) equal to the VWAP of shares of Purchaser’s common stock during the thirty (30) trading days ending on the third trading day prior to the Closing Date (the “Equity Payment”), (iii) such number of warrants (the “Warrants”) to purchase common stock of Purchaser as would equal Ten Million U.S. Dollars ($10,000,000), computed based on the agreed upon valuation principles set forth on Schedule 1.2 (the “Warrant Payment”) and (iv) the Earnout Payments.

(c)           Subject to applicable law, any necessary stockholder approvals, and compliance with Nasdaq listing rules, in the event that, within twelve (12) months following the Closing Date, Purchaser issues common stock, or securities convertible or exchangeable into common stock, at a price per share of common stock (on an as converted or as exercised basis, as applicable) less than the Share Price, (i) the number of shares of common stock included in the Equity Payment would be increased to equal that number of shares as would have been issued in the event the lower price was the Share Price, and (ii) such additional shares of common stock would be issued, effective on the date of such subsequent issuance, to the recipient(s) in the same proportion set forth on the Consideration Allocation Schedule with respect to the Equity Payment, and delivered to the recipient promptly thereafter; provided that no additional shares would be issuable under this Section 1.2(c), unless and until such number exceeds ten percent (10%) of the number of shares constituting the initial Equity Payment, and the number of additional shares issuable under this provision shall not exceed thirty-five percent (35%) of the number of shares constituting the initial Equity Payment; provided further that this provision shall not apply with respect to any Excluded Issuances.  Notwithstanding anything herein to the contrary, Purchaser shall not issue any shares hereunder to the extent that the issuance of such shares would cause Purchaser to exceed the aggregate number of shares of common stock that Purchaser is permitted to issue without breaching Purchaser’s obligations under Nasdaq Listing Rule 5635(d) (the “Exchange Cap”), except that such limitation shall not apply in the event that Purchaser obtains the approval of its stockholders as required under Nasdaq Listing Rule 5635(d) for issuances in excess of the Exchange Cap.

(d)           Three (3) business days prior to the Closing Date, the Company shall deliver to Purchaser its good faith estimate of the Aggregate Closing Consideration, reflecting its calculation of the estimated Net Working Capital at Closing (the “Estimated Aggregate Closing Consideration”).

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(e)           As promptly as possible, but in any event within sixty (60) days after the Closing Date, Purchaser will deliver to the Seller Representative (i) an unaudited, consolidated balance sheet of the Company as of the Closing (which shall have been prepared with the assistance of Purchaser’s or the Company’s accountants) and (ii) its calculation of the Aggregate Closing Consideration, reflecting its calculation of the actual Net Working Capital at Closing (together, the “Closing Statement”).  The Closing Statement shall be prepared in a manner consistent with the definition of the term Net Working Capital and the accounting principles and practices referred to in such definition.  The Closing Statement shall entirely disregard (i) any and all effects on the assets or liabilities of the Company of any financing or refinancing arrangements entered into at any time by Purchaser or any other transaction entered into by Purchaser in connection with the consummation of the transactions contemplated by this Agreement, and (ii) any of the plans, transactions, or changes which Purchaser intends to initiate or make or cause to be initiated or made after the Closing with respect to the Company or its business or assets, or any facts or circumstances that are unique or particular to Purchaser or any of its assets or liabilities. In the event Purchaser fails to deliver the Closing Statement to the Seller Representative within sixty (60) days after the Closing Date, Purchaser acknowledges and hereby agrees it shall have waived its right to produce any such Closing Statement and the calculation of Net Working Capital at Closing reflected in the Aggregate Closing Consideration shall be deemed final and binding upon the Parties and, therefore, no adjustment following Closing shall be made for Net Working Capital at Closing pursuant to this Section 1.2.

(f)           Purchaser and the Company shall grant the Seller Representative and its authorized representatives reasonable access to all such papers and documents as it or its representatives may reasonably request in connection with their review of the Closing Statement.  If the Seller Representative has any objections to Purchaser’s calculation of the actual Net Working Capital at Closing set forth in the Closing Statement, the Seller Representative shall deliver to Purchaser a statement setting forth such objections (an “Objections Statement”), which statement shall identify in reasonable detail those items and amounts to which the Seller Representative objects (the “Disputed Items”) and its calculation of the actual Net Working Capital at Closing.  If an Objections Statement is not delivered to Purchaser within thirty (30) days after delivery of the Closing Statement, the Closing Statement as prepared by Purchaser (including its calculation of the actual Net Working Capital at Closing) shall be final, binding and non-appealable by the Parties; provided that, in the event Purchaser and the Company do not provide any material papers or documents reasonably requested by the Seller Representative or any of its authorized representatives within five (5) business days after request for such papers or documents (or such shorter period as may remain in such thirty (30)-day period), such thirty (30)-day period shall be extended by one (1) day for each additional day required for Purchaser or the Company to fully respond to such request.  The Seller Representative and Purchaser shall negotiate in good faith to resolve the Disputed Items, but if they do not reach a final resolution within fifteen (15) days after the delivery of the Objections Statement to Purchaser, the Seller Representative and Purchaser shall submit any unresolved Disputed Items to a mutually agreed upon independent accounting firm of regional or national reputation (the “Firm”).  The scope of the Firm’s review shall be limited to the resolution of the Disputed Items that Seller Representative and Purchaser are unable to resolve, and the recalculation, if any, of the Net Working Capital at Closing as set forth in the Closing Statement as a result of such resolution.  The Seller Representative and Purchaser shall use their respective commercially reasonable efforts to cause the Firm to resolve such dispute as soon as practicable, but in any event within thirty (30) days after the date on which the dispute is submitted to the Firm. The Firm shall resolve such dispute by providing a Closing Statement that, in the Firm’s discretion, is accurate under the terms of this Agreement.  The Firm may combine elements of the Closing Statement and the Objections Statement submitted by the Parties, but, for the avoidance of the doubt, the Firm may look to and resolve only such Disputed Items as were submitted to the Firm for resolution and no other items.  The Disputed Items and the Net Working Capital at Closing, as calculated and provided by the Firm, shall be final, binding and non-appealable by the Parties.  Each Party shall bear its own costs and expenses in connection with the resolution of such dispute by the Firm.  The costs and expenses of the Firm shall be divided between the Parties pro rata, in proportion to the degree to which the Net Working Capital at Closing, as calculated by the Firm, differs from the Net Working Capital at Closing submitted by Purchaser in the Closing Statement and the Net Working Capital at Closing submitted by the Seller Representative in the Objections Statement, such that the Party whose calculation differs more from the calculation submitted by the Firm shall pay proportionately more of the costs and expenses of the Firm.  The Firm shall provide to the Parties an invoice for its costs and expenses and a calculation of the relative responsibilities of the Parties for such costs and expenses, which calculation shall be binding on the Parties.

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(g)           If the Aggregate Closing Consideration as finally determined pursuant to Section 1.2(d)-(f) (the “Final Aggregate Closing Consideration”) is greater than the Estimated Aggregate Closing Consideration, then, within five (5) business days after the determination of Final Aggregate Closing Consideration, Purchaser shall pay to the Seller Representative (for further distribution to the Sellers according to Consideration Allocation Schedule), by wire transfer of immediately available funds, an amount equal to the difference between the Final Aggregate Closing Consideration and the Estimated Aggregate Closing Consideration.

(h)           If the Final Aggregate Closing Consideration is less than the Estimated Aggregate Closing Consideration, then, within five (5) business days after the determination of Final Aggregate Closing Consideration, the Sellers shall pay to Purchaser, by wire transfer of immediately available funds, an amount equal to the difference between the Estimated Aggregate Closing Consideration and the Final Aggregate Closing Consideration.

(i)           All payments required pursuant to Sections 1.2(g) and 1.2(h) shall be deemed to be adjustments for Tax purposes to the Aggregate Consideration paid by Purchaser for the Units purchased by it pursuant to this Agreement.

(j)           The fees for the Escrow Agent shall be paid by Purchaser.

1.3.           The Closing.  Subject to Section 8.1, the closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of the Company, on or prior to the third business day following satisfaction or waiver of all of the closing conditions set forth in Section 2 of this Agreement (other than those to be satisfied at the Closing) or on such other date as is mutually agreeable to Purchaser and the Seller Representative.  The date of the Closing is referred to in this Agreement as the “Closing Date.”  The Closing shall be deemed to occur at 12:01 a.m., Pacific Time, on the Closing Date.  In the event the Closing does not occur on or before the later of (i) September 25, 2015 (as the same may be extended pursuant to Section 8.2(b)(ii)), or (ii) three (3) business days after the date on which the Company’s auditors have delivered updated audit opinions with respect to the Company’s financial statements for the years ended December 31, 2013 and December 31, 2014 that do not include any qualified opinions (the “Unqualified Opinions”), but in either event, not later than October 25, 2015 (the “Outside Closing Date”), this Agreement may be terminated as set forth in Section 8.1 of this Agreement.

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1.4.           Escrow Deposit.  At the Closing, Purchaser shall deposit the Escrow Amount with the Escrow Agent in accordance with the terms of the Escrow Agreement.

1.5.           Withholding Rights.  Purchaser shall be entitled to deduct and withhold from the consideration otherwise payable to any Seller pursuant to this Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Code, or any provision of state, local or foreign Tax law. To the extent that amounts are so deducted and withheld, such amounts shall be treated for all purposes of this Agreement as having been paid to the Seller in respect of which Purchaser made such deduction and withholding.

1.6.           Earnout.

(a)           If the Company achieves the Earnout Threshold in any of the calendar years ending December 31, 2016, 2017 or 2018 (each, an “Earnout Period”), then the Sellers shall be entitled to receive the Earnout Payment for such Earnout Period; provided, that the maximum amount of any single Earnout Payment shall be One Million U.S. Dollars ($1,000,000), for a maximum amount of Earnout Payments payable with respect to all Earnout Periods under this Section 1.6 of Three Million U.S. Dollars ($3,000,000).  The Earnout Payments, if any, made pursuant to this Section 1.6 will be paid in the proportion set forth on the Consideration Allocation Schedule, and will be made in cash in immediately available funds on or before the later of (i) April 30 of the year immediately following the end of the applicable Earnout Period and (ii) fifteen (15) days after the date the determination of Net Revenues for the applicable Earnout Period becomes final and binding upon the parties as provided in Sections 1.6(c) and (d) (including any final resolution of any disagreement raised by the Seller Representative in an Earnout Objection Notice).  Notwithstanding the foregoing, if required to pay the obligations of Sellers under Section 10.2(c), up to Six Hundred Thousand U.S. Dollars ($600,000) of the Earnout Payments, to the extent any is due and payable, shall be deducted from the amounts otherwise due and payable under this Section 1.6 and, if prior to the release of the Specified Escrow, shall be deposited by Purchaser with the Escrow Agent, to be held in trust with the Escrow Agent pursuant to the Escrow Agreement.

(b)           On or before April 1 of the year immediately following the end of an Earnout Period, the Company shall deliver to the Seller Representative a statement setting forth in reasonable detail each of the items comprising the Company’s calculation of Net Revenues for such Earnout Period and the Earnout Payment payable to each Seller with respect to such Earnout Period (the “Earnout Statement”).  Upon receipt of the Earnout Statement, the Seller Representative and its authorized representatives will be given reasonable access to inspect and make copies of the Company’s relevant Books and Records during reasonable business hours for the purpose of verifying the Earnout Statement.

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(c)           If the Seller Representative disagrees with the Company’s determination of Net Revenues for the applicable Earnout Period and/or the Earnout Payments as set forth in the Earnout Statement, the Seller Representative may, within thirty (30) days after delivery of the Earnout Statement, deliver to the Company written notice of such disagreement, which notice shall specify the items in the Earnout Statement disputed by the Seller Representative and shall describe in reasonable detail the basis for any such disagreements (the “Earnout Objection Notice”).  If the Seller Representative does not deliver an Earnout Objection Notice within such thirty (30) day period, the Company’s determination of Net Revenues for the Earnout Period and the Earnout Payment set forth in the applicable Earnout Statement will be deemed to be final and binding on the Sellers; provided that, in the event the Company does not provide access to any relevant Books and Records reasonably requested by the Seller Representative or any of its authorized representatives within five (5) business days after request for such Books and Records (or such shorter period as may remain in such thirty (30)-day period), such thirty (30)-day period shall be extended by one (1) day for each additional day required for the Company to fully respond to such request.  After the Seller Representative has delivered an Earnout Objection Notice in accordance with this Section 1.6(c), the Sellers will not be entitled to raise any additional objections that would result in an increase to the applicable Earnout Payment.

(d)           If the Seller Representative timely delivers an Earnout Objection Notice to the Company, the Company and the Seller Representative will negotiate in good faith to resolve the disputed items and agree upon the resulting amount of Net Revenues for the applicable Earnout Period and the Earnout Payment.  If the Company and the Seller Representative are unable to resolve any such disagreements within fifteen (15) days after delivery of the Earnout Objection Notice, the Company and the Seller Representative shall submit the dispute to a Firm.  The Firm shall be directed to render a written report on the unresolved disputed items, to resolve only those unresolved disputed items set forth in the Earnout Objection Notice, and as to each disputed item, select a position that is no more beneficial to the Company than that set forth in the Earnout Statement and no more beneficial to the Sellers than that set forth in the Earnout Objection Notice.  The Seller Representative and the Company shall use their respective commercially reasonable efforts to cause the Firm to resolve such dispute as soon as practicable, but in any event within thirty (30) days after the date on which the dispute is submitted to the Firm. If unresolved disputed items are submitted to the Firm, the Company and the Sellers shall each furnish to the Firm such work papers, schedules and other documents and information relating to the unresolved disputed items as the Firm may reasonably request.  The Firm shall resolve the disputed items based solely on the applicable definitions and other terms in this Agreement and the presentations by the Company and the Seller Representative, and not by independent review.  The resolution of such disagreements and the determination by the Firm of Net Revenues for the applicable Earnout Period and the Earnout Payment payable shall be final and binding on the Company and the Sellers and may be entered as a final judgment in any court of competent jurisdiction.  The Company and the Sellers shall each bear its own costs and expenses in connection with the resolution of such dispute by the Firm.  The costs and expenses of the Firm shall be divided between the Company and the Sellers pro rata, in proportion to the degree to which the Net Revenues, as calculated by the Firm, differs from the Net Revenues submitted by the Company in the Earnout Statement and the Net Revenues submitted by the Seller Representative in the Earnout Objection Notice, such that the Party whose calculation differs more from the final determination by the Firm of the Net Revenues for the applicable Earnout Period shall pay proportionately more of the costs and expenses of the Firm.  The Firm shall provide to the Company and the Sellers an invoice for its costs and expenses and a calculation of the relative responsibilities of the Company and the Sellers for such costs and expenses, which calculation shall be binding on the Company and the Sellers.

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(e)            During the Earnout Period, Purchaser covenants that it (i) will operate the Company at all times in a commercially reasonable manner and (ii) will not take any action a purpose of which is to adversely affect any Earnout Payment.  Subject to the foregoing, Sellers acknowledge and agree that Purchaser shall have the right to operate the Company as it deems appropriate and Purchaser shall have no obligation to operate the Company in a manner to maximize any Earnout Payment.

(f)           The Parties understand and agree that (i) the contingent rights to receive the Earnout Payments shall not be represented by any form of certificate or other instrument, are not transferable, except by operation of laws relating to descent and distribution, divorce and community property, and do not constitute an equity or ownership interest in Purchaser or the Company, (ii) the Sellers shall not have any rights as a securityholder of Purchaser or the Company as a result of their contingent right to receive the Earnout Payments hereunder, and (iii) no interest is payable with respect to the Earnout Payments.

2.           CONDITIONS TO CLOSING.

2.1.           Conditions to Each Party’s Obligations.  The respective obligations of each Party to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions as of the Closing Date:

(a)           All consents, approvals, orders or authorizations of, or registrations, declarations or filings with, all Governmental Bodies required in connection with the execution, delivery or performance hereof shall have been obtained or made;

(b)           There shall be no law enacted, adopted, promulgated or enforced, or any ruling, judgment, injunction, order or decree of any Governmental Bodies having competent jurisdiction in effect that makes consummation of the transactions contemplated by this Agreement illegal or otherwise prohibited substantially on the terms contemplated by this Agreement; provided, however, that the Parties shall have used commercially reasonable efforts to resist, resolve or lift, as applicable, any such law, ruling, judgment, injunction, order or decree; and

(c)           No judicial, administrative or arbitral action or Proceeding by or before any court or other Governmental Body shall be pending in which an unfavorable judgment, decree or order would prevent the performance of this Agreement or the consummation of any of the transactions contemplated by this Agreement, declare unlawful the transactions contemplated by this Agreement, provide for substantial damages or injunctive or equitable relief with respect to such transactions or cause such transactions to be rescinded.

2.2.           Conditions to Purchaser’s Obligations.  The obligation of Purchaser to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions as of the Closing Date:

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(a)           The representations and warranties set forth in Sections 3 and 4 of this Agreement shall be true and correct in all material respects (except for those representations and warranties which are qualified by materiality, which shall be true and correct in all respects) when made and at and as of the Closing Date as though then made (other than those representations and warranties which address matters only as of a particular date, which shall have been true and correct only as of such date);

(b)           The Company and the Sellers shall have performed and complied in all material respects all of the covenants and agreements required to be performed by them under this Agreement at or prior to the Closing;

(c)           No event shall have occurred since the date of this Agreement that would constitute or would reasonably be expected to constitute a Material Adverse Effect;

(d)           Purchaser shall have obtained the Committed Financing;

(e)           Each Seller shall have delivered to Purchaser the documents of assignment with respect to the Units held by such Seller;

(f)           The Company shall have delivered to Purchaser each of the following:

(i)           a certificate of the Company, dated the Closing Date, stating that the preconditions specified in Sections 2.2(a) and 2.2(b) above have been satisfied;

(ii)          a copy of the Escrow Agreement, duly executed by the Seller Representative;

(iii)         a copy of the Investors Rights Agreement, duly executed by such Sellers as receive any Shares out of the Equity Payment or Warrants out of the Warrant Payment (as set forth in the Consideration Allocation Schedule);

(iv)         evidence reasonably satisfactory to Purchaser that (A) all Class B Units of the Company have been cancelled and are no longer issued or outstanding, and (B) the Company and its Subsidiaries shall not have any continuing obligations under any Related Party Agreement other than such agreements set forth on Section 4.17(b) of the Disclosure Schedule;

(v)          the Company, the Seller Representative and the Sellers shall have obtained and delivered to Purchaser those consents and waivers of any third party set forth on Section 2.2(f)(v) of the Disclosure Schedule, and the foregoing shall be in full force and effect;

(vi)         at least three (3) business days prior to Closing, a copy of the Consideration Allocation Schedule;

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(vii)        at least three (3) business days prior to Closing, the Unqualified Opinions;

(viii)       certificates of good standing for the Company and each of its Subsidiaries as of the most recent practicable date from the Office of the Secretary of State of the state in which each such entity was formed; and

(ix)          certified copies of (A) the organizational documents of the Company, as true and complete and in full force and effect, and (B) the resolutions duly adopted by the Company’s board of managers authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents, and the consummation of all transactions contemplated by this Agreement and the other Transaction Documents, as duly adopted by the Company’s board of managers and in full force and effect.

2.3.           Conditions to the Sellers’ and the Company’s Obligations.  The obligations of the Company and the Sellers to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions as of the Closing Date:

(a)           The representations and warranties set forth in Section 5 of this Agreement shall be true and correct in all material respects (except for those representations and warranties which are qualified by materiality, which shall be true and correct in all respects) when made and at and as of the Closing Date as though then made (other than those representations and warranties which address matters only as of a particular date, which shall have been true and correct only as of such date);

(b)           Purchaser shall have performed and complied in all material respects all of the covenants and agreements required to be performed by it under this Agreement at or prior to the Closing;

(c)           Purchaser shall have made the Closing Cash Payment on the Closing Date;

(d)           Bank of America, N.A. shall have agreed to modify the Credit Facility to remove, or otherwise waive or release, any related guaranty or other credit accommodation of any Seller or any of their Affiliates (not including the Company or any of its Subsidiaries); and

(e)           Purchaser shall have delivered to the Company each of the following:

(i)           a certificate of Purchaser, dated the Closing Date, stating that the preconditions specified in Sections 2.3(a) and 2.3(b) of this Agreement have been satisfied;

(ii)          certified copies of the resolutions duly adopted by Purchaser’s board of directors, authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents, and the consummation of all transactions contemplated by this Agreement and the other Transaction Documents;

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(iii)         a certificate of good standing for Purchaser as of the most recent practicable date from the Office of the Secretary of State of Delaware;

(iv)         a copy of the Escrow Agreement, duly executed by Purchaser and the Escrow Agent;

(v)          a copy of the Investors Rights Agreement, duly executed by Purchaser;

(vi)         a copy of the Voting Agreement, duly executed by Purchaser and each Key Stockholder;

(vii)        a certificate or certificates representing the shares of Purchaser’s common stock that constitute the Equity Payment, duly executed by Purchaser; and

(viii)       one or more Warrant Agreements representing the Warrant Payment, duly executed by Purchaser.

3.           REPRESENTATIONS AND WARRANTIES OF THE SELLERS.  Each Seller, solely for himself, on a several, and not joint or joint and several, basis, represents and warrants to Purchaser that:

3.1.           Authority.  Such Seller has all requisite power and authority and full legal capacity to execute and deliver this Agreement and each other Transaction Document to be executed by such Seller in connection with the consummation of the transactions contemplated hereby and thereby, and to perform such Seller’s obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

3.2.           Execution and Delivery; Valid and Binding Agreement.  This Agreement has been, and each of the other Transaction Documents has been or will be at or prior to the Closing, duly executed and delivered by such Seller, and assuming that this Agreement is, and each other Transaction Document, when so executed and delivered will be, the legal, valid and binding agreement of Purchaser and the Company, this Agreement constitutes, and each other Transaction Document will constitute, the legal, valid and binding obligation of such Seller, enforceable in accordance with its terms.

3.3.           No Breach.  The execution, delivery and performance of this Agreement and each other Transaction Document by such Seller, the consummation of the transactions contemplated by this Agreement and each other Transaction Document and compliance by such Seller with any of the provisions hereof or thereof do not and will not: (a) conflict with or result in a breach of, constitute a default under, or result in a violation of any provision of the organizational documents of such Seller; (b) conflict with or result in a violation or breach of any provision of any law or governmental order applicable to such Seller; (c) require any authorization, consent, approval, exemption or other action by or notice to any court, other Governmental Body; (d) conflict with, result in a violation or breach of, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration of or create in any party the right to accelerate, terminate, modify or cancel any indenture, mortgage, lease, loan agreement or other agreement or instrument to which such Seller is bound, except where the conflict, violation, breach, default, acceleration, termination, modification, or cancellation would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; or (e) result in the creation of any Lien, upon any assets of such Seller. No consent, approval, permit, governmental order, declaration or filing with, or notice to, any Governmental Body is required by or with respect to such Seller in connection with the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby.

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3.4.           Ownership.  Such Seller is the direct owner, beneficially and of record, of the Units set forth opposite its, his, or her name on Section 4.4 of the Disclosure Schedule, free and clear of all Liens other than under the Company Operating Agreement.  On the Closing Date, such Seller shall transfer to Purchaser good title to such Units free and clear of all Liens, options, proxies, voting trusts or agreements and other restrictions and limitations of any kind, other than applicable federal and state securities law restrictions.

3.5.           Litigation.  There are no Proceedings pending or, to such Seller’s Knowledge, threatened against such Seller, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which would adversely affect such Seller’s ability to enter into this Agreement or any of the other Transaction Documents, the consummation of the transactions contemplated by hereby or thereby or performance of any of its obligations hereunder or thereunder.

3.6.           Brokerage and Expenses.  Except for Piper Jaffray Companies, no Person has acted, directly or indirectly, as a broker, finder, agent, investment banker or financial advisor for Seller and no Person other than Piper Jaffray Companies is entitled to any fee or commission or like payment from Seller in connection with the transactions contemplated by this Agreement.

4.           REPRESENTATIONS AND WARRANTIES OF THE COMPANY.  Except as set forth in the correspondingly numbered section of the Disclosure Schedule, the Company and each Seller, on a several, and not joint or joint and several, basis, represents and warrants to Purchaser that:

4.1.           Organization and Corporate Power.  The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Nevada, and the Company has all requisite limited liability company power and authority and all authorizations, licenses and permits necessary to own, lease and operate its properties and assets and to carry on its businesses as now conducted, except where the failure to hold such authorizations, licenses and permits would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

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4.2.           Subsidiaries.  Section 4.2 of the Disclosure Schedule sets forth a complete list of each Subsidiary of the Company and its jurisdiction of incorporation, formation or organization, as applicable.  Each Subsidiary of the Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.  Each Subsidiary of the Company is qualified to do business in each jurisdiction in which the conduct of its business or the ownership of its properties makes such qualification necessary, except where the failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.  All the issued and outstanding capital stock or other equity interests in the Company’s Subsidiaries are owned of record and beneficially by the Company, free and clear of Liens other than Permitted Liens or Liens imposed by Purchaser or under applicable securities laws.  There are no agreements, options, warrants or other rights or arrangements existing or outstanding which provide for the sale or issuance of any equity interests in the Company’s Subsidiaries.  There are no voting trusts, proxies or other agreements or understandings with respect to the voting or transfer of the equity of the Company’s Subsidiaries.  The Company does not own any equity or similar interest in any other Person other than in the direct and indirect Subsidiaries of the Company. Each of the Company and its Subsidiaries has made available to Purchaser a true and complete copy of its articles of organization, as currently in effect, certified as of a recent date by the Secretary of State of Nevada, and a true and complete copy of its operating agreement, as currently in effect.

4.3.           Authorization; Valid and Binding Agreement; No Breach.

(a)           The execution, delivery and performance of this Agreement and each other Transaction Document by the Company and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all requisite action on the part of the Company, and no other proceedings on the Company’s part are necessary under the Company’s governing documents to authorize the execution, delivery or performance of this Agreement and each other Transaction Document.  This Agreement has been, and each of the other Transaction Documents has been or will be at or prior to the Closing, duly executed and delivered by the Company, and assuming that this Agreement and each other Transaction Document is a valid and binding obligation of Purchaser and the Sellers, this Agreement constitutes, and each other Transaction Document will constitute, a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy laws, other similar laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies.

(b)           The execution, delivery and performance of this Agreement and each other Transaction Document by the Company and the consummation of the transactions contemplated hereby and thereby do not and will not: (i) conflict with or result in a breach of, constitute a default under, or result in a violation of any provision of the articles of organization, operating agreement or other organizational documents of the Company; (ii) conflict with or result in a violation or breach of any provision of any law or governmental order applicable to the Company; (iii) require any authorization, consent, approval, exemption or other action by or notice to any court, other Governmental Body or other third party; (iv) conflict with, result in a violation or breach of, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration of or create in any party the right to accelerate, terminate, modify or cancel any indenture, mortgage, lease, loan agreement or other agreement or instrument to which the Company is bound or to which any of the Company’s properties and assets are subject (including any Company Contract) or any Permit affecting the properties, assets or business of the Company, except (x) as set forth in Section 4.3(b) of the Disclosure Schedule or (y) where the conflict, violation, breach, default, acceleration, termination, modification, or cancellation would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; or (v) result in the creation of any Lien, other than Permitted Liens, upon any properties or assets of the Company. No consent, approval, Permit, governmental order, declaration or filing with, or notice to, any Governmental Body is required by or with respect to the Company in connection with the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby.

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4.4.           Equity Securities; Valid Issuance of Units.

(a)           Section 4.4 of the Disclosure Schedule sets forth all of the outstanding capital securities of the Company, including the issued and outstanding Units and each Seller’s Percentage Interest.  Except as set forth on Section 4.4 of the Disclosure Schedule, the Company does not have any other equity securities or securities containing any equity features authorized, issued or outstanding, and there are no agreements, options, warrants or other rights or arrangements existing or outstanding which provide for the sale or issuance of any of the foregoing by the Company.  Except as set forth on Section 4.4 of the Disclosure Schedule, there are no outstanding (i) equity interests or voting securities of the Company, (ii) securities convertible or exchangeable into equity interests of the Company, (iii) any options, warrants, purchase rights, subscription rights, preemptive rights, conversion rights, exchange rights, calls, puts, rights of first refusal or other contracts that require the Company to issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem equity securities of the Company or (iv) profit interests, stock appreciation, phantom stock, profit participation or similar rights with respect to the Company. Except for the Company Operating Agreement, the Company is not a party or subject to any agreement or understanding that affects or relates to the ability to vote, transfer or receive dividends or distribution with respect to any security of the Company.

(b)           All equity securities of the Company were duly authorized and validly issued, were not issued in violation of any preemptive or subscription rights, rights of first refusal or similar rights, and were offered and sold in compliance with all applicable securities laws.

4.5.           Financial Statements.

(a)           The Company has made available to Purchaser true, correct and complete copies of (i) the Company’s unaudited consolidated balance sheet as of June 30, 2015 (the “Latest Balance Sheet”) and the related statements of income and cash flows for the six-month period then ended and (ii) the Company’s audited consolidated balance sheet and statements of income and cash flows for the fiscal years ended December 31, 2014 and December 31, 2013 (all such financial statements referred to in (i) and (ii), the “Financial Statements”).  Except as set forth on Section 4.5(a) of the Disclosure Schedule, the Financial Statements have been based upon the information contained in the Company’s Books and Records and present fairly in all material respects the financial condition, cash flows and results of operations of the Company and its Subsidiaries as of the times and for the periods referred to in such Financial Statements in accordance with GAAP, consistently applied (subject in the case of the unaudited interim financial statements to (y) the absence of footnote disclosures and other presentation items and (z) changes resulting from normal year-end adjustments).

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(b)           The Company and its Subsidiaries have no liabilities, whether known, unknown, accrued, contingent or otherwise, that are required to be disclosed on a balance sheet in accordance with GAAP except (i) as set forth on Section 4.5(b) of the Disclosure Schedule, (ii) as and to the extent reflected on, disclosed in, or reserved against in the Latest Balance Sheet, or disclosed in notes to such Latest Balance Sheet, and (iii) for liabilities that were incurred after the date of the Latest Balance Sheet in the Ordinary Course of Business that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

4.6.           Absence of Certain Developments.  Except as set forth on Section 4.6 of the Disclosure Schedule and except as expressly contemplated by this Agreement, since the date of the Latest Balance Sheet, (i) the Company and its Subsidiaries have conducted the businesses only in the Ordinary Course of Business, (ii) there has not been any event, change, occurrence or circumstance that, individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect, (iii) there has not been any uninsured damage, destruction, loss or casualty to any property or assets of the business or the Company or its Subsidiaries, (iv) the Company has not declared, set aside for payment or paid any distribution, whether in cash, securities or other property, to any Member, and (v) there has not been any action taken of the type described in Section 6.1(b) that, if it occurs following the date hereof without Purchaser’s prior written consent, would be in violation of Section 6.1(b).

4.7.           Title to Properties.

(a)           Except as set forth on Section 4.7(a) of the Disclosure Schedule, the Company or its Subsidiaries own good title to, or holds pursuant to valid and enforceable leases, all of the personal property shown to be owned or leased by it on the Latest Balance Sheet, free and clear of all Liens, except for Permitted Liens, and except for assets disposed of by the Company or its Subsidiaries in the Ordinary Course of Business consistent with past practices since the date of the Latest Balance Sheet. All such personal property is in good operating condition and repair as required for use in the Company’s and its Subsidiaries business (ordinary wear and tear excepted).  The assets, properties and rights of the Company and its Subsidiaries reflected in the Latest Balance Sheet (including the notes thereto) or acquired since the Latest Balance Sheet comprise all assets, properties and rights necessary and sufficient for the conduct of their business as currently conducted. True, complete and accurate copies of any personal property leases have been delivered to Purchaser. Neither the Company nor any of its Subsidiaries has received any written notice of any default or any event that with notice or lapse of time, or both, would constitute a default, by the Company or any of its Subsidiaries under any such personal property leases.

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(b)           The real property demised by the leases described on Section 4.7(b) of the Disclosure Schedule (the “Leased Real Property”) constitutes all of the real property leased by the Company or its Subsidiaries.  Except as set forth on Section 4.7(b) of the Disclosure Schedule, the Leased Real Property leases are in full force and effect, and the Company or its Subsidiaries holds a valid and existing leasehold interest under each such lease, free and clear of any Liens, except for Permitted Liens, and enjoys quiet and undisturbed possession thereunder, subject to proper authorization and execution of such lease by the other party and the application of any bankruptcy or creditor’s rights laws.  The Company has delivered or made available to Purchaser complete and accurate copies of each of the leases described on Section 4.7(b) of the Disclosure Schedule, and none of such leases has been modified in any material respect, except to the extent that such modifications are disclosed by the copies delivered or made available to Purchaser.  To the Company’s Knowledge, neither the Company (or its Subsidiaries, as applicable) nor the Company’s landlord is in default in any material respect under any of such leases nor does any condition or event exist nor has one occurred that, with notice or lapse of time or both, would constitute a material breach or material default thereunder by the Company (or its Subsidiaries, as applicable) or the Company’s landlord.  Neither the Company nor any of its Subsidiaries has entered into any subleases of the Leased Real Property or granted any licenses or occupancy rights with respect to the Leased Real Property.  Except as set forth on Section 4.7(b) of the Disclosure Schedule, there are no other leases, contracts, options, agreements or enforceable rights or obligations relating to or affecting the Leased Real Property to which the Company or its Subsidiaries, as applicable, is a party.

(c)           Neither the Company nor any of its Subsidiaries (i) own any Owned Real Property, (ii) hold or have ever held any option or right of first refusal or first offer to acquire any real property, or (iii) is obligated to purchase any real property.

4.8.           Tax Matters.

(a)           Each of the Company and each Subsidiary of the Company has:

(i)           duly and timely filed, or caused to be filed, in accordance with applicable law all Company Tax Returns, each of which is true, correct and complete,

(ii)          duly and timely paid in full, or caused to be paid in full, all Company Taxes due and payable (whether or not shown on any Company Tax Return) on or prior to the Closing Date, and

(iii)         properly accrued in accordance with GAAP on its Books and Records a provision for the payment of all Company Taxes that are due, are claimed to be due, or may or will become due with respect to any Pre-Closing Period or the portion ending on the Closing Date of any Straddle Period.

(b)           No extension of time to file a Company Tax Return, which Company Tax Return has not since been filed in accordance with applicable law, has been filed.  There is no power of attorney in effect with respect or relating to any Company Tax or Company Tax Return.

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(c)           No Company Tax Return has ever been filed, and no Company Tax has ever been determined, on a consolidated, combined, unitary or other similar basis (including, but not limited to, a consolidated federal income Tax return).  There is no actual or potential theory or circumstance (including, but not limited to, as a transferee or successor, under Code Section 6901 or Treasury Regulation Section 1.1502-6, as result of a Tax sharing agreement or other contract or by operation of law) under which the Company is or may be liable for any Tax determined, in whole or in part, by taking into account any income, sale, asset of or any activity conducted by any other Person.

(d)           Each of the Company and each Subsidiary of the Company has complied in all respects with all applicable law relating to the deposit, collection, withholding, payment or remittance of any Tax (including, but not limited to, Code Section 3402).

(e)           There is no Lien for any Tax upon any asset or property of the Company or any Subsidiary of the Company (except for any statutory lien for any Tax not yet due).

(f)           No Proceeding is pending, threatened or proposed with regard to any Company Tax or Company Tax Return.  No event or circumstance results in any significant risk that any such Proceeding will occur.

(g)           The statute of limitations applicable or relating to any Company Tax or any Company Tax Return has never been modified, extended or waived, nor has any request been made in writing for any such modification, extension or waiver.

(h)           Any assessment, deficiency, adjustment or other similar item relating to any Company Tax or Company Tax Return has been reported to all Governmental Bodies in accordance with applicable law.

(i)           No jurisdiction where no Company Tax Return has been filed or no Company Tax has been paid has made or threatened to make a claim for the payment of any Company Tax or the filing of any Company Tax Return.

(j)           Neither the Company nor any Subsidiary of the Company is a party to any agreement with any Governmental Body (including, but not limited to, any closing agreement within the meaning of Code Section 7121 or any analogous provision of applicable law).  No private letter or other ruling or determination from any Governmental Body relating to any Company Tax or Company Tax Return has ever been requested or received.

(k)           With respect to the Company, Purchaser or any Subsidiary of the Company or Purchaser, neither the Company nor any Subsidiary of the Company is a party to any contract, agreement or other arrangement that (i) results or could result in any amount that is not deductible under Code Section 162, Code Section 280G, or Code Section 404, or any similar provision of applicable law or (ii) is or could become subject to Code Section 409A or any similar provision of applicable law.

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(l)           Neither the Company nor any Subsidiary of the Company has any “tax-exempt bond-financed property” or “tax-exempt use property,” within the meaning of Code Section 168(h) or any similar provision of applicable law.

(m)           No asset of the Company or any Subsidiary of the Company is (i) required to be treated as being owned by any other Person pursuant to any provision of applicable law (including, but not limited to, the “safe harbor” leasing provisions of Code Section 168(f)(8), as in effect prior to the repeal of those “safe harbor” leasing provisions), (ii) subject to Code Section 168(g)(1)(A), or (iii) subject to a disqualified leaseback or long-term lease agreement as defined in Code Section 467.

(n)           Neither the Company nor any Subsidiary of the Company is or will be required to include any item of income in, or exclude any item of deduction from, federal taxable income for any Tax period (or portion thereof) ending after the Closing Date, as a result of (i) a change in method of accounting, or use of an improper method of accounting, (ii) any installment sale or open transaction, (iii) any prepaid amount, refund or credit, or (iv) any election under Code Section 108(i).

(o)           Neither the Company nor any Subsidiary of the Company is or has ever been a beneficiary or otherwise participated in any reportable transaction within the meaning of Treasury Regulation Section 1.6011-4(b)(1).

(p)           Neither the Company nor any Subsidiary of the Company (i) has, or ever has had, a permanent establishment in any country outside the United States and is not, and has never been, subject to Tax in a jurisdiction outside the United States, (ii) has ever entered into a gain recognition agreement pursuant to Treasury Regulation Section 1.367(a)-8, or (iii) has ever transferred an intangible the transfer of which would be subject to the rules of Code Section 367(d).

(q)           Neither the Company nor any Subsidiary of the Company has any item of income which could constitute subpart F income within the meaning of Code Section 952 for the period commencing on the first day of any Straddle Period and ending at the close of business on the Closing Date.

(r)           Neither the Company nor any Subsidiary has participated in or is participating in an international boycott within the meaning of Code Section 999.

(s)           Neither the Company or any Subsidiary of the Company is a party to any joint venture, partnership or other agreement, contract or arrangement (whether written or oral) which could be treated as a partnership for federal income tax purposes.

(t)           The Company is and always has been treated as a partnership for federal and state income tax purposes.  Each Subsidiary of the Company is and always has been treated as a “disregarded entity” for federal income and state income tax purposes.  Neither the Company nor any Subsidiary of the Company has ever filed an entity classification election under Code Section 7701.

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4.9.           Contracts and Commitments.

(a)           Except as set forth on Section 4.9(a) of the Disclosure Schedule, neither the Company nor any Subsidiary is a party to any agreement or arrangement, written or oral (each, a “Company Contract”):

(i)           agreement relating to any completed material business acquisition or divestiture by the Company or its Subsidiaries within the last two (2) years;

(ii)          collective bargaining agreement or contract with any labor union, other than as described in Section 4.17 of this Agreement or Section 4.17 of the Disclosure Schedule;

(iii)         material written bonus, pension, profit sharing, retirement or other form of deferred compensation plan, other than as described in Section 4.12 of this Agreement or on Section 4.12(a) of the Disclosure Schedule;

(iv)         equity incentive plan or similar plan;

(v)          contract for the employment of any officer, individual employee or other person on a full-time or consulting basis providing for fixed compensation in excess of $100,000 per annum;

(vi)         agreement or indenture relating to the borrowing of money or to mortgaging, pledging or otherwise placing a Lien on any material portion of the Company’s or its Subsidiaries’ assets;

(vii)        guaranty of any obligation for borrowed money;

(viii)       lease or agreement under which it is lessee of, or holds or operates any personal property owned by any other party, involving payments or receipts of at least $100,000 per annum;

(ix)          lease or agreement under which it is lessor of or permits any third party to hold or operate any property, real or personal, involving payments or receipts of at least $100,000 per annum;

(x)           contract that limits or restricts the Company or any of its Subsidiaries from engaging in, or the conduct of, the Company’s and the Subsidiaries’ businesses in any manner, other than restrictions on the Company or any of its Subsidiaries with respect to actions as a licensee with respect to licensed property in the Ordinary Course of Business;

(xi)          contract or group of related contracts with the same party for the purchase of products or services, which are expected to involve payment by the Company or its Subsidiaries of more than $250,000 in the aggregate in the 12-month period immediately following the Closing Date, which are not terminable by the Company or its Subsidiaries without penalty on thirty (30) days’ notice or less;

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(xii)         contract or group of related contracts with the same party for the sale of products or services which are expected to involve payment to the Company or its Subsidiaries of more than $250,000 in the aggregate in the 12-month period immediately following the Closing Date, which are not terminable by the Company or its Subsidiaries without penalty on thirty (30) days’ notice or less; or

(xiii)        contracts which are otherwise material to the Company and its Subsidiaries.

(b)           Purchaser has been given access to a true and correct copy of all Company Contracts, together with all material amendments, waivers or other changes to such contracts. Each of the Company Contracts is (i) a valid, binding and enforceable obligation of the Company and its Subsidiaries, as applicable, and of the other party or parties thereto, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and general principles of equity, regardless of whether considered in a Proceeding at law or in equity, and (ii) is in full force and effect.

(c)           As of the date of this Agreement (i) neither the Company nor its Subsidiaries is in material default under any Company Contract and, to the Company’s Knowledge, no event has occurred that with notice or lapse of time, or both, would constitute a breach of or default by the Company or any of its Subsidiaries under any such contract, (ii) to the Company’s Knowledge, the other party to each of the Company Contracts is not in material default under any such contract, and (iii) neither the Company nor its Subsidiaries has received written notice of termination, cancellation or non-renewal that is currently in effect with respect to any such contract and, to the Company’s Knowledge, no other party to any such contract plans to terminate, cancel or renew any such contract.

4.10.           Intellectual Property.

(a)           Section 4.10(a) of the Disclosure Schedule identifies all Intellectual Property (other than widely available, commercial off-the-shelf third-party Software licensed to the Company or any of its Subsidiaries on a non-exclusive basis and excluding implied licenses for use of third party intellectual property) licensed to the Company or any of its Subsidiaries (the “Licensed Intellectual Property”).  The Company and its Subsidiaries are in full compliance with all terms and conditions of any agreement, license or sub-license with respect to any Licensed Intellectual Property.  Neither the Company nor any of its Subsidiaries is in breach or default of any agreement, license or sub-license in respect of any Licensed Intellectual Property which could result in the termination of any such agreement, license or sub-license.

(b)           Section 4.10(b) of the Disclosure Schedule identifies all Intellectual Property owned and registered (or subject to pending applications for registration) by the Company or any of its Subsidiaries (the “Owned Intellectual Property”), including all: (i) Patents and applications therefor, the registration number, issue date, and title, for each country in which any such Patent has been issued, or the application number, date of filing, title, and status for each country in which any such Patent application is pending; (ii) registered Marks (excluding Internet domain names) and applications for registration of Marks, the registration number and registration date, or the application number and application date, related thereto, along with the class of goods or services and the descriptions covered thereby, the countries of filing, and the next status deadline for each registration and application in each country in which a registration was issued or is pending; (iii) registered Copyrights and applications for registration of Copyrights, the registration number and registration date, or the application number and application date, related thereto, and the countries of filing; (iv) trade names; (v) social media accounts; and (vi) registered Internet domain names.  All renewal, maintenance and application fees required for the maintenance, registration or prosecution of any Owned Intellectual Property registrations, and applications therefor, have been paid to the extent due prior to the Closing.  Without limiting the generality of the foregoing, all assignments from Persons necessary or appropriate to vest ownership in the Company or any of its Subsidiaries of any Owned Intellectual Property have been obtained and recorded.  The registrations of all of the Owned Intellectual Property, all of which are set forth on Section 4.10(b) of the Disclosure Schedule, are valid and in full force and effect.  All of the rights within the Owned Intellectual Property are valid and subsisting in all material respects.  Neither the Company nor any of its Subsidiaries is subject to any order, injunction, judgment, decree, determination, ruling, writ, assessment or arbitration or award of a Governmental Body that restricts or impairs the use of any Owned Intellectual Property as currently used in the Company’s business.  No registered Marks included in the Owned Intellectual Property have been unused for more than three (3) years.  The Company and its Subsidiaries do not have any material unregistered trademarks or copyrights.

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(c)           The Owned Intellectual Property and the Licensed Intellectual Property include all Intellectual Property necessary to the operation of the Company’s business as presently conducted.  Neither the execution, delivery or performance of this Agreement or any of the other Transaction Documents nor the consummation of any of the transactions contemplated hereby or thereby will result in the release, disclosure or delivery of any Owned Intellectual Property or Licensed Intellectual Property, by or to any escrow agent or other Person, or in the grant, assignment or transfer to any other Person of any license or other right to any Owned Intellectual Property or Licensed Intellectual Property, or in the termination or modification of (or right to terminate or modify) any Owned Intellectual Property or Licensed Intellectual Property.

(d)           Section 4.10(d) of the Disclosure Schedule identifies each agreement pursuant to which the Company or any of its Subsidiaries has been granted a license to use any Licensed Intellectual Property.  Section 4.10(d) of the Disclosure Schedule identifies each agreement or arrangement pursuant to which any Person has been granted any license by the Company or any of its Subsidiaries under, or otherwise has received or acquired from, the Company or any of its Subsidiaries any right (whether or not currently exercisable) or interest in, including the right to use, any Owned Intellectual Property, including through non-assertion, settlement or similar agreements or otherwise.  Subject to the foregoing agreements or arrangements, the Company and its Subsidiaries own all right, title and interest in and to the Owned Intellectual Property, and have the right to use the Licensed Intellectual Property (subject, in each case, to any applicable license to the Company or any of its Subsidiaries covering such Licensed Intellectual Property), free and clear of all Liens.  The Company and its Subsidiaries have the sole and exclusive right to bring actions for infringement or unauthorized use of all of the Owned Intellectual Property.

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(e)           The Company and its Subsidiaries have taken commercially reasonable steps to maintain the confidentiality of its confidential or proprietary information.

(f)           No current or former member, stockholder, officer, consultant, manager, employee or vendor of the Company or any of its Subsidiaries has any ownership claim, ownership right (whether or not currently exercisable) or ownership interest in or to any Owned Intellectual Property.

(g)           The Company and its Subsidiaries have taken commercially reasonable steps to protect the Owned Intellectual Property.  The Company and its Subsidiaries have not received any opinion of counsel (whether internal or external, written or oral) relating to the patentability, infringement, validity or enforceability of any Owned Intellectual Property.  Except as set forth on Section 4.10(g) of the Disclosure Schedule, to the Knowledge of the Company, during the past five (5) years, no Person has infringed, misappropriated or otherwise violated, and no Person is currently infringing, misappropriating or otherwise violating, any Owned Intellectual Property or rights of the Company or any of its Subsidiaries in any Licensed Intellectual Property.

(h)           Except as set forth on Section 4.10(h) of the Disclosure Schedule, the use of the Owned Intellectual Property and, to the Knowledge of the Company, of the Licensed Intellectual Property, and the materials used in connection with any implied licenses, if used in the Company’s business, in accordance with the terms of the applicable licenses and in the manner currently used, will not infringe, misappropriate or violate any Intellectual Property rights of any other Person; no Proceeding alleging any such infringement, misappropriation or violation is pending or, threatened against the Company or any of its Subsidiaries.

(i)           No Proceeding is pending or threatened against the Company or any of its Subsidiaries (i) based upon, challenging or seeking to deny or restrict the use by the Company or any of its Subsidiaries of any of the Owned Intellectual Property, the Licensed Intellectual Property, any materials used in connection with any implied licenses, or challenging the validity or enforceability of its intellectual property rights therein; (ii) alleging that the Company or any of its Subsidiaries has infringed, misappropriated or otherwise violated, or is currently infringing, misappropriating or otherwise violating, any Intellectual Property right of any other Person; or (iii) alleging that any of the licenses listed on Section 4.10(d) of the Disclosure Schedule conflicts with the terms of any third-party license or any other agreement.  Neither the Company nor any of its Subsidiaries has received any written correspondence or opinion relating to potential infringement, misappropriation or violation (i) by the Company or any of its Subsidiaries of any Intellectual Property of any Person or (ii) by any Person of any of the Owned Intellectual Property or the Licensed Intellectual Property.

(j)           For the avoidance of doubt, the foregoing representations and warranties apply with respect to the United States and each foreign jurisdiction in which the Company’s business is conducted in any manner or in which the Company or any Subsidiary thereof, uses, or holds for use, any Owned Intellectual Property.

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4.11.           Litigation.  Except as set forth on Section 4.11 of the Disclosure Schedule, (a) there are no investigations or reviews pending or, to the Company’s Knowledge, threatened against the Company or its Subsidiaries or any of their properties or assets by any Governmental Body, and (b) there are no Proceedings pending or, to the Company’s Knowledge, threatened against the Company or its Subsidiaries, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if determined adversely to the Company or its Subsidiaries, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor its Subsidiaries is subject to any outstanding judgment, order or decree of any court or Governmental Body.

4.12.           Employee Benefit Plans.

(a)           Section 4.12(a) of the Disclosure Schedule sets forth a list of all Company Employee Plans.

(b)           The Company has made available to Purchaser copies or summaries, as of the date hereof, of all of the Company Employee Plans that have been reduced to writing (or a written summary of any Company Employee Plan that is not in writing) and a copy of each material document, if any, prepared in connection with each such Company Employee Plan, including, without limitation (i) a copy of each trust or other funding arrangement, (ii) each summary plan description and summary of material modifications, (iii) the most recent annual report (Form 5500 Series 1 and all schedules and financial statements attached thereto), if any, required under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), the Code or other applicable law in connection with each Company Employee Plan, (iv) the most recently received IRS determination letter for each Company Employee Plan intended to qualify under ERISA or the Code, and (v) the most recently prepared actuarial report, if any, and financial statement in connection with each such Company Employee Plan.

(c)           (i) Each Company Employee Plan has been operated in all material respects in accordance with its terms and the requirements of all applicable laws including, without limitation, ERISA and the Code, and (ii) the Company and each of its Subsidiaries has performed all obligations required to be performed by them under, are not in any respect in default under or in violation of, and have no Knowledge of any default or violation by any party to, any Company Employee Plan.  No action, claim or proceeding is pending, or to the Company’s Knowledge threatened, with respect to any Company Employee Plan (other than claims for benefits in the ordinary course) and no fact or event exists that could give rise to any such action, claim or proceeding.  Neither the Company, any of its Subsidiaries nor any Person that is a member of the same controlled group as the Company or under common control with the Company within the meaning of Section 414 of the Code (each, an “ERISA Affiliate”) is subject to any penalty or Tax with respect to any Company Employee Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code.  Neither the Company nor any of its Subsidiaries nor any ERISA Affiliate has incurred any liability under, arising out of or by operation of Title IV of ERISA.

(d)           Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, either alone or together with another event, will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, forgiveness of indebtedness or otherwise) becoming due under any Company Employee Plan, whether or not such payment is contingent, (ii) increase any benefits otherwise payable under any Company Employee Plan or other arrangement, or (iii) result in the acceleration of the time of payment, vesting or funding of any benefits, whether or not contingent. No Company Employee Plan provides for a deferral of compensation that will be subject to the Taxes imposed by Section 409A of the Code due to the consummation of the transactions contemplated by this Agreement.

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(e)           Neither the Company nor any of its Subsidiaries maintains, contributes to, or in any way provides for any benefits of any kind to, or has any liability of any kind to any current or future retiree other than coverage mandated by law.

(f)           The Financial Statements include appropriate accruals for all obligations and liabilities under all Company Employee Plans, and all contributions, premiums or other amounts required to be paid or provided by any Person to or under any such Company Employee Plan have been duly made in accordance with the terms thereof.  No Company Employee Plan assets have been pledged as collateral for any loan, other than bona fide loans made to participants of any Company Employee Plan, or other obligation of any Person.  To the Company’s Knowledge, no act or event has occurred or circumstance exists that may result in a material increase in premium or benefit costs of any Company Employee Plan.  No Company Employee Plan has been declared to be fully or partially terminated, nor has any act or event occurred pursuant to which any Company Employee Plan could be ordered to be terminated, in whole or in part, by any Governmental Body.

(g)           Neither the Company nor any of its Subsidiaries currently has any obligation to contribute to a “defined benefit plan” as defined in Section 3(35) of ERISA, a pension plan subject to the funding standards of Section 302 of ERISA or Section 412 of the Code or a “multiemployer plan” as defined in Section 3(37) of ERISA or Section 414(f) of the Code.

(h)           Each Company Employee Plan that is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code has timely received a favorable determination letter from the IRS covering all of the provisions applicable to the Plan for which determination letters are currently available that the Company Employee Plan is so qualified.  Each trust established in connection with any Company Employee Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that it is so exempt.

(i)           With respect to the Company Employee Plans, all required contributions of the Company or its Subsidiaries have been made or properly accrued.

(j)           Neither the Company, nor any of its Subsidiaries, has made any promises or commitments to create any additional plan, or to modify or change in any material way any existing Company Employee Plan.

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(k)           No amounts payable under any Company Employee Plan or otherwise will fail to be deductible for federal income tax purposes by virtue of Section 280G of the Code.  No Company Employee Plan provides any Company employee, officer, director, consultant or other service provider or stockholder of the Company or any of its Subsidiaries with any amount of additional compensation if such individual is provided amounts subject to excise or additional taxes imposed under Section 4999 of the Code.

4.13.           Insurance.  Section 4.13 of the Disclosure Schedule lists each insurance policy maintained by the Company or its Subsidiaries.  All such insurance policies: (i) are in full force and effect; (ii) are sufficient for compliance by the Company and its Subsidiaries with applicable requirements of law and of all contracts to which any is a party; (iii) are valid policies enforceable against the insurer, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing; and (iv) provide adequate insurance coverage for the business and material properties of the Company and its Subsidiaries.  All premiums with respect to such insurance policies have been paid on a timely basis and no notice of cancellation or termination has been received by the Company or any of its Subsidiaries with respect to any such policy. There are no pending claims against such insurance by the Company or any of its Subsidiaries as to which the insurer has denied coverage or otherwise reserved rights. To the Company’s Knowledge, neither the Company nor its Subsidiaries is in material default with respect to its obligations under any such insurance policies.

4.14.           Compliance with Laws; Permits.

(a)           To the Company’s Knowledge, the Company and its Subsidiaries are in compliance with all applicable laws and regulations of foreign, federal, state and local governments and all agencies of such federal, state and local governments, except where the failure to comply would not reasonably be expected to have a Material Adverse Effect, and no investigation or review by any Governmental Body with respect to the Company or its Subsidiaries is pending or threatened. Neither the Company nor any of its Subsidiaries has received notice of the violation of any such laws and regulations.

(b)           Section 4.14(b) of the Disclosure Schedule sets forth a true, correct and complete list of all Permits that are required for the operation of the Company’s and its Subsidiaries’ businesses as currently conducted. All Permits are valid, binding and in full force and effect. The Company or any of its Subsidiaries has not received any notice of default or violation of any Permit and, to the Company’s Knowledge, neither the Company nor any of its Subsidiaries is in default or violation, and no event has occurred which, with notice or the lapse of time, or both, would constitute a default or violation, of any term, condition or provision of any such Permit, which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(c)           The Company and its Subsidiaries have timely filed or furnished all forms, documents and reports required to be filed or furnished by them with any Governmental Body as of the date of this Agreement, except where the failure to so file or furnish would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

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(d)           To the Company’s Knowledge there is no action, nor any allegation made by any Governmental Body of any action, nor has the Company, any of its Subsidiaries, any of their respective officers or managers or any of the Company’s Affiliates taken any action, directly or indirectly, (i) that would constitute a violation by such Persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, or (ii) that would constitute an offer to pay, a promise to pay or a payment of money or anything else of value, or an authorization of such offer, promise or payment, directly or indirectly, to any employee, agent or representative of another company or entity in the course of their business dealings with the Company or any of its Subsidiaries, in order to unlawfully induce such person to act against the interest of his or her employer or principal.  There are no current, pending, or, to the Company’s Knowledge, threatened charges, proceedings, investigations, audits, or complaints against the Company or any of its Subsidiaries or, to the Company’s Knowledge, any director, officer, agent, employee or Affiliate of the Company, with respect to the FCPA or any other anti-corruption law.

(e)           None of the Company, any of its Subsidiaries, any of their respective officers or directors, or any of the Company’s Affiliates (i) appears on the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”) or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation, (ii) is otherwise a party with whom, or has its principal place of business or the majority of its business operations (measured by revenues) located in a country in which, transactions are prohibited by (A) United States Executive Order 13224, Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism, (B) the United States Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, (C) the United States Trading with the Enemy Act of 1917, as amended, (D) the United States International Emergency Economic Powers Act of 1977, as amended, (E) the foreign asset control regulations of the United States Department of the Treasury, or (F) any equivalent foreign laws or rules applicable to the Company or any of its Subsidiaries, (iii) has been convicted of or charged with a felony relating to money laundering, or (iv) to the Knowledge of the Company, is under investigation by any Governmental Body for money laundering.

4.15.           Privacy; Data Security. The Company’s websites provide notice of its privacy and data security practices (each such notice to be defined as a “Privacy Policy”), which Privacy Policies do not contain any material misstatements or omissions of the Company’s privacy practices or practices concerning the collection, use, protection and disclosure of Personal Information or Non-Personal Information.  The Company and, to the Company’s Knowledge, all third parties acting on the Company’s behalf or having authorized access to the Company’s Books and Records have complied in all material respects with all applicable laws relating to: (i) the privacy of users of (including Internet users who view or interact with) all of the websites and other electronic resources and platforms of the Company or third parties acting on the Company’s behalf or having authorized access to the Company’s Books and Records, (ii) the collection, use, storage, retention, disclosure, and disposal of any Personal Information or Non-Personal Information collected by the Company or by third parties acting on the Company’s behalf or having authorized access to the Company’s Books and Records or otherwise provided to the Company; or (iii) the security of Personal Information to which the Company or third parties acting on the Company’s behalf or otherwise having authorized access to the Company’s Books and Records have access or otherwise collect or handle, including, to the extent subject thereto, to the Network Advertising Initiative’s Self-Regulatory Code of Conduct (2008), the Digital Advertising Alliance’s Self-Regulatory Principles for Online Behavioral Advertising, and the Federal Trade Commission’s Principles for the Self Regulation of Online Behavioral Advertising (2010).  No Proceedings have been asserted or, to the Company’s Knowledge, are threatened against the Company by any Person alleging a violation of any Person’s privacy, personal or confidentiality rights under the Company’s Privacy Policies or any applicable law.  Neither this Agreement nor the transactions contemplated hereby, including any disclosures of data, will violate the Company’s Privacy Policies as they currently exist or as they existed at any time during which any of the Personal Information or Non-Personal Information was collected or obtained.  To the Company’s Knowledge, there has been no unauthorized access to or unauthorized disclosure or use of Personal Information owned or licensed by the Company or in the Company’s possession or control by or to any third party.

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4.16.           Environmental Compliance and Conditions.  Except as set forth on Section 4.16 of the Disclosure Schedule:

(a)           The Company and its Subsidiaries are, and for the past ten (10) years have been, in compliance with all Environmental Laws, except where the failure to comply would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b)           The Company and its Subsidiaries have obtained and are in compliance with all authorizations, licenses and permits required under Environmental Law to operate at the Leased Real Property and to carry on its businesses as now conducted, except where the failure to comply would not reasonably be expected to have a Material Adverse Effect.

(c)           During the past six (6) years, neither the Company nor its Subsidiaries have received any written notice from any Governmental Body regarding any actual or alleged violation of Environmental Laws, or any liabilities or potential liabilities for investigation costs, cleanup costs, response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees under Environmental Laws.

(d)           Neither the Company nor its Subsidiaries have disposed of or released any Hazardous Substance on the Leased Property so as to give rise to liability for investigation costs, cleanup costs, response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees under Environmental Laws, which would reasonably be expected to have a Material Adverse Effect.

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(e)           The representations and warranties in this Section 4.16 are the sole and exclusive representations and warranties of the Sellers or the Company concerning environmental matters including, without limitation, matters arising under Environmental Laws.

4.17.           Affiliated Transactions.

(a)           Except as set forth on Section 4.17(a) of the Disclosure Schedule, no officer, manager, member or Affiliate of the Company or its Subsidiaries, no Seller or Affiliate thereof, and to the Company’s Knowledge, no individual in any such Person’s immediate family, is a party to any agreement, contract, commitment or transaction with the Company or its Subsidiaries or has any interest in any property used by the Company or its Subsidiaries (each, a “Related Party Agreement”).

(b)           Following Closing, the Company and its Subsidiaries shall not have any continuing obligations under any Related Party Agreement other than such agreements set forth on Section 4.17(b) of the Disclosure Schedule.

4.18.           Employment and Labor Matters.

(a)           Except as set forth on Section 4.18 of the Disclosure Schedule, (i) neither the Company nor its Subsidiaries are a party to or bound by any collective bargaining agreement, nor has it experienced any strike or material grievance, claim of unfair labor practices, or other collective bargaining dispute within the past three (3) years, and (ii) there are no material disputes pending or, to the Company’s Knowledge, threatened, between the Company (or its Subsidiaries) and any of its employees.

(b)           The Company and its Subsidiaries (i) are in material compliance with all applicable laws regarding employment and employment practices, including, without limitation, all applicable laws regarding terms and conditions of employment, health and safety, wages and hours, child labor, immigration, employment discrimination, equal employment opportunity, affirmative action, plant closures and layoffs, workers’ compensation, labor relations, disability rights or benefits, employee leave issues, worker classification, and unemployment insurance, (ii) have not received any written notice of the intent of any Governmental Body responsible for the enforcement of any such laws to conduct an investigation with respect to or relating to any such laws, or any written notice that such investigation is in progress, and (iii) are not a party to, or otherwise bound by, any order of a Governmental Body relating to employees or employment practices.

4.19.           Books and Records.  The books of account and other Books and Records, all of which have been made available to Purchaser prior to the date hereof, are complete and accurate and have been maintained in accordance with sound business practice and applicable requirements of law and GAAP, consistently applied (subject in the case of the unaudited interim financial statements to (y) the absence of footnote disclosures and other presentation items and (z) changes resulting from year-end adjustments made in the Ordinary Course of Business).  The Company and its Subsidiaries maintain a system of internal accounting controls designed to provide reasonable assurance that (a) transactions are executed with management’s general or specific authorization, (b) transactions are recorded as necessary to permit preparation of financial statements of the Company and its Subsidiaries and to maintain accountability for assets, and (c) access to assets of the Company and its Subsidiaries is permitted only in accordance with management’s authorization.

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4.20.           Brokerage and Expenses.  Except for Piper Jaffray Companies, no Person has acted, directly or indirectly, as a broker, finder, agent, investment banker or financial advisor for Company or its Subsidiaries and no Person other than Piper Jaffray Companies is entitled to any fee or commission or like payment from Company or its Subsidiaries in connection with the transactions contemplated by this Agreement.

5.           REPRESENTATIONS AND WARRANTIES OF PURCHASER.

Purchaser represents and warrants to the Sellers and the Company, as of the date of this Agreement, as follows:

5.1.           Organization and Power.  Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware, with full corporate power and authority to enter into this Agreement and perform its obligations under this Agreement.

5.2.           Authorization; Valid and Binding Agreement.  The execution, delivery and performance of this Agreement and each other Transaction Document by Purchaser and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all requisite action on the part of Purchaser, and no other proceedings on Purchaser’s part are necessary to authorize the execution, delivery or performance of this Agreement and each other Transaction Document.  This Agreement has been, and each of the other Transaction Documents has been or will be at or prior to the Closing, duly executed and delivered by Purchaser, and assuming that this Agreement and each other Transaction Document is a valid and binding obligation of the Sellers and the Company, this Agreement constitutes, and each other Transaction Document will constitute, a legal, valid and binding obligation of Purchaser, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy laws, other similar laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies.

5.3.           Valid Issuance of Shares.  The Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Documents and applicable state and federal securities laws.  The sale and issuance of the Shares to be issued pursuant to and in conformity with the terms of this Agreement and the issuance of the Shares, if any, to be issued upon exercise of the Warrants, will be issued in compliance with all applicable federal and state securities laws.  The Shares issuable upon exercise of the Warrants have been duly reserved for issuance, and upon issuance in accordance with the terms of Purchaser’s certificate of incorporation, as amended, will be duly authorized, validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Documents and applicable federal and state securities laws.  The Shares will be issued in compliance with all applicable federal and state securities laws.

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5.4.           Disclosure; Non-Public Information.  Purchaser will file a Current Report on Form 8-K describing the material terms and conditions of this Agreement in accordance with the rules of the Securities and Exchange Commission. There is no adverse material information regarding Purchaser that has not been publicly disclosed prior to the date hereof. Purchaser understands and confirms that the Sellers will rely on the foregoing representations and covenants in effecting transactions in securities of Purchaser.  All disclosure provided to the Sellers regarding Purchaser, its business and the transactions contemplated hereby, furnished by or on behalf of Purchaser with respect to the representations and warranties made herein are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.  Purchaser has timely made all filings required by the Securities Exchange Act of 1934, as amended, and such filings do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Purchaser is eligible to use Form S-3 to register its securities, subject to certain limitations.

5.5.           No Breach.  Purchaser is not subject to or obligated under its certificate of incorporation, its bylaws or any other applicable governing documents, any applicable law, or rule or regulation of any Governmental Body, or any material agreement or instrument, or any license, franchise or permit, or any order, writ, injunction or decree, which would be breached or violated in any material respect by its execution, delivery or performance of this Agreement.

5.6.           Consents, etc.  Purchaser is not required to submit any notice, report or other filing with any governmental authority in connection with the execution, delivery or performance by it of this Agreement or the consummation of the transactions contemplated by this Agreement, and no consent, approval or authorization of any governmental or regulatory authority or any other party or Person is required to be obtained by Purchaser in connection with its execution, delivery and performance of this Agreement or the consummation of the transactions contemplated by this Agreement.

5.7.           Litigation.  (a) There are no investigations or reviews pending or, to the Purchaser’s Knowledge, threatened against Purchaser or any of its properties or assets by any Governmental Body, and (b) there are no Proceedings pending or, to Purchaser’s Knowledge, overtly threatened against or affecting Purchaser at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if determined adversely to Purchaser, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.  Purchaser is not subject to any outstanding judgment, order or decree of any court or Governmental Body.

5.8.           Brokerage.  No Person has acted, directly or indirectly, as a broker, finder, agent, investment banker or financial advisor for Purchaser or its Affiliates and no Person is entitled to any fee or commission or like payment from Purchaser or its Affiliates in connection with the transactions contemplated by this Agreement.

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5.9.           Investment Representation.  Purchaser is acquiring the Units for its own account with the present intention of holding such securities for investment purposes and not with a view to, or for sale in connection with, any distribution of such securities in violation of any federal or state securities laws.  Purchaser is an “accredited investor” as defined in Regulation D promulgated by the Securities and Exchange Commission under the Securities Act.  Purchaser acknowledges that it is informed as to the risks of the transactions contemplated by this Agreement and of ownership of the Units.  Purchaser acknowledges that the Units have not been registered under the Securities Act, or any state or foreign securities laws and that the Units may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of unless such transfer, sale, assignment, pledge, hypothecation or other disposition is pursuant to the terms of an effective registration statement under the Securities Act and the Units are registered under any applicable state or foreign securities laws or sold pursuant to an exemption from registration under the Securities Act, and any applicable state or foreign securities laws.

5.10.           Financing.  Subject to its obtaining the Committed Financing, Purchaser has, or will have as of the Closing Date, the financial capability and all of the funds (or commitments for all of the funds) required in order to complete this transaction, on the terms contained in this Agreement.  Purchaser has no reason to believe that such funds shall not be available, and Purchaser has not made, and will not make prior to the Closing Date, any material misrepresentation with respect to Purchaser in connection with obtaining such funds.  Purchaser has no reason to believe that there are any conditions to the payment of such funds or the drawing of credit facilities that cannot be satisfied by Purchaser as of the Closing Date.

5.11.           Insurance.  From and after the Closing Date and continuing for a period of twenty-four (24) months following the Closing Date, Purchaser shall cause the Company and its Subsidiaries to maintain professional liability insurance coverage and comprehensive and general liability insurance coverage on commercially reasonable terms and in amounts reasonably consistent with coverage maintained by other Persons in the industries in which the Company or its Subsidiaries conduct its business.

6.           PRE-CLOSING COVENANTS.

6.1.           Conduct of the Business.  From the date of this Agreement until the Closing Date, except as otherwise provided for by this Agreement or consented to in writing by Purchaser or as required by applicable law:

(a)           the Company and its Subsidiaries shall (i) carry on their business in the Ordinary Course of Business, (ii) use commercially reasonable efforts to preserve intact their business organization and assets and maintain the existing relations with customers, suppliers, creditors, business partners, insurers, licensees and others having business dealings with them, (iii) use commercially reasonable efforts to keep available the services of their officers, Key Employees and material consultants, (iv) use reasonable efforts to insure a continuing business relationship with the Company’s existing airline partners, and (v) respond to reasonable inquiries of Purchaser concerning matters relating to the business and the operations of the Company or any of its Subsidiaries;

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(b)           without limiting the generality of the foregoing, except as required by the transactions contemplated by the Transaction Documents, neither the Company nor any of its Subsidiaries will:

(i)           declare, make or pay any distributions to any holder of Units or any other ownership interest in the Company other than tax distributions expressly provided for in the Company Operating Agreement;

(ii)          issue, sell, redeem, repurchase, acquire, pledge or otherwise permit any Lien (other than any listed in the definition of Permitted Liens) upon, or authorize the issuance, sale, redemption, repurchase, acquisition, pledge or other Lien (other than any listed in the definition of Permitted Liens) of, any equity interests, notes, bonds or other securities (or any option, warrant or other right to acquire the same or any securities convertible into or exchangeable for the same);

(iii)         (1) acquire (including by merger, consolidation, or acquisition of stock or other securities or equity interests or all or substantially all of the assets or any other business combination) or make any loan, advance, capital contribution to, or investment in, any Person (other than advances to employees for business expenses in the Ordinary Course of Business), or otherwise acquire any assets or properties (other than inventory or general business supplies in the Ordinary Course of Business), (2) sell, lease, transfer, or otherwise dispose of any assets or properties (other than in the Ordinary Course of Business), or (3) incur, permit or suffer to exist any Lien on any asset or property (other than any listed in the definition of Permitted Liens);

(iv)         amend or restate any of its organizational documents;

(v)          except as required by applicable law or any Company Employee Plan as in existence on the date hereof, (1) grant or announce any increase in any of the wages, salaries, bonuses, pension, severance, welfare, compensation or other benefits payable to any officer, employee, manager or director in excess of $10,000 individually, or $100,000 in the aggregate, (2) pay any discretionary bonus to any officer, employee, manager or director in excess of $5,000 individually, or $25,000 in the aggregate, (3) establish, enter into, adopt, amend or terminate any Company Employee Plan or employment or change of control agreement to the extent applicable to any officer, employee, manager or director or amend the terms of any outstanding equity-based awards, (4) take any action to accelerate the vesting or payment, or fund or in any other way secure the payment, of compensation or benefits under any Company Employee Plan to the extent applicable to any officer, employee, manager or director, (5) enter into or make any loans to any officer, employee, manager or director or make any change in its existing borrowing or lending arrangements for or on behalf of any of such Person, whether pursuant to a Company Employee Plan or otherwise, or (6) enter into, adopt or amend any severance, retention bonus or change of control agreement with any officer, employee, manager or director;

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(vi)         enter into any Related Party Agreement;

(vii)        split, combine or reclassify the Units or any other equity interest in the Company, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any such Units or other equity interest;

(viii)       dissolve, wind-up or liquidate;

(ix)          adopt or implement any change in any policies or practices with regard to the extension of discounts or credit to customers, collection of receivables from customers, or delay any payables;

(x)           enter into, adopt, amend or terminate any collective bargaining agreement or arrangement or any agreement or arrangement with any labor union;

(xi)          except in the Ordinary Course of Business, grant or acquire from any Person, or dispose of or permit to lapse, any rights to any Intellectual Property;

(xii)         except in the Ordinary Course of Business, compromise, settle or agree to settle any one or more legal Proceedings for any amount exceeding $50,000 individually, or $100,000 in the aggregate, or institute any legal Proceeding;

(xiii)        except in the Ordinary Course of Business, enter into, adopt, amend or terminate any Company Contract, or waive, release or assign any rights thereunder;

(xiv)       fail to file any Tax Return that is due, file any amendment to any Tax Return or make any election relating to Taxes, change any election relating to Taxes already made, adopt or change any accounting method relating to Taxes, enter into any closing agreement relating to Taxes, settle any claim or assessment relating to Taxes or consent to any claim or assessment relating to Taxes or any waiver of the statute of limitations for any such claim or assessment;

(xv)        take, or agree or commit to take, any action that (1) would be reasonably likely to result in any of the conditions to Closing not being satisfied, or would make any representation or warranty of the Company or any Seller contained herein inaccurate at, or as of any time prior to, the Closing Date, or (2) would materially delay or impair the ability of the Company or any of the Sellers to consummate the Closing in accordance with the terms hereof;

(xvi)       satisfy or discharge any liabilities (including accounts payable) other than on a timely basis in the Ordinary Course of Business;

(xvii)      close or reduce any of its activities or effect any layoff or personnel reduction other than in the Ordinary Course of Business;

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(xviii)     establish any Subsidiary or enter into any new line of business;

(xix)        incur or assume any liabilities, other than trade payables incurred in the Ordinary Course of Business, or assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for any liabilities of any other Person;

(xx)         make any capital expenditures in excess of $25,000 individually, or $100,000 in the aggregate;

(xxi)        fail to maintain its Books and Records in the usual manner consistent with past practice or make any change in the accounting principles used by it, except as required by GAAP; or

(xxii)       agree to take any of the actions specified in this Section 6.1(b).

6.2.           Access to Books and Records.  From the date of this Agreement until the Closing Date, the Company shall, subject to Section 7.6, provide Purchaser and its authorized representatives (“Purchaser’s Representatives”) with reasonable access during normal business hours and upon reasonable notice, to the offices, properties, personnel, agents (including auditors), Books and Records of the Company and its Subsidiaries, in order for Purchaser to have the opportunity to make such investigation as it shall reasonably desire to make of the affairs of the Company.  Purchaser acknowledges that it is and remains bound by that certain Nondisclosure Agreement, dated April 24, 2015, between Purchaser and the Company (the “Confidentiality Agreement”).

6.3.           Commercially Reasonable Efforts; Further Assurances; Cooperation.  Subject to the other provisions hereof, each Party shall use its commercially reasonable efforts to perform its obligations hereunder and to take, or cause to be taken, and do, or cause to be done, all things necessary, proper or advisable under applicable law to satisfy all conditions to its obligations hereunder and to cause the transactions contemplated herein to be effected as soon as practicable in accordance with the terms of this Agreement and shall cooperate fully with each other Party and its officers, directors, employees, agents, counsel, accountants and other designees in connection with any step required to be taken as a part of its obligations hereunder, including the following:

(a)           Each Party promptly shall make all filings and submissions and shall take all other actions necessary, proper or advisable under applicable laws to obtain any required approval of any Governmental Body with jurisdiction over the transactions contemplated by this Agreement. Each Party shall furnish to the appropriate Governmental Body all information required for any application or other filing to be made pursuant to any applicable law in connection with the transactions contemplated by this Agreement. Each of the Parties shall cooperate with the other Parties in promptly filing any other necessary applications, reports or other documents with any Governmental Body having jurisdiction with respect to this Agreement and the transactions contemplated hereby, and in seeking necessary consultation with and prompt favorable action by such Governmental Body.

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(b)           In the event any claim, action, suit, investigation or other Proceeding by any Governmental Body or other Person is commenced that questions the validity or legality of the transactions contemplated by this Agreement or seeks damages in connection therewith, the Parties shall (i) cooperate and use all commercially reasonable efforts to defend against such claim, action, suit, investigation or other Proceeding, (ii) in the event an injunction or other order is issued in any such action, suit or other Proceeding, use all commercially reasonable efforts to have such injunction or other order lifted, and (iii) cooperate reasonably regarding any other impediment to the consummation of the transactions contemplated by this Agreement.

(c)           Each Party shall promptly notify the other Parties of any written notice or other communication received by such Party from any Governmental Body in connection with the transactions contemplated hereby, and to the extent reasonably practicable, all discussions, telephone calls and meetings with a Governmental Body regarding the transactions contemplated by this Agreement shall include representatives of the Company and Purchaser.

(d)           Purchaser shall use commercially reasonable efforts to (x) obtain the Committed Financing on the terms and conditions reasonably acceptable to Purchaser, including using commercially reasonable efforts to: (i) enter into definitive agreements with respect to the Committed Financing; (ii) satisfy (or obtain a waiver) on a timely basis of all conditions in such definitive agreements (within Purchaser’s control); and (iii) consummate the Committed Financing at or prior to Closing.  Purchaser shall not and shall not permit any of its Affiliates to, without the prior written consent of the Company, take or fail to take any action that could reasonably be expected to materially impair, delay or prevent consummation of the Committed Financing.  In the event any portion of the Committed Financing expires or is terminated or otherwise becomes unavailable on the terms and conditions reasonably acceptable to Purchaser, Purchaser shall thereafter use its commercially reasonable efforts to arrange to obtain alternative financing, including from alternative sources, on terms reasonably acceptable to Purchaser, as promptly as practicable following the occurrence of such event. Purchaser shall keep the Company informed on a reasonably current basis in reasonable detail of the status of its efforts to arrange the financing.

(e)           The Company shall provide the required written notices with respect to each agreement set forth in Section 4.3(b) of the Disclosure Schedule under the header “Contracts Requiring Prior Written Notice”, and shall use its commercially reasonable efforts to obtain the required written consents with respect to each agreement set forth in Section 4.3(b) of the Disclosure Schedule under the header “Contracts Requiring Prior Written Consent” and shall use its commercially reasonable efforts to obtain a written waiver of any termination right triggered by the transactions contemplated under this Agreement with respect to each agreement set forth in Section 4.3(b) of the Disclosure Schedule under the header “Contracts that may Terminate upon a Change of Control”.

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6.4.           Exclusive Dealing.  During the period from the date of this Agreement through the Closing Date or the earlier termination of this Agreement pursuant to Section 8.1 of this Agreement, neither any Seller nor the Company shall (and shall cause their respective managers, members, directors, officers, Affiliates, employees, representatives and agents not to), directly or indirectly, take or permit any other Person on its behalf to take any action to solicit, encourage, initiate or engage in discussions or negotiations with, or provide any information to, any Person (other than Purchaser and Purchaser’s Representatives) concerning any purchase of any Units or other equity interests in the Company or any of its Subsidiaries, any merger involving the Company or any of its Subsidiaries, any sale of a material portion of the assets of the Company or any of its Subsidiaries, or any other similar transaction involving the Company or any of its Subsidiaries (other than the sale of assets and other conduct in the Ordinary Course of Business).

6.5.           Notification.  From the date of this Agreement until the Closing Date, the Company shall disclose to Purchaser in writing (in the form of an updated Disclosure Schedule) any material variances from the representations and warranties contained in Section 3 or Section 4 of this Agreement and of any other fact or event that would cause or constitute a breach of the covenants in this Agreement made by the Company or the Sellers, in each case promptly upon discovery.  Such disclosures shall amend and supplement the Disclosure Schedule delivered on the date of this Agreement and attached to this Agreement; provided that, such disclosures shall not be deemed to amend and supplement the Disclosure Schedule for purposes of the conditions to Closing set forth in Section 2.2(a) above or Purchaser’s ability to terminate this Agreement pursuant to Section 8.1(b) below.

7.           COVENANTS OF PURCHASER.

7.1.           Access to Books and Records.  Unless otherwise consented to in writing by the Seller Representative, Purchaser shall not, and shall not permit the Company to, for a period of five (5) years following the Closing Date, destroy, alter or otherwise dispose of any Books and Records of the Company or its Subsidiaries, or any portions of such Books and Records, relating to periods prior to the Closing Date without first giving reasonable prior notice to the Seller Representative and offering to surrender to the Seller Representative (on behalf of the Sellers) such Books and Records or such portions of such Books and Records.

7.2.           Notification.  From the date of this Agreement until the Closing Date, Purchaser shall disclose to the Company in writing any material variances from Purchaser’s representations and warranties contained in Section 5 of this Agreement promptly upon discovery; provided that, such disclosures shall not be deemed to have any effect for purposes of the conditions to closing set forth in Section 2.2(b) above or the Company’s ability to terminate this Agreement pursuant to Section 8.1(c) below. Purchaser shall promptly notify the Company if Purchaser obtains Knowledge that the representations and warranties of Sellers or the Company in this Agreement and the Company’s Disclosure Schedule to this Agreement are not true and correct in all material respects, or if Purchaser obtains Knowledge of any material errors in, or omissions from, the Disclosure Schedule to this Agreement.

7.3.           Employment and Benefit Arrangements.  Purchaser shall take all actions required so that eligible employees of the Company or its Subsidiaries shall receive service credit for all purposes under any successor employee benefit plans and arrangements sponsored by Purchaser.  To the extent that Purchaser modifies any coverage or benefit plans under which the employees of the Company or its Subsidiaries participate, Purchaser shall waive any applicable waiting periods, pre-existing conditions or actively-at-work requirements and shall give such employees credit under the new coverages or benefit plans for deductibles, co-payments and out-of-pocket payments that have been paid during the year in which such coverage or plan modification occurs.  This Section 7.3 shall survive the consummation of the transactions contemplated by this Agreement and shall be binding on all successor and assigns.

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7.4.           Conditions.

(a)           Purchaser shall use commercially reasonable efforts to cause the conditions set forth in Section 2.3 of this Agreement to be satisfied and to consummate the transactions contemplated in this Agreement.

(b)           Without limiting the generality of the obligations set forth in Section 7.4(a) above, Purchaser shall use its commercially reasonable efforts to enter into agreements for the Committed Financing as soon as reasonably practicable.  Purchaser shall use its commercially reasonable efforts to, and shall use its commercially reasonable efforts to cause Purchaser’s Representatives to, deliver all documents and instruments reasonably necessary to satisfy the conditions set forth in any agreements concerning the Committed Financing and assist with the syndication or marketing of the financing contemplated by any such agreements, as applicable.

(c)           Without limiting the generality of the obligations set forth in Section 7.4(a) above, Purchaser shall use its reasonable efforts to enforce its rights under the Voting Agreement to cause each Key Stockholder to comply with its obligations thereunder.

7.5.           Director and Officer Indemnification.

(a)           Purchaser agrees that (i) the certificate of formation and the operating agreement of the Company and its Subsidiaries after the Closing shall contain provisions with respect to indemnification and exculpation from liability that are at least as favorable to the beneficiaries of such provisions as those provisions that are set forth in the certificate of formation and operating agreement or comparable organizational documents of the Company and its Subsidiaries immediately prior to Closing, which provisions shall not be amended, repealed or otherwise modified for a period of six (6) years following the Closing Date in any manner that would adversely affect the rights thereunder of Persons who at or prior to the Closing were directors, officers, employees or agents of the Company or its Subsidiaries, unless such modification is required by applicable law and (ii) all rights to indemnification as provided in any indemnification agreements with any current or former directors, officers and employees of the Company or its Subsidiaries as in effect as of the Closing with respect to matters occurring at or prior to the Closing shall survive the Closing.

(b)           The Parties agree that the Company will purchase “tail” coverage for a period of six (6) years following the Closing Date under the directors and officers liability insurance policy of the Company, as in effect on the Closing Date. The aggregate amount necessary to purchase such “tail” coverage shall be referred to as the “D&O Tail Premium.”  The amount of the D&O Tail Premium will be split evenly between Purchaser and the Sellers.

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(c)           In the event Purchaser or the Company or any of their respective successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, Purchaser shall use its reasonable best efforts to ensure that proper provisions shall be made so that the successors and assigns of Purchaser or the Company assume the obligations set forth in this Section 7.5.

(d)           This Section 7.5, which shall survive the Closing, is intended to benefit any Person or entity referenced in this Section 7.5 or indemnified hereunder, each of whom may enforce the provisions of this Section 7.5 (whether or not parties to this Agreement). The obligations of Purchaser and the Company after Closing under this Section 7.5 shall not be terminated or modified in such a manner as to adversely affect any indemnitee to whom this Section 7.5 applies without the express written consent of such affected indemnitee (it being expressly agreed that the indemnities to whom this Section 7.5 applies shall be third party beneficiaries of this Section 7.5).

7.6.           Contact with Customers, Suppliers and Business Relations.  Prior to the Closing, Purchaser and Purchaser’s Representatives shall contact and communicate with the employees, customers, suppliers, lenders and other business relations of the Company or its Subsidiaries in connection with the transactions contemplated by this Agreement only with the prior written consent of the Company.

8.           TERMINATION.

8.1.           Termination.  This Agreement may be terminated at any time prior to the Closing:

(a)           by the mutual written consent of Purchaser and the Seller Representative (on behalf of the Sellers and the Company);

(b)           by Purchaser by written notice to the Seller Representative, if:

(i)           there has been a material violation or breach by the Company or the Sellers of any covenant, representation or warranty contained in this Agreement which has prevented the satisfaction of any condition to the obligations of Purchaser at the Closing and such violation or breach has not been waived by Purchaser or, in the case of a covenant breach, cured by the Company or the Sellers within ten (10) days after written notice of such breach from Purchaser;

(ii)          Purchaser has not obtained, or it becomes apparent that Purchaser will not obtain on or prior to the Outside Closing Date, the Committed Financing, unless such failure shall be due to the failure of Purchaser to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing.

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(c)           by the Seller Representative (on behalf of the Sellers and the Company) by written notice to Purchaser, if:

(i)           there has been a material violation or breach by Purchaser of any covenant, representation or warranty contained in this Agreement which has prevented the satisfaction of any condition to the obligations of the Company and the Sellers at the Closing and such violation or breach has not been waived by the Seller Representative or, in the case of a covenant breach, cured by Purchaser within ten (10) days after written notice of such breach by the Seller Representative; provided that, neither a breach by Purchaser of Sections 5.10 or 7.4(b) of this Agreement nor the failure to deliver the full consideration payable pursuant to Section 1 under this Agreement at the Closing as required under this Agreement shall be subject to cure unless otherwise agreed to in writing by the Seller Representative; or

(ii)          Purchaser has failed to close the transactions contemplated by this Agreement by the Outside Closing Date notwithstanding the fact that all conditions in favor of the Purchaser have been satisfied or waived by Purchaser, other than the condition in favor of Purchaser at Section 2.2(d) (other than conditions that by their natures are to be satisfied at Closing and that would be capable of being satisfied if there were a Closing), or Purchaser fails to deliver the full consideration payable pursuant to Section 1 under this Agreement at the Closing on or prior to the Outside Closing Date.

(d)           by Purchaser or the Seller Representative (on behalf of the Sellers and the Company) by written notice to the other, if:

(i)           any ruling, judgment, injunction, order or decree (whether or not final and nonappealable) of any Governmental Body having competent jurisdiction is entered into pursuant to any provision of any antitrust statute or regulation making illegal or otherwise enjoining the consummation of the transaction substantially on the terms contemplated by this Agreement; or

(ii)          the transactions contemplated by this Agreement have not been consummated on or prior to the Outside Closing Date; provided that, neither Purchaser nor the Seller Representative shall be entitled to terminate this Agreement pursuant to this Section 8.1(d)(ii) if such Person’s (or the Company or any Seller’s, in the case of the Seller Representative) knowing or willful breach of this Agreement has prevented the consummation of the transactions contemplated by this Agreement.

8.2.           Effect of Termination.

(a)           Except as provided in Section 8.2(b) below, in the event of termination of this Agreement by either Purchaser or the Seller Representative as provided above, the provisions of this Agreement shall immediately become void and of no further force or effect (other than this Section 8.2 and Section 12 of this Agreement and the Confidentiality Agreement, which shall survive the termination of this Agreement in accordance with their terms), and there shall be no liability on the part of any of Purchaser, the Company, or the Sellers to one another, except for knowing or willful breaches of the covenants contained in this Agreement prior to the time of such termination.

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(b)

(i)           If this Agreement has been terminated pursuant to Section 8.1(b)(ii) or (c), then within five (5) days of such termination, Purchaser shall pay the Break Fee in readily available funds by wire transfer to the account(s) to be indicated in writing by the Seller Representative.  Notwithstanding anything to the contrary in this Agreement, the Parties hereto acknowledge and agree that, with respect to any termination of this Agreement under circumstances in which the Break Fee is payable pursuant to this Section 8.2(b), payment of the Break Fee shall be deemed to be liquidated damages for any and all losses or damages suffered or incurred by the Company and the Sellers any of their respective Affiliates or any other Person in connection with this Agreement and shall be the sole and exclusive remedy of the Company and the Sellers and their respective Affiliates against Purchaser and any of their former, current or future equity holders, managers, members, directors, officers, Affiliates, employees, representatives or agents (collectively, the “Related Parties”) for any loss relating to or arising out of this Agreement or the failure of the transactions contemplated by this Agreement to be consummated, and upon the Company’s receipt of the Break Fee, none of the Company, the Sellers, or Related Parties shall have any further liability or obligation relating to or arising out of this Agreement. Upon payment of the Break Fee by Purchaser to the Company, each Party agrees to cause any Proceeding pending by it or its Affiliates against the other Party or Parties, or any of its Related Parties relating to or arising out of this Agreement or arising from any claim or cause of action in law or equity for any loss suffered as a result of the failure of the transactions contemplated by this Agreement to be consummated to be dismissed with prejudice. The Parties acknowledge and agree that, in light of the difficulty of accurately determining actual damages with respect to the foregoing upon any termination of this Agreement under circumstances in which the Break Fee is payable pursuant to this Section 8.2(a), the right to such payment (i) constitutes a reasonable estimate of the damages that will be suffered by reason of any such termination of this Agreement, and (ii) shall be in full and complete satisfaction of any and all damages arising as a result of any such termination of this Agreement.  For the avoidance of doubt, in the event the Closing does not occur, in no event shall Purchaser or their Related Parties be subject to (nor shall the Company or Sellers or any of their respective Affiliates or any other Person seek to recover) monetary damages in excess of the Break Fee for any losses relating to or arising out of this Agreement or arising from any claim or cause of action in law or equity that the Company or Sellers or any of their respective Affiliates or any other Person may have for any loss suffered as a result of the failure of the transactions contemplated by this Agreement to be consummated.

(ii)          Notwithstanding anything to the contrary in this Agreement, Purchaser shall have the right, in its sole discretion, to extend the Outside Closing Date up to an additional fifteen (15) days by delivery of written notice to the Company and the Seller Representative identifying how many additional days Purchaser desires to extend the Outside Closing Date. For each day the Outside Closing Date is extended the Break Fee will increase by Sixty Thousand U.S. Dollars ($60,000).

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9.           SELLER REPRESENTATIVE.

9.1.           Designation.  Jim Gibson (the “Seller Representative”), is by this Agreement authorized to serve as the representative of each Seller with respect to the matters expressly set forth in this Agreement to be performed by the Seller Representative.  Notwithstanding anything to the contrary contained in this Agreement, the Seller Representative shall have no obligation to act on behalf of any Seller in connection with the matters set forth in this Agreement.

9.2.           Authority.  Each Seller, by his, her or its execution of this Agreement, hereby and thereby irrevocably appoints the Seller Representative as the agent, proxy and attorney-in-fact for such Seller for all purposes of this Agreement (including the full power and authority on such holder’s behalf (a) to consummate the transactions contemplated in this Agreement, (b) to pay such Person’s expenses incurred in connection with the negotiation and performance of this Agreement (whether incurred on or after the date of this Agreement), (c) to make any determinations and settle any matters in connection with the adjustment of the Aggregate Closing Consideration contemplated by Section 1.2 or the Aggregate Consideration under this Agreement, (d) to distribute any funds payable by Purchaser under this Agreement which are for the account of the Sellers pursuant to the provisions of Schedule 1.1, (e) to deduct and/or hold back any funds which may be payable to any Seller pursuant to the terms of this Agreement in order to pay, or establish a reserve for, any amount which may be payable by such Seller under this Agreement, (f) to resolve or settle any indemnification claim made by Purchaser against the Sellers, (g) to endorse and deliver any certificates or instruments representing the Units and execute such further instruments of assignment as Purchaser shall reasonably request, (h) to execute and deliver on behalf of such Seller any amendment to the terms of this Agreement, (i) to take all other actions to be taken by or on behalf of such Seller in connection herewith, (j) to retain funds for reasonably anticipated expenses and liabilities, and (k) to do each and every act and exercise any and all rights which such Seller or the Sellers collectively are permitted or required to do or exercise under this Agreement).  The Sellers and Purchaser agree that the Seller Representative may be reimbursed from amounts then payable to the Sellers out of the Escrow Account, promptly upon providing a reasonable accounting of such fees to the Sellers, and by joint written instruction to the Escrow Agent, for any fees or expenses incurred by the Seller Representative in exercising its authority under this Agreement and taking any actions pursuant to the terms and conditions of this Agreement or the other Transaction Documents, in an amount not to exceed $100,000.  For purposes of clarity, the Seller Representative may be reimbursed directly from the Sellers promptly upon providing a reasonable accounting of such fees to the Sellers. The Seller Representative may resign at any time, for any reason, by delivery of written notice to the Sellers. Upon any such resignation, the Sellers, by majority vote based upon their Percentage Interests, shall appoint a successor Seller Representative.

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9.3.           Exculpation.

(a)           Neither the Seller Representative nor any agent employed by it shall incur any liability to any other Person by virtue of the failure or refusal of the Seller Representative for any reason to consummate the transactions contemplated by this Agreement or relating to the performance of its other duties under this Agreement or any of its omissions or actions with respect to such matters.  For the avoidance of doubt, Purchaser shall be entitled to rely on the acts, to the extent authorized under this Agreement, of the Seller Representative.

(b)           The Seller Representative shall have no obligations to make any payments, including on behalf of any Seller or any other Person, other than any obligations as a Seller in its capacity as such under this Agreement and the distributions contemplated by Schedule 1.1.  Seller Representative shall not be a fiduciary of or for the Sellers in his capacity as Seller Representative.  Under no circumstances shall Seller Representative have, or be deemed to have, fiduciary duties, as a result of his service as, or in his capacity as, Seller Representative for the Sellers.

10.           ADDITIONAL COVENANTS AND AGREEMENTS.

10.1.           Survival.  The representations and warranties contained in Sections 3, 4, and 5 shall survive the Closing and shall terminate on the date that is twelve (12) months after the Closing Date (the “General Survival Date”).  Covenants and agreements contained in this Agreement to be performed on the Closing Date shall not survive Closing and covenants and agreements which require performance after the Closing Date shall survive for a period of thirty (30) days following the date on which the performance of such covenant is required to be completed.  Notwithstanding the foregoing, the representations and warranties (the “Fundamental Representations”) contained in Sections 3.1 (Authority), 3.2 (Execution and Delivery; Valid and Binding Agreement), 3.3 (No Breach), 3.4 (Ownership), 4.1 (Organization and Company Power), 4.3(a) (Authorization; Valid and Binding Agreement), 4.4 (Equity Securities), 4.8 (Tax Matters) and 4.12 (Employee Benefit Plans) shall survive the Closing and shall terminate on the date which is the expiration of the statute of limitations applicable to such matters.

10.2.           Indemnification by Sellers.

(a)           Subject to the provisions of this Section 10, from and after the Closing, each Seller, severally, and not joint or joint and severally, shall reimburse, indemnify and hold harmless the Purchaser Indemnitees (as defined below) in respect of any actual loss, liability, damage or expense (individually a “Loss” and collectively “Losses”) suffered or incurred by Purchaser or any of its Affiliates, officers, directors, employees or agents (the “Purchaser Indemnitees”) to the extent such Loss results from or arises out of (i) a breach by such Seller of a representation or warranty of such Seller contained in Section 3 or (ii) any non-fulfillment or non-performance on the part of such Seller of any covenant or agreement contained in this Agreement applicable to such Seller.  For the avoidance of doubt, each Seller shall be liable and responsible for indemnification under this Section 10.2(a) only if and to the extent that such Seller breaches or violates, or has breached or violated, such a representation, warranty or covenant.

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(b)           Subject to the provisions of this Section 10, from and after the Closing, each Seller, severally, and not joint or joint and severally (on a pro rata basis according to each Seller’s Percentage Interest), shall indemnify the Purchaser Indemnitees against any Losses suffered by the Purchaser Indemnitees to the extent such a Loss results from or arises out of (i) a breach of any representation or warranty of the Company contained in Section 4, or (ii) any non-fulfillment or non-performance on the part of the Company of any covenant or agreement contained in this Agreement.

(c)           Subject to the provisions of this Section 10, each Seller, severally, and not joint or joint and severally (on a pro rata basis according to each Seller’s Percentage Interest), shall indemnify the Purchaser Indemnitees against any Losses suffered by the Purchaser Indemnitees to the extent such a Loss results from or arises out of the Specified Dispute.  Notwithstanding the foregoing, the aggregate liability of Sellers to Purchaser Indemnitees under this Section 10.2(c) shall be paid as follows and shall in no event exceed, in the aggregate, the following amounts: (i) first, from the Specified Escrow, the One Million Four Hundred Thousand U.S. Dollars ($1,400,000) in cash deducted from the Closing Cash Payment; (ii) second, from the Specified Escrow, the shares of common stock of Purchaser deducted from the Equity Payment; and (iii) third, from the Specified Escrow or if otherwise due and payable hereunder after the Specified Escrow is released, the Six Hundred Thousand U.S. Dollars ($600,000) in cash deducted from the Earnout Payments, if any.

(d)           Subject to the provisions of this Section 10, the Sellers, severally, and not joint or jointly and severally, shall indemnify the Purchaser Indemnitees against any Losses suffered by the Purchaser Indemnitees to the extent such a Loss results from or arises out of any Company Tax for or attributable to any Pre-Closing Tax Period.

(e)           No Seller shall have any liability to the Purchaser Indemnitees under Section 10.2(b)(i) unless the aggregate of all Losses relating to a breach of any representation or warranty of the Company contained in this Agreement would exceed on a cumulative basis an amount equal to Two Hundred Fifty Thousand U.S. Dollars ($250,000) (the “Deductible”), and then only to the extent such Losses exceed the Deductible.

(f)           The aggregate liability of Sellers to Purchaser Indemnitees under Section 10.2(b)(i) relating to a breach of any representation or warranty of the Company or a Seller contained in this Agreement shall in no event exceed, in the aggregate, at any time an amount equal to the Escrow Funds (disregarding any interest accrued on the Escrow Amount) (the “Cap”).

(g)           The Deductible and the Cap shall not be applicable for Losses resulting from fraud or a breach of a Fundamental Representation, which shall be capped at the Aggregate Closing Consideration.

(h)           In no event shall any Seller’s liability for indemnification obligations under Section 10 or otherwise under this Agreement, exceed the gross transaction proceeds payable to such Seller pursuant to Section 1.1 (taking into account any adjustments as set forth in Section 1.2) with respect to the sale of such Seller’s Units.

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(i)           Solely for purposes of calculation of Losses, and not for determining inaccuracy or breach, any inaccuracy in or breach of any representation or warranty shall be determined without regard to any materiality, Material Adverse Effect, or other similar qualification contained in or otherwise applicable to such representation or warranty.

(j)           All payments under this Section 10.2 shall be treated by the Parties as an adjustment to the proceeds received by the Sellers pursuant to Section 1.

(k)           Any indemnification of the Purchaser Indemnitees pursuant to Section 10.2(a) shall be effected by the applicable Seller’s or Sellers’ (severally and not joint or joint and severally) delivery to Purchaser of a wire transfer or transfers of immediately available funds in an aggregate amount equal to the amount due to Purchaser.

(l)           Any indemnification of the Purchaser Indemnitees pursuant to Section 10.2(b) shall be made first against the Escrow Funds in accordance with the terms of the Escrow Agreement.  In the event valid claims by Purchaser Indemnitees pursuant to Section 10.2(b) that are not subject to the Cap exceed the Escrow Funds, to the extent of such excess, indemnification of the Purchaser Indemnitees pursuant to Section 10.2(b) with respect to such claims shall be made against each Seller on a several, and not joint or joint and several, basis, and in accordance with each Seller’s Percentage Interest.

(m)           The Escrow Amount (to the extent not otherwise paid out pursuant to Section 10.2(k) above) shall be released from the Escrow Account as follows:

(i)           One (1) business day after the date that is twelve (12) months after the date of this Agreement, Purchaser and the Seller Representative shall instruct the Escrow Agent to pay to the Sellers as set forth on the Consideration Allocation Schedule, an amount equal to (A) the amount then held in the Escrow Account, minus (B) the aggregate amount of claims validly made and then pending against the Escrow Account.  With respect to any validly made and then pending claims referred to in the preceding sentence, promptly following resolution of any such claims, Purchaser and the Seller Representative shall instruct the Escrow Agent to pay to the Sellers the amount, if any, of such claim which has not been paid to Purchaser in connection with such resolution and which would have been paid to the Sellers if the claim had been resolved prior to the date set forth in the first sentence of this paragraph.

(ii)          In addition, all interest earned on the Escrow Funds shall be solely for the account of the Sellers and shall be paid to the Sellers upon the release of the Escrow Funds without any offset or deduction.

10.3.           Indemnification by Purchaser.

(a)           Subject to the provisions of this Section 10, from and after the Closing, Purchaser shall indemnify each Seller and their Affiliates, officers, directors, employees and agents against and hold them harmless from any Losses suffered or incurred by any such indemnified Party to the extent resulting or arising out of (i) any breach of any representation or warranty of Purchaser contained in this Agreement, and (ii) any breach of any covenant of Purchaser contained in this Agreement requiring performance by Purchaser or by Purchaser or the Company after the Closing.

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(b)           In no event shall the aggregate liability of Purchaser under Section 10.3(a) exceed an amount equal to the amount of the Break Fee; provided that, following the Closing, Purchaser shall not have any liability under Section 10.3(a) unless the aggregate of all Losses would exceed on a cumulative basis the Deductible, and then only to the extent such Losses exceed the Deductible, and shall in no event exceed, in the aggregate, at any time an amount equal to the Cap.

(c)           Subject to the provisions of this Section 10, Purchaser shall indemnify the Sellers and their Affiliates, officers, directors, employees and agents against any Losses suffered by any of them to the extent such a Loss results from or arises out of any Company Tax for or attributable to any Post-Closing Tax Period.

10.4.           Expiration of Claims.  The ability of any Person to receive indemnification under Section 10.2 or 10.3 shall terminate on the applicable survival termination date (as set forth in Section 10.1), unless such Person shall have incurred a Loss prior to the termination date and made a claim for indemnification pursuant to Sections 10.2 or 10.3, prior to such termination date, as applicable.  If a Person has made either a claim for indemnification pursuant to Section 10.2 or 10.3 prior to such termination date, then such claim for such Loss incurred (and only such claim for such Loss incurred), if then unresolved, shall not be extinguished by the passage of the deadlines set forth in Section 10.1.  Notwithstanding anything in this Agreement to the contrary, all claims for indemnification against the Sellers, other than claims of fraud, claims on account of a breach of a Fundamental Representation, claims pursuant to Section 10.2(b)(ii), and indemnity claims under Section 10.2(c) shall immediately terminate and expire as soon as the Escrow Funds are equal to zero dollars.

10.5.           Procedure for Indemnification.

(a)           In order for a Party to be entitled to seek any indemnification provided for under this Agreement (such Party the “Claiming Party”), in respect of a claim or demand made by any Person against the Claiming Party (a “Third Party Claim”), such Claiming Party must notify the indemnifying party (the “Defending Party”) in writing, and in reasonable detail, of the Third Party Claim as promptly as reasonably possible after receipt by such Claiming Party of notice of the Third Party Claim; provided that failure to give such notification on a timely basis shall not affect the indemnification provided under this Agreement except to the extent the Defending Party shall have been actually prejudiced as a result of such failure.  Thereafter, the Claiming Party shall deliver to the Defending Party, within five (5) business days after the Claiming Party’s receipt of such notification, copies of all notices and documents (including court papers) received by the Claiming Party relating to the Third Party Claim.

(b)           If a Third Party Claim is made against a Claiming Party, the Defending Party shall be entitled to participate in the defense of such Third Party Claim and, if it so chooses, to assume the defense of such Third Party Claim (subject to a reservation of rights) with counsel selected by the Defending Party and reasonably satisfactory to the Claiming Party.  Should a Defending Party so elect to assume the defense of a Third Party Claim, the Defending Party shall not be liable to the Claiming Party for legal expenses subsequently incurred by the Claiming Party in connection with the defense of such Third Party Claim.  If the Defending Party assumes such defense, the Claiming Party shall have the right to participate in the defense of such Third Party Claim and to employ counsel, at its own expense, separate from the counsel employed by the Defending Party, it being understood, however, that the Defending Party shall control such defense.  The Defending Party shall be liable for the fees and expenses of counsel employed by the Claiming Party for any period during which the Defending Party has not assumed the defense of such Third Party Claim.  If the Defending Party chooses to defend any Third Party Claim, then all the Parties to this Agreement shall cooperate in the defense or prosecution of such Third Party Claim, including by retaining and (upon the Defending Party’s request) providing to the Defending Party all records and information which are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided under this Agreement.  The Seller Representative (on behalf of the Sellers) shall act on behalf of all Defending Parties in the case of all Third Party Claims with respect to which Purchaser is seeking indemnification from the Sellers under Section 10.2 (with each Seller responsible for his, her or its allocable share of such costs and expenses on a pro rata basis according to each Seller’s Percentage Interest.  Whether or not the Seller Representative (on behalf of the Sellers) shall have assumed the defense of a Third Party Claim, neither Purchaser nor any of its Affiliates shall admit any liability with respect to, or settle, compromise or discharge, any Third Party Claim without the prior written consent of the Seller Representative.

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10.6.           Mitigation.  Each Person entitled to indemnification under this Agreement shall take commercially reasonable steps to mitigate all Losses after becoming aware of any event which could reasonably be expected to give rise to any Losses that are indemnifiable or recoverable under this Agreement or in connection with this Agreement.  In the event that an indemnifying party makes any payment to any indemnified party for indemnification for which such indemnified party could have collected on a claim against a third party (including under any contract and any insurance claims), the indemnifying party shall be entitled to pursue claims and conduct litigation on behalf of such indemnified party and any of its successors, to pursue and collect on any indemnification or other remedy available to such indemnified party with respect to such claim and generally to be subrogated to the rights of such indemnified party.  Except pursuant to a settlement agreed to by the indemnifying party, the indemnified party shall not waive or release any contractual right to recover from a third party any loss subject to indemnification by this Agreement without the prior written consent of the indemnifying party.  The indemnified party shall, and shall cause its Affiliates (including the Company if the Company is an Affiliate) to, cooperate with the indemnifying party, at the indemnifying party’s expense, with respect to any such effort to pursue and collect with respect to such claim.

10.7.           Determination of Loss Amount.

(a)           Losses for breaches of representations and warranties contained in this Agreement shall be net of any insurance proceeds or third party payments realized by and paid to any party entitled to indemnification under this Agreement.  The Claiming Party shall seek full recovery under all insurance policies and third party payments covering any Loss to the same extent as it would if such Loss were not subject to indemnification under this Agreement and shall use commercially reasonable efforts to collect any amounts available under such insurance policies or from such other party alleged to have responsibility for such Loss.  In the event that an insurance or other recovery is made by any Claiming Party with respect to any Loss for which any such Person has been indemnified under this Agreement, then a refund equal to the aggregate amount of the recovery shall be made promptly to the Seller Representative (on behalf of the Sellers) or Purchaser, as applicable.  Purchaser agrees that it will maintain levels of insurance on the Company and its Subsidiaries during the period beginning immediately after the Closing and ending on the General Survival Date comparable to the levels maintained by the Company and its Subsidiaries immediately prior to the Closing.

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(b)           In no event shall an indemnified party be entitled to recover or make a claim for any amounts in respect of consequential, incidental or indirect damages, lost profits or punitive damages and, in particular, no “multiple of profits” or “multiple of cash flow” or other valuation methodology shall be used in calculating the amount of any Losses.  In addition, in no event shall an indemnified party be entitled to recover for any Losses that are not paid to a third party (e.g., general and administrative time or other overhead expenses) and no indemnifying party shall be liable under this Agreement in respect of any claim if such claim would not have arisen but for a change in legislation or accounting policies or a change in interpretation of applicable law as determined by a court or pursuant to an administration rule-making decision.  Furthermore, the indemnifying party shall have no right to make a claim for any Loss to the extent it is primarily a possible or potential Loss that the indemnifying party believe may be asserted rather than a Loss that has, in fact, been paid or incurred by the indemnifying party.

(c)           No Purchaser Indemnitee shall be entitled to any indemnification under this Section 10 with respect to any matter reflected in the calculation of the Final Aggregate Closing Consideration pursuant to Section 1.2.

10.8.           Tax Benefits.  To the extent that a Claiming Party recognizes Tax Benefits as a result of any Loss, such Party shall pay the amount of such Tax Benefits (but not in excess of the indemnification payment or payments actually received from the Defending Party with respect to such Loss) to the Defending Party as such Tax Benefits are actually realized by the Claiming Party.  For this purpose, the Claiming Party shall be deemed to realize a tax benefit (“Tax Benefit”) with respect to a taxable year if, and to the extent that, the Claiming Party’s cumulative liability for Taxes through the end of such taxable year, calculated by excluding any Tax items attributable to the Loss from all taxable years, exceeds the Claiming Party’s actual cumulative liability for Taxes through the end of such taxable year, calculated by taking into account any Tax items attributable to the Loss for all taxable years (to the extent permitted by relevant Tax law and not already taken into account for a previous taxable year pursuant to this Section 10.8).

10.9.           Acknowledgment by Purchaser.

(a)           Purchaser acknowledges that it has conducted, to its satisfaction, an independent investigation and verification of the financial condition, results of operations, assets, liabilities, properties and projected operations of the Company or its Subsidiaries and, in making its determination to proceed with the transactions contemplated by this Agreement, Purchaser has relied on the results of its own independent investigation and verification, in addition to the representations and warranties of the Company and the Sellers expressly and specifically set forth in this Agreement.  Such representations and warranties by the Company and the Sellers constitute the sole and exclusive representations and warranties of the Company and the Sellers to Purchaser in connection with the transactions contemplated by this Agreement, and Purchaser understands, acknowledges and agrees that all other representations and warranties of any kind or nature express or implied (including any relating to the future or historical financial condition, results of operations, assets or liabilities of the Company or to any environmental, health or safety matters) are specifically disclaimed by the Company and the Sellers and are not being relied upon by Purchaser or any of its representatives or Affiliates.  In no event shall the Sellers have any liability to Purchaser with respect to a breach of representation, warranty or covenant under this Agreement to the extent that Purchaser knew of such breach as of the Closing Date.

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(b)           No Seller shall have any indemnification, contribution, or other obligation for any Loss or other amount that the Purchaser Indemnitees may suffer and the Purchaser Indemnitees shall have no remedies with respect to (i) the subject matter of this Agreement or the transactions contemplated by this Agreement or (ii) any other matter relating to the Company prior to the Closing, the operation of their respective businesses prior to the Closing, or any other transaction or state of facts involving the Company prior to the Closing (including any common law or statutory rights or remedies for environmental, health, or safety matters), other than the provisions of Section 10.2, which are Purchaser’s sole and exclusive remedies with respect to such Loss except as specified therein.  The Purchaser Indemnitees may not avoid such limitation on liability by seeking damages for breach of contract, tort or pursuant to any other theory of liability, all of which are by this Agreement waived.  Each of the Purchaser Indemnitees expressly waives all rights afforded by any statute which limits the effect of a release with respect to unknown claims.  Each of the Purchaser Indemnitees understands the significance of this release of unknown claims and waiver of statutory protection against a release of unknown claims.  Each Purchaser Indemnitee acknowledges and agrees that this waiver is an essential and material term of this Agreement.  The obligation of each Seller to indemnify the Purchaser Indemnitees in respect of any Losses with respect to Third Party claims resulting from a breach of the representations or warranties contained in this Agreement shall be limited to matters resulting from Third Party claims that are not encouraged or instigated by a Purchaser Indemnitee.

10.10.           Tax Matters.

(a)           To the extent permitted under applicable law, Sellers and Purchaser shall close or terminate (or cause to be closed or terminated), as of the close of business on the Closing Date, each Tax period relating to any Company Tax or Company Tax Return.

(b)           To the extent not filed prior hereto, the Seller Representative shall prepare or cause to be prepared, in accordance with applicable law and consistent with past practice, each Company Tax Return for each Pre-Closing Tax Period (other than a Straddle Period).  At least twenty (20) days prior to the date on which a Company Tax Return for a Pre-Closing Tax Period (other than a Straddle Period) is due (after taking into account any valid extension), the Seller Representative shall deliver such Company Tax Return to Purchaser.  No later than five (5) days prior to the date on which a Company Tax Return for a Pre-Closing Tax Period (other than a Straddle Period) is due (after taking into account any valid extension), Purchaser may make reasonable changes and revisions to such Company Tax Return.  The Seller Representative shall cooperate fully in making any reasonable changes and revisions to any Company Tax Return (other than a Straddle Period) for a Pre-Closing Tax Period.  At least three (3) days prior to the date on which a Company Tax Return (as reasonably revised by the Purchaser) for a Pre-Closing Tax Period (other than a Straddle Period) is due (after taking into account any valid extension), the Sellers, jointly and severally, shall pay to Purchaser an amount (to the extent not reflected as a current liability in the Net Working Capital of the Company) equal to any Company Tax due with respect to such Company Tax Return, and Purchaser shall file such Company Tax Return.

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(c)           Purchaser shall prepare and file each Company Tax Return for any Post-Closing Period or any Straddle Period in accordance with applicable law.  At least twenty (20) days prior to the date on which a Company Tax Return for a Straddle Period is due (after taking into account any valid extension), Purchaser shall deliver such Company Tax Return to the Seller Representative. No later than five (5) days prior to the date on which a Company Tax Return for any Straddle Period is due (after taking into account any valid extension), the Seller Representative may make reasonable changes and revisions to such Company Tax Return.  Purchaser shall cooperate fully in making any reasonable changes and revisions to any Company Tax Return for any Straddle Period.  At least three (3) days prior to the date on which such Company Tax Return for a Straddle Period is due (after taking into account any valid extension), the Sellers, jointly and severally, shall pay to Purchaser an amount (to the extent not reflected as a current liability in the Net Working Capital of the Company) equal to the Company Tax on such Company Tax Return to the extent such Company Tax relates, as determined under Section 10.10(d), to the portion of such Straddle Period ending on and including the Closing Date.

(d)           In the case of any Straddle Period, the amount of Taxes allocable to the portion of the Straddle Period ending on the Closing Date shall be deemed to be (i) in the case of Taxes imposed on a periodic basis (such as real or personal property Taxes), the amount of such Taxes for the entire period multiplied by a fraction, the numerator of which is the number of calendar days in the Straddle Period ending on and including the Closing Date and the denominator of which is the number of calendar days in the entire relevant Straddle Period, and (ii) in the case of Taxes not described in clause (i) above (such as Taxes that are based upon or related to income or receipts, based upon occupancy or imposed in connection with any sale or other transfer or assignment of property (real or personal, tangible or intangible)), the amount of any such Taxes shall be determined as if such taxable period ended as of the close of business on the Closing Date.

(e)           Conduct and Notice of Audits.  The Seller Representative shall promptly notify Purchaser in writing upon receipt by any Seller of any communication with respect to any pending or threatened Proceedings or assessments in connection with Taxes (or an issue relating to such matters) for which Purchaser could be responsible pursuant to this Agreement.  Seller Representative shall include with such notification a true, correct and complete copy of any written communication so received.  Purchaser shall promptly notify Seller Representative in writing upon receipt by Purchaser of any communication with respect to any pending or threatened Proceedings or assessments in connection with Taxes (or an issue relating to such matters) for which Seller could be responsible pursuant to this Agreement.  Purchaser shall include with such notification a true, correct and complete copy of any written communication so received.  Purchaser shall have the exclusive right to represent the interests of the Company or its Subsidiaries in any Proceeding relating to their respective Tax Returns; provided, however, that to the extent that any such Proceeding relates to a Pre-Closing Tax Period, Purchaser will keep Seller Representative fully informed with respect to such Proceeding and will not take any action reasonably likely to result in an adverse effect on Seller without first obtaining the consent of Seller Representative, which consent will not be unreasonably withheld or delayed.

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(f)           Transfer Taxes.  The Purchaser and Sellers shall equally be responsible for and pay any real property transfer or gains tax, stamp tax, stock transfer tax, or other similar Tax imposed on the Company or one or more Sellers as a result of the transactions contemplated by this Agreement (collectively, “Transfer Taxes”), and any penalties or interest with respect to the Transfer Taxes.  The Parties agree to cooperate with one another in the filing of any returns with respect to the Transfer Taxes, including promptly supplying any information in their possession that is reasonably necessary to complete such returns.

(g)           Amendment of Tax Returns.  Without the prior written consent of the Seller Representative, Purchaser will not amend or permit the Company to amend any Tax Return relating to a taxable period (or portion of such taxable period) ending on or prior to the Closing Date.

(h)           Neither the Seller or any Seller Representative shall make or nor request a refund of any Company Tax or with respect to any Company Tax Return or amend any Company Tax Return, unless Purchaser, in its sole discretion, consents.  Purchaser shall not be obligated to seek or request any refund of any Company Tax or amend any Company Tax Return.

(i)           Any Tax sharing or similar agreement with respect to or involving the Company or any of its Subsidiaries shall be terminated as of the Closing Date, without liability to any party and shall have no further effect for any year (whether the current year, a future year or a past year).

(j)           The parties shall allocate the purchase among the assets in accordance with Schedule 1.1 and shall file all Tax Returns in a manner consistent therewith and shall not take any position for any purpose inconsistent with Schedule 1.1.

(k)           No Duplication.  Notwithstanding anything to the contrary in this Agreement, any amounts payable pursuant to the indemnification obligations under this Section 10.10 shall be paid without duplication and in no event shall any Person be indemnified under different provisions of this Agreement for the same Losses.

10.11.           Refunds.  Any refunds, including without limitation, Tax refunds, that are received by Purchaser or the Company, or any amounts credited against amounts paid by the Company in a period prior to Closing, to which Purchaser or the Company become entitled, within six (6) months following the Closing Date, that relate to any period ending on or prior to the Closing or a portion of a Straddle Period, shall be for the account of the Sellers (but only, in the case of the Straddle Period, with respect to such portion), except to the extent the same were reflected in the calculation of the Final Aggregate Closing Consideration pursuant to Section 1.2.  Purchaser shall pay over to the Sellers any such refund or the amount of any such credit within five (5) business days after actual receipt of such refund or application of such credit against Taxes.

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10.12.           Further Assurances.  From time to time, as and when requested by any Party to this Agreement and at such requesting Party’s expense, any other Party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as the requesting Party may reasonably deem necessary or desirable to evidence and effectuate the transactions contemplated by this Agreement.

11.           DEFINITIONS.

11.1.           Definitions.  For purposes of this Agreement, the following terms, when used in this Agreement with initial capital letters, shall have the respective meanings set forth in this Agreement:

“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular Person.  For the purposes of this definition, “controlling,” “controlled” and “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.

“Agreement” has the meaning set forth in the introductory paragraph.

“Aggregate Closing Consideration” has the meaning set forth in Section 1.2(a).

“Aggregate Consideration” means all of the consideration due and payable to the Sellers under this Agreement, including, without limitation, the Estimated Aggregate Closing Consideration pursuant to Section 1.1, positive adjustments to the Estimated Aggregate Closing Consideration pursuant to Section 1.2, amounts released from the Escrow Account pursuant to Section 10.2(l), and any other positive adjustments to the Aggregate Consideration as provided in this Agreement, which, except as expressly provided herein, shall be paid by Purchaser to the Sellers on the basis of their respective Percentage Interests.

“Agreed Accounting Principles” shall mean GAAP, as modified by the matters set forth on the attached Schedule 11.1.1.

“Basic Purchase Price” has the meaning set forth in Section 1.2(b).

“Books and Records” shall mean all books and records of, or related to, the business of the Company and its Subsidiaries, wherever situated, including books, minute books, ledgers, files, reports, certificates, documents, plans, operating records, data, manuals, price lists, mailing lists, lists of past and present customers, customer proposals, sales and promotional materials, purchasing materials, inventory records, personnel records, research, design and product and/or services development files, accounting records and all related documentation, in each case, irrespective of the media in which such books and records are stored.

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“Break Fee” means One Million U.S. Dollars ($1,000,000), payable at Purchaser’s sole discretion, in (x) cash or other readily available funds or (y) shares of Purchaser’s common stock representing one hundred ten percent (110%) of the Break Fee, based upon the VWAP for the thirty (30) trading day period prior to the effective date of termination of this Agreement.

“Cap” has the meaning set forth in Section 10.2(e).

“Claiming Party” has the meaning set forth in Section 10.5(a).

“Closing” has the meaning set forth in Section 1.3.

“Closing Cash Payment” has the meaning set forth in Section 1.2(b).

“Closing Date” has the meaning set forth in Section 1.3.

“Closing Statement” has the meaning set forth in Section 1.2(f).

“Code” means the Internal Revenue Code of 1986, as amended.

“Committed Financing” means a committed financing in an amount sufficient for Purchaser consummate the transactions contemplated by this Agreement, on terms reasonably satisfactory to Purchaser.

“Company” has the meaning set forth in the introductory paragraph.

“Company IP” means the Intellectual Property used by the Company or any of its Subsidiaries, or necessary for use, in the conduct of their business as currently conducted and as currently contemplated to be conducted.

“Company Contract” has the meaning set forth in Section 4.9(a).

“Company Employee Plan” means any plan, program, policy, practice, contract, agreement or other arrangement (written or oral) providing for deferred compensation, profit sharing, bonus, severance, change-of-control payments, termination pay, performance awards, stock option, share appreciation right or other stock-related awards, fringe benefits, group or individual health, dental, medical, life insurance, survivor benefit or other welfare, pension or other employee benefits or remuneration of any kind, whether formal or informal, funded or unfunded, including each “employee benefit plan” within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA, which is or has been maintained, contributed to, or required to be contributed to, by the Company or any of its Subsidiaries or ERISA Affiliates for the benefit of any employee, or pursuant to which the Company or any of its Subsidiaries has or may have any liability, contingent or otherwise.

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“Company Operating Agreement” means the Company’s Amended and Restated Operating Agreement, dated December 3, 2012, as amended on February 15, 2013.

“Company Tax” means any Tax, if and to the extent that the Company or any Subsidiary of the Company, is or may be potentially liable under applicable law, under contract or on any other grounds (including, but not limited to, as a transferee or successor, under Code Section 6901 or Treasury Regulation Section 1.1502-6, as a result of any Tax sharing or other agreement, or by operation of law) for any such Tax.

“Company Tax Return” means any return, election, declaration, report, schedule, information return, document, information, opinion, statement, or any amendment to any of the foregoing (including, without limitation, any consolidated, combined or unitary return) filed or required to be filed with any Governmental Body, if, in any manner or to any extent, relating to or inclusive of the Company, any Subsidiary of the Company, or any Company Tax.

“Confidentiality Agreement” has the meaning set forth in Section 6.2.

“Consideration Allocation Schedule” has the meaning set forth in Section 1.1.

“Credit Facility” means the that certain Loan Agreement, dated June 30, 2010, between Bank of America, N.A. and the Company and the ancillary agreements thereto.

“D&O Tail Premium” has the meaning set forth in Section 7.5(b).

“Deductible” has the meaning set forth in Section 10.2(c).

“Defending Party” has the meaning set forth in Section 10.5(a).

“Disclosure Schedule” means the disclosure schedule delivered by Sellers to Purchaser on the date hereof concurrently with entry into of this Agreement.

“Disputed Items” has the meaning set forth in Section 1.2(f).

“Earnout Objection Notice” has the meaning set forth in Section 1.6(c).

“Earnout Payment” and “Earnout Payments” have the meanings set forth in Schedule 1.6.

“Earnout Period” has the meaning set forth in Section 1.6(a).

“Earnout Statement” has the meaning set forth in Section 1.6(b).

“Earnout Threshold” has the meaning set forth in Schedule 1.6.

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“Environmental Laws” means all federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, and all judicial and administrative orders and determinations that are binding upon the Company or its Subsidiaries concerning pollution or protection of the environment, including without limitation all those relating to the, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, discharge, release, threatened release, control, or cleanup of any Hazardous Substances, as such of the foregoing are promulgated and in effect on or prior to the Closing Date.

“Equity Payment” has the meaning set forth in Section 1.2(b).

“ERISA” has the meaning set forth in Section 4.12(b).

“ERISA Affiliate” has the meaning set forth in Section 4.12(c).

“Escrow Account” means the account established by the Escrow Agent pursuant to the terms of the Escrow Agreement.

“Escrow Agent” means BNY Mellon, National Association, a national banking association with its principal place of business at BNY Mellon Center, Pittsburgh, PA 15258.

“Escrow Agreement” means the Escrow Agreement, substantially in the form of the attached Exhibit A, to be entered into by Purchaser, Seller Representative, and the Escrow Agent.

“Escrow Amount” means 27.63% of the Equity Payment, rounded down to the nearest whole Share comprising such Payment, to be deducted from the Equity Payment and held in trust with the Escrow Agent pursuant to the Escrow Agreement, until its release pursuant to Section 10.2(m).

“Escrow Funds” means, as of any date of determination, the excess (if any) of the Escrow Amount minus the sum of all distributions and other payments to any Person from the Escrow Account paid pursuant to the terms of the Escrow Agreement on or prior to such date of determination.

“Estimated Aggregate Closing Consideration” has the meaning set forth in Section 1.2(d).

“Exchange Cap” has the meaning set forth in Section 1.2(c).

“Excluded Issuances” means any issuance or sale (or deemed issuance or sale) by Purchaser of: (a) any securities issuable under the terms of the Transaction Documents; (b) any shares of Purchaser’s common stock issuable in accordance with the terms of Purchaser’s securities issued and outstanding on the Closing Date (including upon the conversion or exercise of options, warrants and other convertible securities); (c) any shares of Purchaser’s common stock issuable in accordance with the terms of any equity incentive plan or other agreement or arrangement approved by Purchaser’s stockholders; (d) any securities of Purchaser issued (i) to persons in connection with a joint venture, strategic alliance or other commercial relationship with such person (including persons that are customers, suppliers and strategic partners of Purchaser) relating to the operation of Purchaser’s business and not for the primary purpose of raising equity capital, (ii) in connection with a transaction in which Purchaser, directly or indirectly, acquires another business or its tangible or intangible assets, or (iii) to lenders as equity kickers in connection with debt financings of Purchaser, in each case where such transactions have been approved by the board of directors of Purchaser.

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“FCPA” has the meaning set forth in Section 4.14(d).

“Final Aggregate Closing Consideration” has the meaning set forth in Section 1.2(g).

“Financial Statements” has the meaning set forth in Section 4.5(a).

“Firm” has the meaning set forth in Section 1.2(f).

“Fundamental Representations” has the meaning set forth in Section 10.1.

“GAAP” means United States generally accepted accounting principles as in effect on the date of this Agreement, applied in a manner consistent with those used in preparing the Company’s reviewed consolidated balance sheet and statements of income and cash flows for the fiscal year ended December 31, 2014.

“General Survival Date” has the meaning set forth in Section 10.1.

“Governmental Body” means any federal, state, local, municipal, foreign or other government or quasi-governmental authority or any department, agency, commission, board, subdivision, bureau, agency, instrumentality, court or other tribunal of any of the foregoing.

“Hazardous Substance” means any hazardous substance as defined in the Comprehensive Environmental Response, Compensation, and Liability Act 42 U.S.C. § 9601 et seq., and shall also include petroleum.

“Indebtedness” means, with respect to the Company or its Subsidiaries, (i) the principal amount, plus any related accrued interest and prepayment premiums or penalties, of all indebtedness for borrowed money owed by the Company or its Subsidiaries, (ii) all obligations evidenced by any note, bond, debenture or other debt security for the payment of which the Company or any of its Subsidiaries is responsible or liable, (iii) all obligations under capitalized or synthetic leases with respect to which a Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or with respect to which obligations a Person assures a creditor against loss (it being understood that leases characterized as operating leases as of the date of this Agreement will not be recharacterized as capital leases), (iv) all obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction, (v) all obligations of the type referred to in clauses (i) through (iv) of any other Person secured by any Lien on any property or asset of the Company or any of its Subsidiaries (whether or not such obligation is assumed by the Company or any of its Subsidiaries), and (vi) any fees, penalties, premiums or accrued and unpaid interest, with respect to the foregoing (in the case of prepayments or otherwise). Notwithstanding the foregoing, Indebtedness shall not include any letters of credit or similar obligations which, as of Closing, are not drawn upon.

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“Intellectual Property” means all of the following in any jurisdiction throughout the world: (i) all patents (including, without limitation, utility patents, design patents, industrial designs, plant patents, inventors’ certificates and utility models), patent applications (including docketed patent disclosures awaiting filing, reissues, divisions, continuations, continuations-in-part and extensions), and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof (collectively, “Patents”); (ii) all trademarks, service marks, trade names, service names, brand names, trade dress rights, logos, slogans, Internet domain names and corporate, business and product names, together with the goodwill associated with any of the foregoing, and all applications, registrations and renewals thereof (collectively, “Marks”); (iii) all copyrightable works, all copyrights and applications, registrations and renewals therefor, works of authorship and mask work rights (collectively, “Copyrights”); (iv) all trade secrets and confidential business information (including ideas, research and development, knowhow, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, lists of past and present customers, pricing and cost information, and business and marketing plans and proposals); (v) all media, websites and social media accounts (including but not limited to Facebook, Twitter, Pinterest, Instagram and Google Plus), together with login and password information; (vi) all Software (including source code, executable code, data, databases, and related documentation) and Technology; (vii) all advertising and promotional materials; and (viii) all embodiments of any of the foregoing in any media whatsoever.

“Investors Rights Agreement” means the investors rights agreement between Purchaser and the Sellers, in the form attached as Exhibit B.

“Key Employees” means those Persons listed on Schedule 11.1.2.

“Key Stockholder” means those certain stockholders of the Purchaser who, collectively, hold equity securities of the Purchaser representing at least 50.1% of the voting securities of Purchaser outstanding immediately prior to Closing.

“Knowledge” of any individual Person means the actual knowledge, rather than constructive or imputed knowledge, of such Person; provided that with respect to the Company, it shall mean (i) the actual knowledge of any Seller and (ii) the actual knowledge of any Key Employee.

“KTC” has the meaning set forth in Section 12.12.

“Latest Balance Sheet” has the meaning set forth in Section 4.5(a).

“Leased Real Property” has the meaning set forth in Section 4.7(b).

“Licensed Intellectual Property” has the meaning set forth in Section 4.10(a).

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“Liens” means any lien, mortgage, security interest, pledge, encumbrance, claim, charge, option, right of first refusal, covenant, transfer restriction, or other similar restriction or limitation of any kind.

“Loss” and “Losses” have the meaning set forth in Section 10.2(a).

“Material Adverse Effect” means any fact, effect, change, development or circumstance that, individually or in the aggregate, is materially adverse to (i) the business, assets, properties, results of operations, financial condition or performance of the Company or its Subsidiaries or (ii) the ability of the Company or any of the Sellers to consummate any of the transactions contemplated by this Agreement and each of the other Transaction Documents, but excluding (and none of the following shall be taken into account in determining whether there has been a Material Adverse Effect) any effect, change, development or circumstance resulting or arising from (a) any general deterioration in the economy or change in financial or market conditions generally affecting the industries in which the Company or its Subsidiaries operate, (b) the announcement or pendency of the transactions contemplated by this Agreement, (c) changes in laws, rules, regulations, orders or other binding directives issued by any Governmental Body that are not specific to the business or markets in which the Company or its Subsidiaries operate, (d) changes in GAAP, (e) any act of terrorism, declaration of war or other global unrest or international hostilities except to the extent such events result in direct loss or damage to the tangible assets of the Company or its Subsidiaries, (f) any matter described in the Disclosure Schedule to this Agreement or (g) compliance with the terms of, or the taking of any action contemplated by this Agreement.  Purchaser acknowledges that there could be a disruption to the Company’s or its Subsidiaries’ business as a result of the execution of this Agreement or the announcement or pendency of the transactions contemplated by this Agreement, and Purchaser agrees that such disruptions do not and shall not constitute a Material Adverse Effect.

“Member” means any of the members of the Company listed on Section 4.4 of the Disclosure Schedule.

“Net Revenues” means the aggregate revenues of the Company and its Subsidiaries recognized in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 605, Revenue Recognition, less the cost of products, fees charged by the supplier, chargebacks, and reversals, provided, however, to the extent such principles were not used in calculating the Earnout Threshold, then the Earnout Threshold shall be re-calculated using such principles and such re-calculated Earnout Threshold shall be definitive for purposes of calculating the Earnout Payments.

“Net Working Capital” means (i) all current assets of the Company as of 12:01 a.m., Pacific Time, on the Closing Date, minus (ii) all current liabilities (excluding any items constituting Indebtedness and Seller Transaction Expenses) of the Company as of the close of business on the Closing Date, in each case calculated in accordance with the Agreed Accounting Principles.  For the avoidance of doubt, the determination of Estimated Aggregate Closing Consideration and Aggregate Closing Consideration and the preparation of the Closing Statement shall take into account only the same components (i.e., line items) reflected on the Schedule 11.1.1 and used in calculating the Net Working Capital Target.  The Parties agree that the purpose of preparing and calculating the Estimated Aggregate Closing Consideration and the Closing Statement under this Agreement is to measure changes in Net Working Capital without the introduction of new or different accounting methods, policies, practices, procedures, classifications, judgments or estimation methodologies from the Agreed Accounting Principles.

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“Net Working Capital Target” has the meaning set forth on Schedule 11.1.1.

“Non-Personal Information” means information about a user or consumer that is not Personal Information, including data collected from an IP address, web beacon, pixel tag, ad tag, cookie, JavaScript, local storage, Software, or by any other means, or from a particular computer, web browser, mobile telephone, or other device or application, where such data is or may be used to identify or contact an individual, device, or application (including, without limitation, by means of an advertisement or content), or to predict or infer the preferences, interests, or other characteristics of the device or of a user of such device or application or is otherwise used to target advertisements or other content to a device or application or to a user of such device or application.

“Objections Statement” has the meaning set forth in Section 1.2(f).

“OFAC” has the meaning set forth in Section 4.14(e).

“Ordinary Course of Business” means the ordinary and usual course of business of the Company and its Subsidiaries, consistent with past practices and in accordance with applicable law.

“Outside Closing Date” has the meaning set forth in Section 1.3.

“Owned Intellectual Property” has the meaning set forth in Section 4.10(b).

“Owned Real Property” means any real property (including any appurtenant easements and improvements located thereon) owned by the Company or any of its Subsidiaries.

“Party” or “Parties” has the meaning set forth in the introductory paragraph.

“Pension Plans” has the meaning set forth in Section 4.12(a).

“Percentage Interest” means, with respect to each Seller, a percentage, converted to a percentage from a fraction, the numerator of which is the total number of Units owned by such Seller as of the Closing Date, and the denominator of which is the aggregate number of Units outstanding as of the Closing.  Each Seller’s Percentage Interest is set forth on Section 4.4 of the Disclosure Schedule.

“Permits” means any approvals, authorizations, consents, licenses, permits or certificates of a Governmental Body.

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“Permitted Liens” means (i) statutory Liens for current Taxes or other governmental charges not yet due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings by the Company or its Subsidiaries, (ii) mechanic’s, carriers’, workers’, repairers’ and similar statutory Liens arising or incurred in the Ordinary Course of Business for amounts which are not delinquent and which are not, individually or in the aggregate, significant, (iii) zoning, entitlement, building and other land use regulations imposed by governmental agencies having jurisdiction over the Leased Real Property which are not violated by the current use and operation of the Leased Real Property, (iv) covenants, conditions, restrictions, easements and other similar matters of record affecting title to the Leased Real Property which do not materially impair the occupancy or use of the Leased Real Property for the purposes for which it is currently used or proposed to be used in connection with the Company’s or its Subsidiaries’ businesses, (v) public roads and highways, (vi) matters which would be disclosed by an inspection or accurate survey of each parcel of real property, (vii) purchase money Liens and Liens securing rental payments under capital lease arrangements as set forth on Section 4.7(a) of the Disclosure Schedule, (viii) Liens, the existence of which would not reasonably be expected to have a Material Adverse Effect, and (ix) those matters identified as Permitted Liens on Section 4.7(a) of the Disclosure Schedule.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision of such governmental agency.

“Personal Information” means information from or about an individual that is sufficient to identify such individual, including, but not limited to, an individual’s: first and last name, home or other physical address; telephone number, including home telephone number and mobile telephone number, email address or other online contact information, such as a user identifier or screen name; financial account number, government-issued identifier, or persistent identifier, such as IP address or other unique identifier associated with a Person, device or web browser; list of contacts; sufficiently precise physical location; or any other information from or about an individual consumer that is combined with information from or about an individual that is sufficient to identify such individual.

“Plans” has the meaning set forth in Section 4.12(a).

“Post-Closing Tax Period” means any taxable period beginning after the Closing Date and any portion of a Straddle Period beginning on the day after the Closing Date.

“Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date and the portion of a Straddle Period beginning before the Closing Date and ending on the Closing Date.

“Privacy Policy” has the meaning set forth in Section 4.15.

“Privileged Information” has the meaning set forth in Section 12.12.

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“Proceeding” means any audit, administrative action, assessment, case, deposition, examination, executive action, filing, hearing, information request, injunction, inquiry, investigation, judgment, levy, litigation, order, reassessment, review, seizure, subpoena, suit, summons, testimony, or other activity involving or conducted by or on behalf of any Governmental Body.

“Purchaser” has the meaning set forth in the introductory paragraph.

“Purchaser Indemnitees” has the meaning set forth in Section 10.2(a).

“Purchaser’s Representatives” has the meaning set forth in Section 6.2.

“Related Parties” has the meaning set forth in Section 8.2(b)(i).

“Related Party Agreement” has the meaning set forth in Section 4.17.

“Securities Act” means the Securities Act of 1933, as amended.

“Seller” or “Sellers” has the meaning set forth in the introductory paragraph.

“Seller Representative” has the meaning set forth in Section 9.1.

“Seller Transaction Expenses” means the fees and expenses payable by the Company or the Sellers arising from, incurred in connection with or incident to this Agreement and the transactions contemplated by this Agreement.

“Shares” means the shares of common stock of Purchaser included in the Equity Payment, together with the shares of common stock of Purchaser issuable upon exercise of the Warrants included in the Warrant Payment.

“Share Price” has the meaning set forth in Section 1.2(b).

“Software” means any and all (i) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (iii) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons, and (iv) all documentation including user manuals and other training documentation related to any of the foregoing.

“Specified Escrow” means an amount equal to (i) One Million Four Hundred Thousand U.S. Dollars ($1,400,000) in cash, to be deducted from the Closing Cash Payment, (ii) such number of shares of common stock of Purchaser as would equal Eight Hundred Thousand U.S. Dollars ($800,000) (rounded down to the nearest whole share), to be deducted from the Equity Payment, and (iii) Six Hundred Thousand U.S. Dollars ($600,000) in cash, to be deducted from the Earnout Payments, if any, to the extent due and payable, such amounts to be held in trust with the Escrow Agent pursuant to the Escrow Agreement, until the good faith final resolution of the Specified Dispute by Purchaser in its sole discretion.

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“Specified Dispute” means the disputed liability of the Company pursuant to a maintenance agreement with a specified service provider, as discussed in Schedule 4.10(d).

“Straddle Period” means any period, taxable or otherwise, beginning on or before the Closing Date and ending after the Closing Date.

“Subsidiary” means any Person of which a majority of the outstanding share capital, voting securities or other equity interests are owned, directly or indirectly, by another Person.

“Tax” or “Taxes” means any federal, state, local or foreign income, gross receipts, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, ad valorem/personal property, stamp, excise, occupation, sales, use, transfer, value added, alternative minimum, estimated or other tax, including any interest, penalty or addition to such items, whether disputed or not.

“Tax Benefit” has the meaning set forth in Section 10.8.

“Tax Returns” means any return, report, information return or other document (including schedules or any related or supporting information) filed or required to be filed with any governmental entity or other authority in connection with the determination, assessment or collection of any Tax or the administration of any laws, regulations or administrative requirements relating to any Tax.

“Technology” means, collectively, all trade secrets, designs, formulae, algorithms, procedures, methods, techniques, ideas, know-how, research and development, technical data, programs, subroutines, tools, materials, specifications, processes, inventions (whether patentable or unpatentable and whether or not reduced to practice), apparatus, creations, improvements and other similar materials, and all recordings, graphs, drawings, reports, analyses, and other works of authorship, and other tangible embodiments of the foregoing, in any form, whether or not specifically listed herein, and all related technology used by the Company or any of its Subsidiaries in connection with, or that relate to, the Business.

“Third Party Claim” has the meaning set forth in Section 10.5(a).

“Transaction Documents” means (i) this Agreement, (ii) the Warrant Agreements, (iii) the Investors Rights Agreement, (iv) the Escrow Agreement, (v) the Voting Agreement, (vi) any other document or instrument to be executed and delivered at or prior to any Closing in connection with any of the transactions contemplated by this Agreement, as reasonably requested by Purchaser, and (vii) any schedule, annex or exhibit to any of the foregoing.

“Transfer Taxes” has the meaning set forth in Section 10.10(f).

“Units” has the meaning set forth in Recital A.

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“Unqualified Opinion” has the meaning set forth in Section 1.3.

“Voting Agreement” means the Voting Agreement among the Purchaser and the Key Stockholders, in the form attached as Exhibit D.

“VWAP” means volume weighted average price.

“Warrants” has the meaning set forth in Section 1.2(b).

“Warrant Agreements” means warrant agreements between Purchaser and the holder of each of the Warrants, in the form attached as Exhibit C.

“Warrant Payment” has the meaning set forth in Section 1.2(b).

11.2.           Other Definitional Provisions.

(a)           All references in this Agreement to exhibits, the Disclosure Schedule, other schedules Sections, subsections and other subdivisions refer to the corresponding exhibits, Disclosure Schedule, other schedules, Sections, subsections and other subdivisions of or to this Agreement unless expressly provided otherwise.  Titles appearing at the beginning of any Sections, subsections or other subdivisions of this Agreement are for convenience only, do not constitute any part of this Agreement, and shall be disregarded in construing the language of this Agreement.

(b)           Exhibits, the Disclosure Schedule and other schedules attached to this Agreement are by this reference incorporated in this Agreement for all purposes.  The specific disclosures set forth in the Disclosure Schedule shall be organized to correspond to a specific section reference in this Agreement to which the qualifying and correspondingly numbered disclosure relates, provided however, disclosure in one section of the Disclosure Schedule shall be deemed to be a disclosure in any other section of the Disclosure Schedule to the extent to the applicability of disclosure to such other section is reasonably apparent on its face.

(c)           The words “this Agreement,” “by this Agreement,” and “of this Agreement,” and words of similar import, refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited.  The words “this Section” and “this subsection,” and words of similar import, refer only to the Section or subsection of this Agreement in which such words occur.  The word “or” is exclusive, and the word “including” (in its various forms) means including without limitation.

(d)           Pronouns in masculine, feminine or neuter genders shall be construed to state and include any other gender, and words, terms and titles (including terms defined in this Agreement) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

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12.           MISCELLANEOUS.

12.1.           Press Releases and Communications.  No press release or public announcement related to this Agreement or the transactions contemplated in this Agreement, or prior to the Closing, any other announcement or communication to the employees, customers or suppliers of the Company or its Subsidiaries, shall be issued or made by any Party to this Agreement without the joint approval of Purchaser and the Seller Representative, except to the extent reasonably necessary for the Company to facilitate the Closing; provided that to the extent disclosure is required by applicable law, rules or regulations (including securities exchange listing requirements), the Party intending to make such disclosure shall use its commercially reasonable efforts consistent with applicable law, rules and regulations (including securities exchange listing requirements) to consult with the other Party with respect to the text thereof prior to its issuance, distribution or publication.  The Parties acknowledge that Purchaser will be required to make filings with the Securities and Exchange Commission (including a Current Report on Form 8-K as discussed in Section 5.4) disclosing the terms of this Agreement and the transactions contemplated thereby upon the execution thereof.

12.2.           Expenses.  Except as otherwise expressly provided in this Agreement, Purchaser and Sellers shall each pay their own expenses (including attorneys’ and accountants’ fees and expenses) in connection with the negotiation of this Agreement, the performance of its obligations under this Agreement and the consummation of the transactions contemplated by this Agreement (whether consummated or not).

12.3.           Enforcement.  Purchaser and Sellers agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  Accordingly, each of the parties shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any state or federal court located in King County, Washington, this being in addition to any other remedy to which they are entitled at law or in equity.  Each of the parties further hereby waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any applicable law to post security as a prerequisite to obtaining equitable relief.

12.4.           Notices.  All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered, (b) when transmitted via telecopy (or other facsimile device) to the number set out below if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), (c) the day following the day (except if not a business day then the next business day) on which the same has been delivered prepaid to a reputable national overnight air courier service or (d) the third business day following the day on which the same is sent by certified or registered mail, postage prepaid.  Notices, demands and communications, in each case to the respective Parties, shall be sent to the applicable address set forth below, unless another address has been previously specified in writing:

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Notices to Purchaser (and, after the Closing, the Company):

Remark Media, Inc.
3930 Howard Hughes Parkway, Suite 400
Las Vegas, NV 89169
Facsimile:  __________________
Attention: __________________

with a copy to:

Olshan Frome Wolosky LLP
Park Avenue Tower
65 East 55th Street
New York, NY 10022
Facsimile: (212) 451-2222
Attention: Robert H. Friedman

Notices to the Sellers or to the Seller Representative:

Jim Gibson, Seller Representative
835 Fairview Drive
Henderson, NV 89015
Facsimile: (702) 990-5102
Attention: James B. Gibson

Notices to Company (prior to the Closing):

Vegas.com, LLC
2370 Corporate Circle
3rd Floor
Henderson, NV 89074
Facsimile:  __________________
Attention: Steven McArthur

with a copy to (which shall not constitute notice):

Karr Tuttle Campbell
701 Fifth Avenue, Suite 3300
Seattle, WA 98104
Facsimile: (206) 682-7100
Attention: Walter M. Maas III

12.5.           Assignment.  This Agreement and all of the provisions of this Agreement shall be binding upon and inure to the benefit of the Parties to this Agreement and their respective successors and permitted assigns, except that neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated by any Party to this Agreement without the prior written consent of the other Parties to this Agreement; provided that, Purchaser may assign this Agreement to any lender to Purchaser as security for obligations to such lender in respect of the financing arrangements entered into in connection with the transactions contemplated by this Agreement and any refinancings, extensions, refundings or renewals of such financing arrangements; provided, further, that no assignment to any such lender shall in any way affect Purchaser’s obligations or liabilities under this Agreement.

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12.6.           Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

12.7.           No Strict Construction.  The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Person.  Capitalized terms used in the Disclosure Schedule and not otherwise defined in such schedules have the meanings given to them in this Agreement.  The specification of any dollar amount or the inclusion of any item in the representations and warranties contained in this Agreement or the Disclosure Schedule or exhibits attached to this Agreement is not intended to imply that the amounts, or higher or lower amounts, or the items so included, or other items, are or are not required to be disclosed (including, without limitation, whether such amounts or items are required to be disclosed as material or threatened) or are within or outside of the Ordinary Course of Business, and no Party shall use the fact of the setting of the amounts or the fact of the inclusion of any item in this Agreement or the Disclosure Schedule or exhibits in any dispute or controversy between the Parties as to whether any obligation, item or matter not described or included in this Agreement or in the Disclosure Schedule or any exhibit is or is not required to be disclosed (including whether the amount or items are required to be disclosed as material or threatened) or is within or outside of the Ordinary Course of Business for purposes of this Agreement.  The information contained in this Agreement and in the Disclosure Schedule and exhibits to this Agreement is disclosed solely for purposes of this Agreement, and no information contained in this Agreement or in the Disclosure Schedule shall be deemed to be an admission by any Party to this Agreement to any third party of any matter whatsoever (including, without limitation, any violation of law or breach of contract).

12.8.           Amendment and Waiver.  Except as otherwise expressly provided in this Agreement, any provision of this Agreement or the Disclosure Schedule or exhibits to this Agreement may be amended or waived only in a writing signed by Purchaser, the Company and the Seller Representative.  No waiver of any provision under this Agreement or any breach or default under this Agreement shall extend to or affect in any way any other provision or prior or subsequent breach or default.

12.9.           Complete Agreement.  This Agreement, the other Transaction Documents and the other documents referred to in this Agreement (including the Confidentiality Agreement) contain the complete agreement between the Parties and supersede any prior understandings, agreements or representations by or between the Parties, written or oral, which may have related to the subject matter hereof and thereof in any way.

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12.10.           Counterparts.  This Agreement may be executed in multiple counterparts (including by means of electronically mailed or telecopied signature pages), any one of which need not contain the signatures of more than one Party, but all such counterparts taken together shall constitute one and the same instrument.

12.11.           Governing Law; Venue.  All matters relating to the interpretation, construction, validity and enforcement of this Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than the State of Delaware. Venue for any dispute that arises under or with respect to this Agreement shall be exclusively in the State and federal courts located in Las Vegas, Nevada. Each Party hereby expressly consents to the personal jurisdiction of such courts in such dispute and irrevocably waives any objection to such venue based on forum nonconveniens or other rule of law.

12.12.           No Third Party Beneficiaries.  No Person other than the Parties to this Agreement shall have any rights, remedies, or benefits under any provision of this Agreement, other than Sections 10.2 and 10.3 (to the extent provided in such Sections), except for (i) the directors and officers with respect to Section 7.5, and (ii) the Seller Representative with respect to the entire Agreement.

12.13.           Representation of the Company, its Subsidiaries and the Seller Representative.  The Parties agree that Karr Tuttle Campbell, a Professional Service Corporation (“KTC”), has acted as counsel for the Company and its Subsidiaries, the Seller Representative and no other Person, in connection with this Agreement.  The Parties agree that the fact that KTC has represented the Company prior to Closing shall not prevent KTC from representing the Seller Representative, any Seller or any of their respective Affiliates in connection with any matters involving this Agreement, including any disputes between any of the Parties to this Agreement that may arise after the Closing.  Purchaser understands and acknowledges that the Company alone has retained the services of KTC.  In the course of providing its services, KTC has developed confidential information concerning the Company, the Seller Representative and the Sellers and some of such information may in addition be subject to legal privileges on the part of the Company and the Sellers.  Purchaser agrees and acknowledges (a) that it has asked and received satisfactory answers to its questions regarding the nature and scope of services provided by KTC, and (b) that, as the successor owner of the Company, it is capable of giving informed consent regarding the ability of KTC (i) to use privileged and confidential information regarding the negotiation, execution, delivery and performance of this Agreement by the Company, the Seller Representative and the Sellers, and the transactions contemplated hereby (the “Privileged Information”) and (ii) to represent or provide services to the Seller Representative and the Sellers after the Closing, where such representation or services may be (A)(1) in conjunction with the transactions contemplated by this Agreement, or (2) in a matter substantially related to the transactions contemplated by this Agreement, and (B) directly or otherwise materially adverse to the interests of Purchaser and the Company.  Purchaser further understands and acknowledges that, due to the structure of this transaction as a sale of equity interests, the true parties-in-interest on the selling side are the Sellers and the Seller Representative, and that, with respect to Privileged Information developed by KTC, the Company is merely the legal entity through which the business of the Company is being transferred to Purchaser, not the true owners of such Privileged Information.  Accordingly, Purchaser hereby acknowledges, agrees and confirms that: (x) the Privileged Information developed by KTC prior to the Closing, as well as any decisions how to exercise any privileges related to such Privileged Information, are the sole and exclusive property of the Seller Representative and the Sellers, and Purchaser hereby disclaims any interest in, or in the alternative, conveys to the Seller Representative any interest of the Company to, such Privileged Information or exercises of privilege; (y) it gives its informed consent for KTC (i) to use Privileged Information developed during the provision of services to the Company and (ii) to represent or provide services to the Seller Representative or the Sellers after the Closing, where such representation or services may be (A)(1) in conjunction with the transactions contemplated by this Agreement, or (2) in matters substantially related to the transactions contemplated by this Agreement, and (B) directly or otherwise materially adverse to the interests of Purchaser and the Company.

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12.14.           Acknowledgement Regarding Legal Representation.  The Sellers acknowledge that KTC represents only the Company and the Seller Representative and not any Seller.  By their execution of this Agreement, each Seller represents, acknowledges and agrees that (i) such Seller has obtained separate legal counsel regarding this Agreement, any related documents and such Seller’s rights and obligations in connection with any transactions in which the Company shall engage pursuant to this Agreement and (ii) KTC does not owe any duty to such Seller with respect to such matters.

12.15.           Acknowledgement Regarding Seller Transaction Participation and Investment Decision.  Each Seller acknowledges and agrees that such Seller has consulted with such Seller’s financial, tax and business advisors in connection with the evaluation of such Seller’s rights and obligations under this Agreement, such Seller’s rights and privileges with respect to, and advisability of an investment in, the Shares and the Warrants, as applicable, and the merits and risks of participating in the transaction and that neither the Company, its professional advisors nor its board of managers have recommended participation in the transaction described in this Agreement or are acting in the capacity as advisors to, or fiduciaries of, the Sellers in connection with such matters.

* * * * * *

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DATED as of August 18, 2015.

COMPANY:

VEGAS.COM, LLC

By:           /s/ Steven McArthur___________________
Name:      Steven McArthur
Its:           Chief Executive Officer

Signature Page to Unit Purchase Agreement

PURCHASER:

REMARK MEDIA, INC.

By:           /s/ Kai-Shing Tao_____________________
Name:      Kai-Shing Tao
Its:           Chief Executive Officer and Chairman

Signature Page to Unit Purchase Agreement

SELLERS:

AMY GREENSPUN ARENSON 2010 LEGACY TRUST

By:           /s/ Brian Lee Greenspun________________
Name:      Brian Lee Greenspun
Its:           Trustee

Signature Page to Unit Purchase Agreement

JAMES ADAM GREENSPUN 2010 LEGACY TRUST

By:           /s/ Steven Gluckstern__________________
Name:      Steven Gluckstern
Its:           Authorized Signatory

Signature Page to Unit Purchase Agreement

MOIRA GREENSPUN TARMY 2010 LEGACY TRUST

By:           /s/ Steven Gluckstern_________________
Name:      Steven Gluckstern
Its:           Authorized Signatory

Signature Page to Unit Purchase Agreement

JEFFREY AARON FINE 2010 LEGACY TRUST

By:           /s/ Daniel Greenspun__________________
Name:      Daniel Greenspun
Its:           Via Irrevocable Proxy

Signature Page to Unit Purchase Agreement

ALYSON FINE MARMUR 201 LEGACY TRUST

By:           /s/ Daniel Greenspun__________________
Name:      Daniel Greenspun
Its:           Via Irrevocable Proxy

Signature Page to Unit Purchase Agreement

JONATHAN M. FINE 2010 LEGACY TRUST

By:           /s/ Daniel Greenspun__________________
Name:      Daniel Greenspun
Its:           Via Irrevocable Proxy

Signature Page to Unit Purchase Agreement

KATHRYN A. FINE 2010 LEGACY TRUST

By:           /s/ Daniel Greenspun__________________
Name:      Daniel Greenspun
Its:           Via Irrevocable Proxy

Signature Page to Unit Purchase Agreement

DRG HOLDINGS, LP

By:           /s/ Daniel Greenspun__________________
Name:      Daniel Greenspun
Its:           GP

Signature Page to Unit Purchase Agreement

DRG LEGACY LIMITED PARTNERSHIP, LLP

By:           /s/ Daniel Greenspun__________________
Name:      Daniel Greenspun
Its:           GP

Signature Page to Unit Purchase Agreement

GC INVESTMENTS, LLC

By:           /s/ Paul Hamilton____________________
Name:      Paul Hamilton
Its:           Authorized Signatory

Signature Page to Unit Purchase Agreement

SELLER REPRESENTATIVE:

/s/ James B. Gibson__________________________
JAMES B. GIBSON

Signature Page to Unit Purchase Agreement

EXHIBIT A

BNY MELLON, NATIONAL ASSOCIATION

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Agreement”), dated as of ___________ __, 2015 (the “Effective Date”), is by and among Remark Media, Inc., a Delaware corporation (“Purchaser”), having its principal place of business at 3930 Howard Hughes, Parkway, Suite 400, Las Vegas, NV 89169, James B. Gibson, in his capacity as the Seller Representative under the Purchase Agreement referenced below (the “Seller Representative” and together with Purchaser, the “Escrow Parties”), and BNY Mellon, National Association, a national banking association, having its principal place of business at BNY Mellon Center, Pittsburgh, PA 15258 (the “Escrow Agent”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

WHEREAS, Purchaser, the Seller Representative, Vegas.com, LLC, a Nevada limited liability company (“Vegas.com”), and the equity owners of Vegas.com (“Sellers”) are parties to a Unit Purchase Agreement, dated as of August 18, 2015 (the “Purchase Agreement”), pursuant to which Sellers agreed to sell to Purchaser and Purchaser agreed to purchase from Sellers all equity interests in Vegas.com, upon the terms and conditions set forth therein;

WHEREAS, pursuant to Section 1.2 of the Purchase Agreement, the Parties agreed that certain consideration to be paid to Sellers pursuant to the Purchase Agreement be deposited with the Escrow Agent at Closing and held in accordance with the terms of this Escrow Agreement for the purpose of establishing a source of funds to secure certain obligations of Sellers to Purchaser under the Purchase Agreement;

WHEREAS, pursuant to the Purchase Agreement, Sellers appointed the Seller Representative as sole and exclusive agent, attorney-in-fact and representative of each Seller with respect to all matters arising under, in connection with or relating to the Purchase Agreement and the Escrow Agreement, and all actions taken by the Seller Representative under this Escrow Agreement will be absolutely and irrevocably binding upon each such Seller as if such Seller personally had taken such action and no Seller shall have the right to object, dissent, protest or otherwise contest the same; and

WHEREAS, the parties desire to set forth their understandings with regard to the escrow account.

NOW, THEREFORE, in consideration of the premises and agreements of the parties contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1.   Appointment of Agent.  The Escrow Parties appoint the Escrow Agent as their agent to hold in escrow, and to administer the disposition of, the Escrow Fund (as defined below) in accordance with the terms of this Agreement, and the Escrow Agent accepts such appointment.

The Seller Representative represents and warrants to the Escrow Agent that it has been duly appointed as Seller Representative and has the power and authority to (a) enter into this Agreement, (b) perform the obligations of the Seller Representative hereunder and (c) take any and all actions and make any decisions required or permitted to be made by the Seller Representative under this Agreement.  The Escrow Agent may rely upon any decision, consent or instruction of the Seller Representative received by the Escrow Agent in connection with this Agreement, and is relieved from any liability to any person for any acts performed in accordance with any such decision, consent or instruction.  The Escrow Agent may rely, without inquiry, upon any written notice from the Seller Representative of any successor, and may deal with such successor with respect to the escrow created by this Agreement.

2.   Establishment of Escrow.

(a)  Escrow Amount.  Pursuant to the Purchase Agreement, Purchaser shall deliver to the Escrow Agent the following at Closing (the “Escrow Amount”): (i) $__________ in cash; (ii) stock certificates representing ___________ shares of Purchaser’s common stock (“Common Stock”), registered in the names of Sellers, together with stock powers executed in blank by Sellers (the “Shares”); The Purchaser shall notify the Escrow Agent when the cash has been transmitted and the Escrow Agent shall acknowledge such receipt in writing to the Escrow Parties upon its receipt of the cash and Shares.  Such cash, together with all additional cash now or hereafter deposited with the Escrow Agent under the terms hereof, is referred to herein as the “Cash Escrow”, and such Shares, together with all additional securities now or hereafter deposited with the Escrow Agent under the terms hereof, are referred to herein as the “Escrow Securities”.  The Cash Escrow and the Escrow Securities are referred to herein as the “Escrow Funds”.  The Escrow Parties acknowledge that the Escrow Fund may be reduced or increased from time to time pursuant to the terms of this Agreement, and the term “Escrow Fund” shall refer both to such lesser or greater amount as may be held by the Escrow Agent pursuant this Agreement at any point during the term hereof.

(b)  Distributions, Etc.  Any securities distributed in respect of or in exchange for any of the Escrow Securities, whether by way of distribution, other reorganizations, or otherwise, shall be issued in the name of Seller who is the registered owner of the applicable securities, and shall be delivered to the Escrow Agent, who shall hold such securities in escrow.  Such securities shall be considered Escrow Securities for purposes hereof.  Any cash dividends or property (other than securities) distributed in respect of the Escrow Securities that are received by the Escrow Agent shall be held by the Escrow Agent as part of the Cash Escrow.  Subject to the foregoing, the Escrow Agent shall, upon written instruction from the Seller Representative (a copy of which shall also be delivered to Purchaser), deliver any certificate representing the Escrow Securities to any payment agent or exchange agent if required in connection with a sale, merger, combination or similar reorganization involving Purchaser.

(c)  Cash Deposits.   The Escrow Agent shall deposit the Cash Escrow in one or more deposit accounts at BNY Mellon, National Association, in accordance with such written instructions and directions as may from time to time be provided to the Escrow Agent by the Seller Representative.  In the event that the Escrow Agent does not receive written instructions, the Escrow Agent shall deposit the Cash Escrow in a checking with interest account at BNY Mellon, National Association.  Deposits shall in all instances be subject to the Escrow Agent’s standard funds availability policy.   The Escrow Agent shall not be responsible for any loss due to interest rate fluctuation or early withdrawal penalty.  The Escrow Parties understand that deposits of the Cash Escrow are not necessarily insured by the United States Government or any agency or instrumentality thereof, or of any state or municipality, and that such deposits do not necessarily earn a fixed rate of return.  In no instance shall the Escrow Agent have any obligation to provide investment advice of any kind.  The Escrow Agent shall not be liable or responsible for any loss resulting from any deposits made pursuant to this Section 2(c), other than as a result of the gross negligence or willful misconduct of the Escrow Agent.

(d)  Voting of Interests.  The Sellers shall have the right, in their sole discretion, to exercise any and all voting rights with respect to their Shares held in escrow as Escrow Securities.

(e)  Transferability of Escrow Securities.  For the period during which the Escrow Securities are held by the Escrow Agent in accordance with this Agreement, the interest of Sellers in such Escrow Securities shall not be assignable or transferable.

3.  Customer Identification and TIN Certification.  To help the government fight the funding of terrorism and money laundering activities, Federal laws require all financial institutions to obtain, verify and record information that identifies each individual or entity that opens an account.  Therefore, the Escrow Agent must obtain the name, address, taxpayer or other government identification number, and other information, such as date of birth for individuals, for each individual and business entity that is a party to this Agreement.  For individuals signing this Agreement on their own behalf or on behalf of another, the Escrow Agent requires a copy of a driver’s license, passport or other form of photo identification.  For business and other entities that are parties to this Agreement, the Escrow Agent will require such documents, as it deems necessary to confirm the legal existence of the entity.

At the time of or prior to execution of this Agreement, any Escrow Party providing a tax identification number for tax reporting purposes shall provide to the Escrow Agent a completed IRS Form W-9 (or the appropriate IRS Form W-8, in the case of non U.S. persons), and every individual executing this Agreement on behalf of an Escrow Party shall provide to the Escrow Agent a copy of a driver’s license, passport or other form of photo identification acceptable to the Escrow Agent.  The Escrow Parties agree to provide to the Escrow Agent such organizational documents and documents establishing the authority of any individual acting in a representative capacity as the Escrow Agent may require in order to comply with its established practices, procedures and policies.

For purposes of (i) allocating pro rata among Sellers according to their respective pro rata percentages set forth on Schedule A hereto (the “Pro Rata Percentages”), interest and other income earned with respect to the Cash Escrow and (ii) IRS information reporting, the Escrow Agent may deposit the Cash Escrow in two or more sub-accounts associated with a non-interest bearing master account (the “Master Account”) provided that any distributions shall be made pro rata from the sub-accounts unless otherwise specified herein or otherwise in writing by the Escrow Parties.  The Escrow Agent is authorized and directed to report all interest and other income earned on the Escrow Fund in accordance with the IRS Forms W-9 (or the appropriate IRS Form W-8, in the case of non U.S. persons) provided to the Escrow Agent by Sellers, according to their Pro Rata Percentages.  In the event that any Seller fails to provide to the Escrow Agent a completed IRS Form W-9 (or the appropriate IRS Form W-8, in the case of non U.S. persons), such Seller’s share of the Cash Escrow shall be held by the Escrow Agent in the Master Account until said Form W-9 (or the appropriate IRS Form W-8, in the case of non U.S. persons) is provided to the Escrow Agent.  The Escrow Agent is authorized and directed to assign the tax identification number certified by the Seller Representative to the Master Account.

The Escrow Agent shall have no duty to prepare or file any information reports (including without limitation IRS Forms 1099-B) other than such information reports of interest earned on the Escrow Fund, if any, as the Escrow Agent is required to prepare and file in the ordinary course of its business.

4.   Release of the Escrow Fund.

(a)  Upon receipt of a joint written request substantially in the form attached hereto as Exhibit A duly executed (in counterparts or otherwise) by Purchaser and the Seller Representative, Escrow Agent shall release from the Escrow Fund the amount of cash and/or securities stated in such request to the party or parties identified in such request as the party to receive the amount, according to the wiring and mailing instructions included therein.

(b)  If, at any time and from time to time Purchaser seeks the release of all or a portion of the Escrow Fund, Purchaser shall deliver a written request substantially in the form attached hereto as Exhibit B (a “Claims Notice”) to Escrow Agent, with a copy to the Seller Representative, requesting release of such amount of cash and/or securities pursuant to the Purchase Agreement and providing wiring and mailing instructions:

(i)  Following receipt of the Claims Notice, Escrow Agent shall release to Purchaser the amount of cash and/or securities stated in the Claims Notice in accordance with the wiring and mailing instructions set forth in the Claims Notice unless Escrow Agent has received a written request substantially in the form attached hereto as Exhibit C (a “Response Notice”) from the Seller Representative within twenty (20) calendar days of delivery of the Claims Notice to Escrow Agent (the “Response Period”), which release shall take place no later than the third (3rd) business day following the expiration of the Response Period; provided, however, if Escrow Agent has received a written waiver substantially in the form attached hereto as Exhibit D (a “Response Waiver”) signed by the Seller Representative, the release shall take place no later than the earlier of (x) the third (3rd) business day following the expiration of the Response Period and (y) the third (3rd) business day following the delivery of the Response Waiver to Escrow Agent.

(ii)  If a Response Notice is received by Escrow Agent within the Response Period, Escrow Agent shall not release the amount stated in the Claims Notice unless or until it receives (1) a joint written request under Section 4(a), (2) a written notice from the Seller Representative that he has revoked his objection stated in the Response Notice, or (3) a final non-appealable order of a court of competent jurisdiction or a final non-appealable arbitration decision directing delivery of the amount, or an execution from a sheriff or marshal or other governmental authority demanding release of the amount of cash and/or securities.  Any court or administrative order shall be accompanied by a certificate of the presenting party to the effect that such judgment is final and from a court of competent jurisdiction or administrative agency having proper authority, upon which certificate Escrow Agent shall be entitled to conclusively rely without further investigation.

(iii)  To be effective, a Response Notice must (1) be signed by the Seller Representative, (2) specify the amount of cash and/or securities stated in the Claims Notice with respect to which there is an objection and describe the basis for the objection, and (3) be actually received by Escrow Agent within the Response Period.

(iv)  If any Response Notice includes an objection to only a portion of the Claims Notice, Escrow Agent shall release to Purchaser an amount equal to the portion of the Claims Notice for which there is no objection no later than the third (3rd) business day following the expiration of the Response Period.

(c)  The Cash Escrow shall remain in escrow until such date as the Escrow Parties deliver to the Escrow Agent joint written instructions with respect to its distribution.  Except to the extent earlier released in accordance with Sections 4(a) or 4(b), the Escrow Securities shall remain in escrow until 11:59 p.m., New York, New York time on the 12-month anniversary of the Effective Date (the “Expiration Date”).  On the next business day after the Expiration Date, Escrow Agent shall release from escrow and deliver to Sellers according to their Pro Rata Percentages the remaining balance of the Escrow Securities, less an amount to be reserved, prior to such distributions, for payment of all submitted and pending but unresolved Claims Notices (an “Unresolved Claim”) equal to the sum of the amounts set forth in all Claims Notices for such Unresolved Claims which Purchaser has properly submitted in accordance with Section 4(b).  Escrow Agent shall release such reserved amount to Purchaser or Sellers (in accordance with their respective Pro Rata Percentages), as applicable, in accordance with Section 4(b).

(d)  All disbursements of the Escrow Funds shall be subject to the claims and fees of Escrow Agent pursuant to this Agreement.  Notwithstanding anything contained herein to the contrary, all disbursements made to Sellers shall be made in accordance with their respective Pro Rata Percentages and the wiring and mailing instructions set forth on Schedule A hereto or such other instructions provided by the Seller Representative to the Escrow Agent in writing.

5.  Methods of Payment. All payments required to be made by the Escrow Agent under this Agreement shall be made by wire transfer or by check (with respect to cash) or by mail (with respect to securities) in accordance with written wiring and mailing instructions provided to the Escrow Agent by the party receiving the funds.  Any wire transfers shall be made subject to, and in accordance with, the Escrow Agent’s normal funds transfer procedures in effect from time to time.   The Escrow Agent shall be entitled to rely upon all bank and account information and mailing addresses provided to the Escrow Agent by any of the Escrow Parties.  The Escrow Agent shall have no duty to verify or otherwise confirm any written wiring and mailing instructions but it may do so in its discretion on any occasion without incurring any liability to any of the Escrow Parties for failing to do so on any other occasion.  Any such verification may include, but not be limited to, a telephone call to the party receiving the funds or to one or more of the Escrow Parties in accordance with Section 13.  The Escrow Parties agree that any such call back is a commercially reasonable security procedure and that the Escrow Agent may record such calls according to the Escrow Agent’s standard operating procedures or as the Escrow Agent deems appropriate for security and/or service purposes.  The Escrow Agent shall process all wire transfers based on bank identification and account numbers rather than the names of the intended recipient of the funds, even if such numbers pertain to a recipient other than the recipient identified in the payment instructions.  The Escrow Agent shall have no duty to detect any such inconsistencies and shall resolve any such inconsistencies by using the account number. Attached as Exhibit E is the wiring and mailing instructions for the Escrow Parties.  The Escrow Parties shall promptly notify the Escrow Agent of any changes to their wiring and mailing instructions contained in Exhibit E and the Escrow Agent may rely on the wiring and mailing instructions contained in Exhibit E until notified of a change in writing.

6.  Responsibilities and Liability of Escrow Agent.

(a)  Duties Limited.  The Escrow Agent undertakes to perform only such duties as are expressly set forth in this Agreement.  The Escrow Agent’s duties shall be determined only with reference to this Agreement and applicable laws and it shall have no implied duties.  The Escrow Agent shall not be bound by, deemed to have knowledge of, or have any obligation to make inquiry into or consider, any term or provision of any agreement between any of the Escrow Parties and/or any other third party or as to which the escrow relationship created by this Agreement relates, including without limitation any documents referenced in this Agreement.

(b)  Limitations on Liability of Escrow Agent.  Except in cases of the Escrow Agent’s bad faith, willful misconduct or gross negligence, the Escrow Agent shall be fully protected (i) in acting in reliance upon any certificate, statement, request, notice, advice, instruction, direction, other agreement or instrument or signature reasonably and in good faith believed by the Escrow Agent to be genuine, (ii) in assuming that any person purporting to give the Escrow Agent any of the foregoing in connection with either this Agreement or the Escrow Agent’s duties, has been duly authorized to do so, and (iii) in acting or failing to act in good faith on the advice of any counsel retained by the Escrow Agent.  The Escrow Agent shall not be liable for any mistake of fact or law or any error of judgment, or for any act or omission, except as a result of its bad faith, willful misconduct or gross negligence. The Escrow Agent shall not be responsible for any loss incurred upon any action taken under circumstances not constituting bad faith, willful misconduct or gross negligence.

In connection with any payments that the Escrow Agent is instructed to make by wire transfer, the Escrow Agent shall not be liable for the acts or omissions of (i) any Escrow Party or other person providing such instructions, including without limitation errors as to the amount, bank information or bank account number; or (ii) any other person or entity, including without limitation any Federal Reserve Bank, any transmission or communications facility, any funds transfer system, any receiver or receiving depository financial institution, and no such person or entity shall be deemed to be an agent of the Escrow Agent.

Without limiting the generality of the foregoing, it is agreed that in no event will the Escrow Agent be liable for any lost profits or other indirect, special, incidental or consequential damages which the parties may incur or experience by reason of having entered into or relied on this Agreement or arising out of or in connection with the Escrow Agent’s services, even if the Escrow Agent was advised or otherwise made aware of the possibility of such damages; nor shall the Escrow Agent be liable for acts of God, acts of war, breakdowns or malfunctions of machines or computers, interruptions or malfunctions of communications or power supplies, labor difficulties, actions of public authorities, or any other similar cause or catastrophe beyond the Escrow Agent’s reasonable control.

In the event that the Escrow Agent shall be uncertain as to its duties or rights under this Agreement, or shall receive any certificate, statement, request, notice, advice, instruction, direction or other agreement or instrument from any other party with respect to the Escrow Fund which, in the Escrow Agent’s reasonable and good faith opinion, is in conflict with any of the provisions of this Agreement, or shall be advised that a dispute has arisen with respect to the Escrow Fund or any part thereof, the Escrow Agent shall be entitled, without liability to any person, to refrain from taking any action other than to keep safely the Escrow Fund until the Escrow Agent shall be directed otherwise in accordance with joint written requests or an order of a court with jurisdiction over the Escrow Agent.  The Escrow Agent shall be under no duty to institute or defend any legal proceedings, although the Escrow Agent may, in its discretion and at the expense of the Escrow Parties as provided in Sections 6(c) or (d) immediately below, institute or defend such proceedings.

(c)  Indemnification of Escrow Agent.  The Escrow Parties jointly and severally agree to indemnify the Escrow Agent for, and to hold it harmless against, any and all claims, suits, actions, proceedings, investigations, judgments, deficiencies, damages, settlements, liabilities and expenses (including reasonable legal fees and expenses of attorneys chosen by the Escrow Agent) as and when incurred, arising out of or based upon any act, omission, alleged act or alleged omission by the Escrow Agent or any other cause, in any case in connection with the acceptance of, or performance or non-performance by the Escrow Agent of, any of the Escrow Agent’s duties under this Agreement, except as a result of the Escrow Agent’s bad faith, willful misconduct or gross negligence.

(d)  Authority to Interplead.  The Escrow Parties authorize the Escrow Agent, if the Escrow Agent is threatened with litigation or is sued, to interplead all interested parties in any court of competent jurisdiction and to deposit the Escrow Fund with the clerk of that court.  In the event of any dispute under this Agreement, the Escrow Agent shall be entitled to petition a court of competent jurisdiction and shall perform any acts ordered by such court.

7.   Termination.  This Agreement and all the obligations of the Escrow Agent under this Agreement shall terminate upon the earliest to occur of the release of the entire Escrow Fund by the Escrow Agent in accordance with this Agreement or the deposit of the Escrow Fund by the Escrow Agent in accordance with Section 6(d) hereof.

8.   Removal of Escrow Agent.  The Escrow Parties acting together shall have the right to terminate the appointment of the Escrow Agent, specifying the date upon which such termination shall take effect.  Thereafter, the Escrow Agent shall have no further obligation to the Escrow Parties except to hold the Escrow Fund as depository or custodian, as applicable, and not otherwise.    The Escrow Parties agree that they will jointly appoint a banking corporation, trust company or attorney as successor escrow agent.  Escrow Agent shall refrain from taking any action until it shall receive joint written instructions from the Escrow Parties designating the successor escrow agent.  Escrow Agent shall deliver all of the then remaining balance of the Escrow Fund to such successor escrow agent in accordance with such instructions and upon receipt of the Escrow Fund, the successor escrow agent shall be bound by all of the provisions of this Agreement.

9.   Resignation of Escrow Agent.  The Escrow Agent may resign and be discharged from its duties and obligations hereunder at any time by giving no less than thirty (30) days’ prior written notice of such resignation to the Escrow Parties, specifying the date when such resignation will take effect.  Thereafter, the Escrow Agent shall have no further obligation to the Escrow Parties except to hold the Escrow Fund as depository or custodian, as applicable, and not otherwise.  In the event of such resignation, the Escrow Parties agree that they will jointly appoint a banking corporation, trust company, or attorney as successor escrow agent within thirty (30) days of notice of such resignation.  Escrow Agent shall refrain from taking any action until it shall receive joint written instructions from the Escrow Parties designating the successor escrow agent.  Escrow Agent shall deliver all of the then remaining balance of the Escrow Fund to such successor escrow agent in accordance with such instructions and upon receipt of the Escrow Fund, the successor escrow agent shall be bound by all of the provisions of this Agreement.

10.   Accounting.  On a monthly basis, the Escrow Agent shall render a written statement setting forth the balance of the Escrow Fund, all interest earned and all distributions made, which statements shall be delivered to the following address(es) set forth below (limit of five):

Address 1: Remark Media, Inc.
3930 Howard Hughes Parkway, Suite 400
Las Vegas, NV 89169

Address 2: [SELLER REPRESENTATIVE]

11.   Survival.  Notwithstanding anything in this Agreement to the contrary, the provisions of Section 4 shall survive any resignation or removal of the Escrow Agent, and any termination of this Agreement.

12.   Escrow Agent Fees, Costs, and Expenses.  The Escrow Agent shall charge an annual administrative fee of $[_______], payable in advance with the first such fee due upon the execution of this Agreement and then each subsequent fee due on each annual anniversary date of this Agreement upon the receipt of an invoice for the fee by the Purchaser.  The annual fee shall be deemed to have been earned when charged, and, if the Agreement is terminated for any reason, whether voluntarily or involuntarily, during the one year period, the fee shall not be reduced or refunded.  Additionally, the Escrow Agent shall be entitled to be reimbursed for its customary fees and charges for any wire transfers or other depository services rendered in connection with the Escrow Fund and any delivery charges or other out of pocket expenses incurred in connection the Escrow Fund.  Purchaser acknowledges its obligation to pay any fees, expenses and other amounts owed to the Escrow Agent pursuant to this Agreement. The Escrow Parties agree that Escrow Agent shall be entitled to pay itself for any fees, expenses or other amounts owed to the Escrow Agent out of the amounts held in the Escrow Fund and grant to the Escrow Agent a first priority security interest in the Escrow Fund to secure all obligations owed by them to the Escrow Agent under this Agreement.  The Escrow Parties further agree that the Escrow Agent shall be entitled to withhold any distribution otherwise required to be made from the Escrow Fund if any fees, expenses or other amounts owed to the Escrow Agent remain unpaid on the date such distribution would otherwise be made.

13.   Notices.   All notices under this Agreement shall be transmitted to the respective parties, shall be in writing and shall be considered to have been duly given or served when personally delivered to any individual party, or on the first (1st) business day after the date of deposit with an overnight courier for next day delivery, postage paid, or on the third (3rd) business day after deposit in the United States mail, certified or registered, return receipt requested, postage prepaid, or upon the receipt of  a fax or an email during normal business hours, addressed in all cases to the party at his or its address set forth below, or to such other address as such party may designate, provided that notices will be deemed to have been given to the Escrow Agent on the actual date received.  Any notice, request, demand, claim, or other communication hereunder directing the Escrow Agent to act or to refrain from acting shall include signatures of the authorized representative(s) of the requesting party(ies), and in the case of electronic mail the signature(s) shall be contained on a non-editable attachment (e.g. PDF) to the electronic mail.

If to:        Remark Media, Inc.
3930 Howard Hughes Parkway, Suite 400
Las Vegas, NV 89169
Attention: _____________
Telephone: ____________

With a copy to:

Olshan Frome Wolosky LLP
Park Avenue Tower
65 East 55th Street
New York, NY 10022
Attention: Robert Friedman, Esq.
Telephone: (212) 451-2220

If to:        [SELLER REPRESENTATIVE]

[ADDRESS]

With a copy to:

Karr Tuttle Campbell
701 Fifth Avenue, Suite 3300
Seattle, WA 98104
Attention: Walter M. Maas III
Telephone: ____________

If to the Escrow Agent:

BNY Mellon, National Association, Escrow Agent
c/o Escrow Services
Banking Services Support Center; Suite 154-0655
500 Ross Street
Pittsburgh, PA 15262
Phone: 412.234.7796 / 412.234.2350 / 412.234.8797
Fax: 732.667.4499 / 615.932.4035
Email: escrowservices@bnymellon.com

Any notice, except notice by the Escrow Agent, may be given on behalf of any party by its authorized representative.  In all cases the Escrow Agent shall be entitled to rely on a copy or a fax transmission of any document with the same legal effect as if it were the original of such document.  The Escrow Parties shall promptly notify the Escrow Agent of any changes to the contact information contained in this Section and the Escrow Agent may rely on the contact information contained in this Section until notified of a change.

To facilitate the performance by the Escrow Agent of its duties and obligations hereunder, including resolving any issues arising hereunder (but not the giving of notice as provided above), the Escrow Parties agree that the Escrow Agent may contact the following representatives of each of the Escrow Parties identified below, or such other individuals as any of the Escrow Parties may identify by written notice to the Escrow Agent:

Remark Media, Inc.:

Name:             _________________
Telephone:    _________________
E-mail:             _________________

[SELLER REPRESENTATIVE]:

Name:             _________________
Telephone:    _________________
E-mail:            _________________

14.   Modifications; Waiver.  This Agreement may not be altered or modified without the express prior written consent of all of the parties to this Agreement.  No course of conduct shall constitute a waiver of any terms or conditions of this Agreement, unless such waiver is specified in writing, and then only to the extent so specified.  A waiver of any of the terms and conditions of this Agreement on one occasion shall not constitute a waiver of the other terms of this Agreement, or of such terms and conditions on any other occasion.

15.   Further Assurances.  If at any time the Escrow Agent shall determine or be advised that any further agreements, assurances or other documents are reasonably necessary or desirable to carry out the provisions of this Agreement and the transactions contemplated by this Agreement, the Escrow Parties shall execute and deliver any and all such agreements or other documents, and do all things reasonably necessary or appropriate to carry out fully the provisions of this Agreement.

16.    Assignment.  This Agreement shall inure to the benefit of and be binding upon the successors, heirs, personal representatives, and permitted assigns of the parties.  This Agreement is freely assignable by the Escrow Parties; provided, however, that no assignment by such party, or it successors or assigns, shall be effective unless prior written notice of such assignment is given to the other parties, including, without limitation, the Escrow Agent; and provided, further, that any assignee satisfies the Escrow Agent’s requirements set forth in Section 3 above.  This Agreement may not be assigned by the Escrow Agent, except that upon prior written notice to the Escrow Parties, the Escrow Agent may assign this Agreement to an affiliated or successor bank or other qualified bank entity.

17.   Section Headings.  The section headings contained in this Agreement are inserted for purposes of convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

18.   Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to principles of conflicts of law.

19.   Counterparts and Facsimile Execution.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.  The exchange of copies of this Agreement and of signature pages by facsimile transmission, pdf or other electronic means shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes (and such signatures of the parties transmitted by facsimile, pdf or other electronic means shall be deemed to be their original signatures for all purposes).

20.  Waiver of Jury Trial.  TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH PARTY HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING IN WHOLE OR IN PART UNDER, RELATED TO, BASED ON OR IN CONNECTION WITH THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN TORT OR CONTRACT OR OTHERWISE.  ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

REMARK MEDIA, INC.

By:
Name:
Title:

[SELLER REPRESENTATIVE],
as Seller Representative

BNY MELLON, NATIONAL ASSOCIATION

By:
Name:
Title:

[Signature Page to Escrow Agreement]

EXHIBIT A

JOINT WRITTEN REQUEST

BNY Mellon, National Association, Escrow Agent
c/o Escrow Services
Banking Services Support Center; Suite 154-0655
500 Ross Street
Pittsburgh, PA 15262

Ladies and Gentlemen:

The undersigned, pursuant to Section 4 of the Escrow Agreement, dated as of _____________ ___, 2015 (the “Escrow Agreement”), by and among Remark Media, Inc., a Delaware corporation (“Purchaser”), [SELLER REPRESENTATIVE], in his capacity as the Seller Representative under the Purchase Agreement (the “Seller Representative”), and BNY Mellon, National Association, a national banking association, as escrow agent (terms defined in the Escrow Agreement have the same meanings when used herein), hereby jointly:

(a)           certify that the amount of $___________, is owed to ___________; and

(b)           instruct you to promptly pay to ___________ from the Cash Escrow $_______, and deliver ________ Shares , as soon as practicable following your receipt of this notice and, in any event, no later than five (5) business days following the date hereof in accordance with the wiring and/or mailing instructions below.

Wiring Instructions

Account Name:                   _________________________
Account Number:               _________________________
Bank Name:                         _________________________
Bank ABA Number:           _________________________
Bank Address:                    _________________________
                                              _________________________
For credit to:                        _________________________
Special Instructions:          _________________________
                                              _________________________

Mailing Address ___________________________ ___________________________ ___________________________

REMARK MEDIA, INC.

By:
Name:
Title:

[SELLER REPRESENTATIVE], as Seller Representative

EXHIBIT B

CLAIMS NOTICE

BNY Mellon, National Association, Escrow Agent
c/o Escrow Services
Banking Services Support Center; Suite 154-0655
500 Ross Street
Pittsburgh, PA 15262

Ladies and Gentlemen:

The undersigned, pursuant to Section 4 of the Escrow Agreement, dated as of _____________ ___, 2015 (the “Escrow Agreement”), by and among Remark Media, Inc., a Delaware corporation (“Purchaser”), [SELLER REPRESENTATIVE], in his capacity as the Seller Representative under the Purchase Agreement (the “Seller Representative”), and BNY Mellon, National Association, a national banking association, as escrow agent (terms defined in the Escrow Agreement have the same meanings when used herein), hereby certifies that Purchaser [if applicable, on behalf of ________] is or may be entitled to payment pursuant to the Purchase Agreement in an amount equal to $_______ (the “Claimed Amount”), payable in the form of [specify cash/stock].  Purchaser further certifies that the nature of such claim is as follows: [provide reasonable detail regarding grounds for claim].

Unless you receive a timely Response Notice (as defined in the Escrow Agreement) from the Seller Representative in accordance with the Escrow Agreement, you are hereby instructed to release and pay, in accordance with the Escrow Agreement, the Claimed Amount as follows: from the Cash Escrow $_______ and________ Shares, from the escrow account to ___________ (for payment by such parties to ___________) in accordance with the wiring and or mailing instructions below.

Wiring Instructions

Account Name:                   _________________________
Account Number:               _________________________
Bank Name:                         _________________________
Bank ABA Number:           _________________________
Bank Address:                    _________________________
                                              _________________________
For credit to:                        _________________________
Special Instructions:          _________________________
                                              _________________________

Mailing Address ___________________________ ___________________________ ___________________________
Dated:           _________________

REMARK MEDIA, INC.

By:
Name:
Title:

cc:           Seller Representative

EXHIBIT C

RESPONSE NOTICE

BNY Mellon, National Association, Escrow Agent
c/o Escrow Services
Banking Services Support Center; Suite 154-0655
500 Ross Street
Pittsburgh, PA 15262

Ladies and Gentlemen:

The undersigned, in his capacity as the Seller Representative under the Purchase Agreement (the “Seller Representative”), pursuant to Section 4 of the Escrow Agreement, dated as of _____________ ___, 2015 (the “Escrow Agreement”), by and among Remark Media, Inc., a Delaware corporation (“Purchaser”), the Seller Representative and BNY Mellon, National Association, a national banking association, as escrow agent (terms defined in the Escrow Agreement have the same meanings when used herein), hereby denies liability in respect of $___________ Cash Escrow and _______ Shares of the Claimed Amount referred to in the Claims Notice dated _________ ___, 20__.

Attached hereto is a reasonably detailed description of the basis for objecting to the release requested in the Claims Notice.

Dated:           _________________

[SELLER REPRESENTATIVE], as Seller Representative

cc:           Purchaser

EXHIBIT D

RESPONSE WAIVER

BNY Mellon, National Association, Escrow Agent
c/o Escrow Services
Banking Services Support Center; Suite 154-0655
500 Ross Street
Pittsburgh, PA 15262

Ladies and Gentlemen:

The undersigned, in his capacity as the Seller Representative under the Purchase Agreement (the “Seller Representative”), pursuant to Section 4 of the Escrow Agreement, dated as of _____________ ___, 2015 (the “Escrow Agreement”), by and among Remark Media, Inc., a Delaware corporation (“Purchaser”), the Seller Representative and BNY Mellon, National Association, a national banking association, as escrow agent (terms defined in the Escrow Agreement have the same meanings when used herein), hereby waive its right under Section 4(b) of the Escrow Agreement to object to the claims made by Purchaser in the Claims Notice attached as Exhibit A hereto (the “Claims Notice”) and hereby waive both its right to deliver a Response Notice and the Response Period (each as defined under the Escrow Agreement) under Section 4(b) of the Escrow Agreement with respect to the Claims Notice.

Dated:           _________________

[SELLER REPRESENTATIVE], as Seller Representative

cc:           Purchaser

EXHIBIT E

WIRE TRANSFER INSTRUCTIONS AND MAILING ADDRESS

REMARK MEDIA, INC.

Wiring Instructions

Account Name:                   _________________________
Account Number:               _________________________
Bank Name:                         _________________________
Bank ABA Number:           _________________________
Bank Address:                    _________________________
                                              _________________________
For credit to:                        _________________________
Special Instructions:          _________________________
                                              _________________________

Mailing Address ___________________________ ___________________________ ___________________________
SELLERS

Wiring Instructions

Account Name:                   _________________________
Account Number:               _________________________
Bank Name:                         _________________________
Bank ABA Number:           _________________________
Bank Address:                    _________________________
                                              _________________________
For credit to:                        _________________________
Special Instructions:          _________________________
                                              _________________________

Mailing Address ___________________________ ___________________________ ___________________________

SCHEDULE A

SELLER PERCENTAGE INTERESTS

[to be provided]

EXHIBIT B

FORM OF INVESTORS’ RIGHTS AGREEMENT

THIS INVESTORS’ RIGHTS AGREEMENT (this “Agreement”), dated as of ___________ __, 2015, is made and entered into by and among Remark Media, Inc., a Delaware corporation (the “Company”), each of the parties listed as Sellers on the signature page hereto (each, a “Seller” and collectively, the “Sellers”, and the Company and the Sellers are each a “Party”, and collectively, the “Parties”).  Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Purchase Agreement (as defined below).

RECITALS

WHEREAS, the Company and the Sellers are parties to a Unit Purchase Agreement of dated as of August 18, 2015 (the “Purchase Agreement”), pursuant to which, upon the terms and subject to the conditions set forth in the Purchase Agreement, the Sellers will receive certain securities of the Company as partial consideration for the transactions contemplated by the Purchase Agreement; and

WHEREAS, as a condition to the Closing, the Company and the Sellers agreed to enter into this Agreement to provide for, among other things, certain registration rights and transfer restrictions with respect to certain securities of the Company, as set forth in this Agreement.

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I.
DEFINITIONS.

Section 1.1           For purposes of this Agreement:

(a)           “Advice” has the meaning set forth in Section 2.4.

(b)           “Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular Person.  For the purposes of this definition, “controlling,” “controlled” and “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.

(c)           “Board” means the Company’s Board of Directors.

(d)           “Common Stock” means the Company’s common stock, par value $0.001 per share.

(e)           “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(f)           “Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

(g)           “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(h)           “Holder” means any holder of Registrable Securities who is a party to this Agreement.

(i)           “Initial Shares” means (i) the shares of Common Stock to be issued to the Sellers at the Closing and (ii) the shares of Common Stock issuable upon exercise of the Warrants issued to the Sellers at Closing.

(j)           “Permitted Transfer” has the meaning set forth in Section 3.3.

(k)           “Permitted Transferee” has the meaning set forth in Section 3.3.

(l)           “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision of such governmental agency.

(m)           “Prospectus” means a prospectus forming a part of the Registration Statement.

(n)           “Registrable Securities” means the Shares, as well as any securities issued as a dividend or other distribution with respect to, or in exchange or in replacement of, the Shares; excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Section 5.1, and excluding for purposes of Article II any Shares for which registration rights have terminated pursuant to Section 2.7 of this Agreement.

(o)           “Registration Period” has the meaning set forth in Section 2.1(a).

(p)           “Registration Statement” has the meaning set forth in Section 2.1(a).

(q)           “Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

(r)           “SEC” means the Securities and Exchange Commission.

(s)           “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(t)           “Shares” means the Initial Shares and the Subsequent Shares.

(u)           “Subsequent Shares” means any shares of Common Stock issuable in accordance with the anti-dilution provisions under Section 1.2(c) of the Purchase Agreement or issuable in accordance with the Put Option provided under Section 4 of the Warrants.

(v)           “Warrants” means the warrants to purchase Common Stock to be issued to the Sellers upon the terms and subject to the conditions set forth in the Purchase Agreement.

(w)           “Transfer” has the meaning set forth in Section 3.1(a).

ARTICLE II.
REGISTRATION RIGHTS.

Section 2.1           Registration.

(a)           The Company, at its sole cost and expense, shall prepare and file with the SEC a registration statement on Form S-3 (or on Form S-1 if the Company is then ineligible to use Form S-3) pursuant to Rule 415 under the Securities Act (a “Registration Statement”) covering the resale of the Initial Shares as soon as reasonably practicable following the Closing Date, but in no event later than forty-five (45) days thereafter.  The Company shall use its reasonable best efforts: (i) to cause such Registration Statement to be declared effective by the SEC promptly after filing; and (ii) to maintain the effectiveness of such Registration Statement until the earlier of such time that all of the Registrable Securities covered thereby (x) have been sold by the Holders or (y) are permitted to be sold by each Holder without volume or manner-of-sale restrictions and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144 (the “Registration Period”).

(b)           The Company, at its sole cost and expense, shall prepare and file with the SEC a Registration Statement covering, or amend an existing Registration Statement to cover, the resale of any Subsequent Shares (if any), as soon as reasonably practicable following their issuance, but in no event later than forty-five (45) days thereafter.  The Company shall use its reasonable best efforts: (i) to cause such Registration Statement or post-effective amendment to be declared effective by the SEC promptly after filing; and (ii) to maintain the effectiveness of such Registration Statement until the end of the Registration Period with respect to such Subsequent Shares.

Section 2.2           Registration Procedures.  In connection with the registration of any Registrable Securities, the Company shall, as soon as reasonably practicable:

(a)           Prepare and file with the SEC such pre-effective and post-effective amendments and supplements to the Registration Statement and the Prospectus used in connection with the Registration Statement, and/or file such reports under the Exchange Act, as may be necessary to cause the Registration Statement to become effective, to keep the Registration Statement continuously effective during the Registration Period and not misleading, and as may otherwise be required or applicable under, and to comply with the provisions of, the Securities Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the Registration Period.

(b)           Furnish to each Holder such number of copies of the Prospectus, and each amendment or supplement thereto, in conformity with the requirements of the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate the disposition of Registrable Securities owned by it.

(c)           Notify each Holder: (i) when a Prospectus or any Prospectus supplement or post-effective amendment is proposed to be filed and, with respect to any post-effective amendment, when the same has become effective, except for any filing to be made solely to incorporate by reference a Current Report on Form 8-K, Quarterly Report on Form 10-Q or Annual Report on Form 10-K to be filed with the SEC; (ii) of any request by the SEC, or any other federal or state governmental authority, for amendments or supplements to a Registration Statement or a Prospectus or for additional information; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; and (v) of the occurrence of any event or circumstance that makes any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, Prospectus or documents so that, in the case of a Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, in no event shall any such notice contain any information which would constitute material, non-public information regarding the Company.

(d)           Use its reasonable best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of, any order suspending the effectiveness of the Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, promptly.

(e)           If requested by any of the Holders, (i) incorporate in a Prospectus supplement or post-effective amendment such information as such Holders reasonably request be included therein regarding such Holders or the plan of distribution of the Registrable Securities and (ii) make all required filings of the Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of such matters to be incorporated in such Prospectus supplement or post-effective amendment; provided, however, that the Company shall not be required to take any action pursuant to this Section 2.2(e) that would, in the opinion of counsel to the Company, violate applicable law.

(f)           Upon the occurrence of any event contemplated by Section 2.2(c), prepare and deliver to the Holders any required supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document, including such reports as may be required to be filed under the Exchange Act, so that, as thereafter delivered, the Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(g)           Use its reasonable best efforts to cause all Registrable Securities, the resale of which is registered under cover of the Registration Statement, to be listed on the NASDAQ Capital Market or such other securities exchange or automated quotation system, if any, as is then the principal securities exchange or automated quotation system on which the Common Stock is then listed.

(h)           Use its reasonable best efforts to cause all Registrable Securities registered by the Registration Statement to be registered or qualified under the securities or “blue sky” laws of such states as the Holders shall reasonably request; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or to subject itself to any material tax in any such jurisdiction where it is not then so subject.

(i)           Cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold pursuant to the Registration Statement free of any restrictive legends and in such denominations and registered in such names as the Holders may reasonably request, a reasonable period of time prior to sales of the Registrable Securities pursuant to the Registration Statement.

Section 2.3           Obligation to Furnish Information.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities of a Holder that such Holder shall have furnished to the Company such information regarding it, the Registrable Securities held by it, and the intended method of disposition of such Registrable Securities as the Company shall reasonably request and as shall be required in connection with the action to be taken by the Company.

Section 2.4           Delay or Suspension of Registration Statement.  Upon receipt of any notice from the Company to the Holders of the existence of any fact of the kind described in Section 2.2(c)(v), each Holder shall forthwith discontinue disposition of Registrable Securities until such Holder’s receipt of copies of a supplemented or amended Prospectus contemplated by Section 2.2(f), or until it is advised in writing (the “Advice”) by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus.  If so directed by the Company, each Holder shall deliver to the Company (at the sole expense of the Company) all copies, other than permanent file copies then in each Holder’s possession, of the Prospectus current at the time of receipt of such notice.  In the event the Company shall give any such notice, the Registration Period shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 2.2(c)(v) to and including the date when the Holders shall have received the copy of the supplemented or amended prospectus contemplated by Section 2.2(f) or the Advice.

Section 2.5           Expenses of Registration.  All expenses incurred in connection with the registration pursuant to Section 2.1 (excluding any underwriters’ discounts and commissions and fees and disbursements of counsel for the Holders), including, without limitation all registration and qualification fees, and fees and disbursements of counsel and accountants for the Company, shall be borne solely by the Company.

Section 2.6           Indemnification.

(a)           To the fullest extent permitted by law, the Company shall, and hereby does, indemnify and hold harmless each Holder, each director, officer, manager, partner and agent of each Holder, and each person, if any, who controls each Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (a “Controlling Person”), against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act and applicable state securities laws insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including any preliminary Prospectus or final Prospectus or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances, or (iii) any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with any such registration; and shall reimburse each such Person for any legal or other expenses reasonably incurred by him in connection with investigating or defending any such loss, claim, damage, liability or action.  The indemnity agreement contained in this Section 2.6 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed) nor shall the Company be liable to a Holder or Controlling Person of such Holder for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or an alleged untrue statement or omission or alleged omission made in connection with the Registration Statement, preliminary Prospectus, final Prospectus, or amendments or supplements thereto, in reasonable reliance upon and in conformity with information furnished by such Holder in writing for use in connection with such registration by or on behalf of such Holder or Controlling Person of such Holder.

(b)           To the fullest extent permitted by law, each Holder shall indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, each Controlling Person of the Company, and any underwriter for the Company (as defined in the Securities Act), against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director, officer, Controlling Person or underwriter may become subject, under the Securities Act and applicable state securities laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including any preliminary Prospectus or final Prospectus or any amendments or supplements thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, preliminary Prospectus or final Prospectus or any amendments or supplements thereto, in reasonable reliance upon and in conformity with information furnished by such Holder or Controlling Person of such Holder in writing for use in connection with such registration.  The indemnity agreement contained in this Section 2.6 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld, conditioned or delayed).

(c)           In no event shall the liability of any Holder under Section 2.6(b) be greater than the lesser of (i) its pro rata portion of any liability based on the total liability of all Holders similarly situated, or (ii) the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(d)           Promptly after receipt by an indemnified party under this Section 2.6 of notice of the commencement of any action or actual knowledge of a claim that would, if asserted, give rise to a claim for indemnity hereunder, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.6, notify the indemnifying party in writing of the commencement thereof or knowledge thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with qualified counsel.  The failure to notify an indemnifying party promptly of the commencement of any such action or of the knowledge of any such claim, only if materially and demonstrably prejudicial to its ability to defend such action, shall relieve such indemnifying party of liability to the indemnified party under this Section 2.6 to the extent of such prejudice, but the omission so to notify the indemnifying party shall not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.6.

(e)           If the indemnification provided for in this Section 2.6 is for any reason, other than pursuant to the terms thereof, held to be unavailable to an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 2.6(e) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 2.6(e).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 2.6(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim, but shall be subject, in the case of a Holder, to the limitation of Section 2.6(c) above.  No Person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any person who was not also guilty of such fraudulent misrepresentation.  No Party shall be liable for contribution with respect to any loss, claim, damage, liability, or action if such settlement is effected without the prior written consent of such Party, which consent shall not be unreasonably withheld, conditioned or delayed.

Section 2.7           Termination.  The registration rights under Article II of this Agreement shall terminate upon expiration of the applicable Registration Period, provided that the rights and obligations of the Parties pursuant to Section 2.6 shall survive such termination.

Section 2.8           Rule 144.  During the Registration Period, the Company shall use its reasonable best efforts to file the reports required to be filed by it under the Exchange Act in a timely manner and, if at any time the Company is not required to file such reports, it shall, upon the request of any Holder, use its reasonable best efforts to make publicly available other information so long as is necessary to permit sales pursuant to Rule 144.  The Company shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act pursuant to the exemption provided by Rule 144 under the Securities Act.  Upon the request of any Holder, the Company shall deliver to the Holders a written statement as to whether it has complied with such information requirements.

Section 2.9           Grant of Other Registration Rights.  From time to time, the Company may grant registration rights to any other holder or prospective holder of any of the capital stock of the Company.

ARTICLE III.
TRANSFERS.

Section 3.1           Transfer Restrictions.

(a)           No Holder shall, voluntarily or involuntarily, directly or indirectly, sell, assign, donate, hypothecate, pledge, encumber, grant a security interest in or in any other manner transfer, any Shares, in whole or in part, or any other right or interest therein (each such action, a “Transfer”), in each case except (i) pursuant to a Permitted Transfer (as hereafter defined) or (ii) in accordance with Section 3.1(b).

(b)           Each Holder shall be permitted to Transfer during each consecutive six (6) month period beginning on the Closing Date up to (i) twenty percent (20%) of the shares of Common Stock issued to such Holder at the Closing and (ii) twenty percent (20%) of the shares of Common Stock issued to such Holder under the Warrants, provided, that, thirty (30) months after the issuance of such shares, each Holder shall be permitted to freely Transfer such shares, subject to applicable law.

(c)           In any Permitted Transfer, each Permitted Transferee (as hereafter defined) shall agree in writing to be bound by all of the provisions of this Agreement, shall execute and deliver to the Company a counterpart to this Agreement, and shall hold all Shares as a “Holder” hereunder as if such Permitted Transferee was an original signatory hereto and shall be deemed to be a party to this Agreement.

(d)           Any attempt to transfer any Shares which is not in accordance with this Agreement shall be null and void and the Company agrees that it will not cause, permit or give any effect to any Transfer of any Shares to be made on its books and records unless such Transfer is permitted by this Agreement and has been made in accordance with the terms hereof.

Section 3.2           Legend.  All certificates representing the Shares held by each Holder shall bear a legend which shall state:

“The sale, transfer, hypothecation, assignment, pledge, encumbrance or other disposition of this share certificate and the shares of common stock of Remark Media, Inc. represented hereby are restricted by and are subject to all of the terms, conditions and provisions of that certain Investors Rights Agreement, dated as of ___________ __, 2015, as amended from time to time, by and between Remark Media, Inc. and the investors party thereto, which agreement is on file at the principal office of Remark Media, Inc.”

Section 3.3           Permitted Transfers. Notwithstanding anything to the contrary contained herein and subject to Section 3.1, a Holder may at any time effect any of the following Transfers (each, a “Permitted Transfer”, and each transferee of such Holder in respect of such Transfer, a “Permitted Transferee”):

(a)           any Transfer of any or all Shares held by a Holder who is a natural Person following such Holder’s death by will or intestacy to such Holder’s legal representative, heir or legatee;

(b)           any Transfer of any or all Shares held by a Holder who is a natural Person as a gift or gifts during such Holder’s lifetime to such Holder’s spouse, children, grandchildren or a trust or other legal entity for the benefit of such Holder or any one or more of the foregoing;

(c)           any Transfer of any or all Shares held by a Holder to any Affiliate of such Holder;

(d)           any Transfer of any or all Shares held by a Holder to any other Holder;

(e)           any Transfer of any or all Shares by any Holder who is not a natural Person as a distribution-in-kind or other similar Transfer to any of its partners, members or investors pursuant to the terms of the partnership, limited liability company or other applicable agreement governing such distributions or transfers among such parties in effect on the date hereof; and

(f)           any Transfer of any or all Shares held by a Holder to any Person if and to the extent that such Transfer is approved by the Board, in its sole discretion.

ARTICLE IV.
SELLER REPRESENTATIONS AND WARRANTIES.

As a material inducement to the Company to enter into and perform its obligations under this Agreement, each Seller, severally and not jointly, hereby represents and warrants to and agrees with the Company as follows:

Section 4.1           Investment.  The Seller is acquiring the securities of the Company issuable under the Purchase Agreement (including the Shares and the Warrants) for its own account as principal, not as a nominee or agent, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof in whole or in part and no other Person has a direct or indirect beneficial interest in such securities.  The Seller does not have any contract, undertaking, agreement or arrangement with any Person to sell, Transfer or grant participations to such third party with respect to such securities.

Section 4.2           Exemption From Registration.  The Seller acknowledges that the acquisition of the securities of the Company issuable under the Purchase Agreement (including the Shares and the Warrants) is intended to be exempt from registration under the Securities Act by virtue of Section 4(a)(2) of the Securities Act and the provisions of Regulation D.  In furtherance thereof, the Seller represents and warrants to the Company as follows:

(a)           The Seller realizes that the basis for the exemption from registration under the Securities Act may not be present if, notwithstanding any representation and/or warranty to the contrary contained in this Agreement, the Seller has in mind merely acquiring such securities for a fixed or determinable period of time;

(b)           The Seller has the financial ability to bear the economic risk of its investment in such securities, has adequate means for providing for its current needs and contingencies and has no need for liquidity with respect to its investment in the Company; and

(c)           The Seller, either alone or together with its representatives, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in such securities.

Section 4.3           Accredited Investor.  The Seller is an “accredited investor,” as that term is defined in Rule 501(a) of Regulation D.

Section 4.4           Available Information.  The Seller:

(i)           Has been furnished by the Company during the course of the transactions contemplated by the Purchase Agreement with all information regarding the Company, the terms and conditions of such transactions and any additional information that the Seller, its representative, attorney and/or accountant deem necessary to enable it to make an informed investment decision concerning the purchase of the Company’s securities;

(ii)          Has been provided an opportunity for a reasonable time prior to the date hereof to obtain additional information concerning the transactions, the Company and all other information to the extent the Company possesses such information or can acquire it without unreasonable effort or expense;

(iii)         Has been given the opportunity for a reasonable time prior to the date hereof to ask questions of, and receive answers from, the Company or its representatives concerning the terms and conditions of the transactions and other matters pertaining to an investment in the Company’s securities, or that which was otherwise provided in order for them to evaluate the merits and risks of a purchase of such securities to the extent the Company possesses such information or can acquire it without unreasonable effort or expense;

(iv)         Has not been furnished with any oral representation or oral information in connection with the transactions; and

(v)          Has determined that the securities of the Company issuable under the Purchase Agreement (including the Shares and the Warrants) are a suitable investment for the Seller and that at this time the Seller could bear a complete loss of its investment in such securities.

Section 4.5           Non-Reliance.  No representation or warranty (written or oral) has been made to the Seller by the Company, or any officer, director, employee, agent, affiliate or subsidiary of the Company other than those contained herein, in the Purchase Agreement and in the Voting Agreement, and in purchasing the Company’s securities the Seller is not relying upon any representations other than those contained herein and therein.

Section 4.6           Survival.  The foregoing representations, warranties and agreements shall survive the execution of this Agreement.

ARTICLE V.
MISCELLANEOUS.

Section 5.1           Assignment; No Third Party Beneficiaries.

(a)           This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part.

(b)           Except as set forth in Section 3.1 hereof, this Agreement and the rights, duties and obligations of any Holder may not be assigned or delegated by such Holder in conjunction with and to the extent of any Transfer of Registrable Securities by any such Holder.

(c)           This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the Holders, the permitted assigns and its successors and the permitted assigns of the Holders.

(d)           This Agreement shall not confer any rights or benefits on any Persons that are not Parties hereto, other than as expressly set forth in this Agreement and Section 3.1 hereof.

(e)           No assignment by any Party hereto of such Party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company unless and until the Company shall have received (a) written notice of such assignment as provided in accordance with Section 5.4 and (b) the written agreement of the assignee, in a form reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement).  Any Transfer or assignment made other than as provided in this Section 5.1 shall be null and void.

Section 5.2           Further Assurances.  Upon the reasonable request of the Company, each Seller will execute and deliver, or cause to be executed and delivered, all further documents and instruments and take all further action as may be necessary in order to satisfy its obligations under this Agreement. Each Seller will not, directly or indirectly, take any action that would make any representation or warranty of such Seller contained herein untrue or incorrect in any material respect or that would reasonably be expected to have the effect of preventing or materially delaying such Seller from performing any of such Seller’s obligations under this Agreement.

Section 5.3           Governing Law; Venue.  All matters relating to the interpretation, construction, validity and enforcement of this Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than the State of Delaware. Venue for any dispute that arises under or with respect to this Agreement shall be exclusively in the State and federal courts located in Las Vegas, Nevada. Each Party hereby expressly consents to the personal jurisdiction of such courts in such dispute and irrevocably waives any objection to such venue based on forum nonconveniens or other rule or principle of law.

Section 5.4           Counterparts.  This Agreement may be executed in multiple counterparts (including by means of electronically mailed or telecopied signature pages), any one of which need not contain the signatures of more than one Party, but all such counterparts taken together shall constitute one and the same instrument.

Section 5.5           Notices.  All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered, (b) when transmitted via telecopy (or other facsimile device) to the number set out below if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), (c) the day following the day (except if not a business day then the next business day) on which the same has been delivered prepaid to a reputable national overnight air courier service or (d) the third business day following the day on which the same is sent by certified or registered mail, postage prepaid.  Notices, demands and communications, in each case to the respective Parties, shall be sent to the applicable address set forth in the Notices section of the Purchase Agreement, unless another address has been previously specified in writing.

Section 5.6           Amendment and Waiver.  Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be amended or waived only in a writing signed by the Company and either each of the Sellers or the Seller Representative.  No waiver of any provision under this Agreement or any breach or default under this Agreement shall extend to or affect in any way any other provision or prior or subsequent breach or default.

Section 5.7           Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 5.8           Entire Agreement.  This Agreement and the other Transaction Documents contain the complete agreement between the Parties and supersede any prior understandings, agreements or representations by or between the Parties, written or oral, which may have related to the subject matter hereof and thereof in any way.

Section 5.9           Delays or Omissions.  No delay or omission to exercise any right, power, or remedy accruing to any Party under this Agreement, upon any breach or default of any other Party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  All remedies, whether under this Agreement or by law or otherwise afforded to any Party, shall be cumulative and not alternative.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

COMPANY:

REMARK MEDIA, INC.

By:      _________________________________
Name: _________________________________
Title:   _________________________________

SELLERS:

AMY GREENSPUN ARENSON 2010 LEGACY TRUST

By:      _________________________________
Name: _________________________________
Title:   _________________________________

JAMES ADAM GREENSPUN 2010 LEGACY TRUST

By:      _________________________________
Name: _________________________________
Title:  _________________________________

MOIRA GREENSPUN TARMY 2010 LEGACY TRUST

By:      _________________________________
Name: _________________________________
Title:   _________________________________

JEFFREY AARON FINE 2010 LEGACY TRUST

By:      _________________________________
Name: _________________________________
Title:   _________________________________

ALYSON FINE MARMUR 201 LEGACY TRUST

By:      _________________________________
Name: _________________________________
Title:   _________________________________

JONATHAN M. FINE 2010 LEGACY TRUST

By:      _________________________________
Name: _________________________________
Title:   _________________________________

KATHRYN A. FINE 2010 LEGACY TRUST

By:      _________________________________
Name: _________________________________
Title:   _________________________________

DRG HOLDINGS, LP

By:      _________________________________
Name: _________________________________
Title:   _________________________________

DRG LEGACY LIMITED PARTNERSHIP, LLP

By:      _________________________________
Name: _________________________________
Title:   _________________________________

GC INVESTMENTS, LLC

By:      _________________________________
Name: _________________________________
Title:   _________________________________

EXHIBIT C

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAW AND, ACCORDINGLY, MAY NOT BE PLEDGED, SOLD, ASSIGNED OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT THERETO UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAW, OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED.

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF ARE SUBJECT TO AN INVESTOR RIGHTS AGREEMENT, DATED AS OF THE DATE HEREOF, BY AND BETWEEN THE COMPANY AND THE ORIGINAL HOLDER HEREOF (THE “INVESTOR RIGHTS AGREEMENT”). NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THIS WARRANT OR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH INVESTOR RIGHTS AGREEMENT. A COPY OF THE INVESTOR RIGHTS AGREEMENT SHALL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON REQUEST.

REMARK MEDIA, INC.

WARRANT TO PURCHASE COMMON STOCK

[ISSUANCE DATE]

FOR VALUE RECEIVED, REMARK MEDIA, INC., a Delaware corporation (the “Company”), hereby certifies that, subject to the terms and conditions hereof, [HOLDER] (the “Holder”), its designees or permitted assigns, is entitled to purchase from the Company [SHARES] ([SHARE NUMBER]) fully paid and nonassessable shares (as adjusted pursuant to the terms hereof, the “Warrant Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), at a price per Warrant Share of $9.00 (the “Warrant Price”), payable in accordance with Section 1(c) hereof.

This Warrant is issued by the Company in connection with that certain Unit Purchase Agreement, dated as of August 18, 2015 (together with the schedules and exhibits thereto, the “Purchase Agreement”), by and among the Company, Vegas.com, LLC (“VDC”), and the sellers listed on the signature page thereto, pursuant to which the Company has agreed to purchase all of the outstanding equity interests of VDC.  Except as otherwise specified herein, capitalized terms in this Warrant shall have the meanings set forth in the Purchase Agreement.

This Warrant is issued subject to the following terms and conditions:

1.           Term and Exercise of Warrants; Issuance of Certificates.

(a)           The Holder may exercise this Warrant at any time or from time to time, for all or any part of the Warrant Shares (but not for a fraction of a share) that may be purchased hereunder, as that number may be adjusted pursuant to Section 3 below, prior to 5:00 p.m. Eastern Time on [5 YEAR ANNIVERSARY OF ISSUANCE DATE] (the “Expiration Date”).  The Company agrees that the Warrant Shares purchased under this Warrant shall be and are deemed to be issued to the Holder as the record owner of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered, properly endorsed, the completed and executed Form of Subscription in the form attached hereto delivered, and payment made for such Warrant Shares made in accordance with Section 1(c) below, or the date on which the Company Option Notice is delivered in accordance with Section 1(d) below (each, a “Date of Exercise”).  Certificates for the Warrant Shares so purchased, together with any other securities or property to which the Holder is entitled upon such exercise, shall be delivered to the Holder by the Company at the Company’s expense as soon as practicable after the rights represented by this Warrant have been so exercised, but in any event not later than ten (10) days following the Date of Exercise (except as provided in Section 1(d) below).  Each stock certificate so delivered shall be registered in the name of the Holder and issued with legends in substantially the form placed on the front of this Warrant.  In case of a purchase of less than all the Warrant Shares that may be purchased under this Warrant, the Company shall cancel this Warrant and execute and deliver to the Holder within a reasonable time a new Warrant or Warrants of like tenor for the balance of the Warrant Shares purchasable under this Warrant.

(b)           The Company’s obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same.  Nothing herein shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver Warrant Shares upon exercise of this Warrant as required pursuant to the terms hereof.

(c)           The Holder shall pay the Warrant Price by instructing the Company to issue Warrant Shares then issuable upon exercise of all or any part of this Warrant on a net basis only, such that, without payment of any cash consideration or other immediately available funds, the Holder shall surrender this Warrant in exchange for the number of Warrant Shares as is computed using the following formula:

X = Y (A – B)
A

Where

X = the number of Warrant Shares to be issued to the Holder;

Y = the total number of Warrant Shares for which the Holder has elected to exercise this Warrant pursuant to Section 1(a);

A = the Fair Market Value (as defined below) of one Warrant Share as of the applicable Date of Exercise; and

B = the Warrant Price.

For purposes of this Warrant, “Fair Market Value” means (a) the closing price of the Common Stock on the applicable date reported on The Nasdaq Stock Market LLC or such other principal national securities exchange in the United States on which it is then listed, or, if such date is not a trading day, the last prior day on which the Common Stock was so traded; (b) if the Common Stock is not so listed, the mean between the highest bid and lowest asked prices per share of the Common Stock reported on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association on the applicable date; or (c) if such bid and asked prices are not available, such value determined by the Company’s Board of Directors (the “Board”) in good faith.

(d)           If at any time following the date hereof the closing price of the Common Stock is greater than or equal to $14.00 (to be adjusted in the event of any split, subdivision or combination of the Common Stock, or any similar corporate event, in order to prevent dilution or enlargement of the Holder’s rights), the Company shall have the right to exercise of all or any portion of this Warrant in accordance with Section 1(a) hereof in its sole discretion (the “Company Option”). The Company Option shall be deemed exercised upon delivery to the Holder of a written notice specifying the number of Warrant Shares with respect to which this Warrant is being exercised (the “Company Option Notice”). The exercise of a Company Option shall be irrevocable and shall be deemed effective at the close of business on the date on which the Company Option Notice is delivered. The Holder agrees to deliver the original signed copy of this Warrant to the Company promptly after delivery of the Company Option Notice, after which the Company shall deliver to the Holder certificates for the Warrant Shares so purchased, together with any other securities or property to which the Holder is entitled upon such exercise, at the Company’s expense as soon as practicable, but in any event not later than ten (10) days thereafter.

2.           Shares to be Fully Paid; Reservation of Shares.  The Company covenants and agrees that all Warrant Shares, will, upon issuance and payment of the Warrant Price in accordance with Section 1(c), be duly authorized, validly issued, fully paid and nonassessable, and free of all preemptive rights, liens and encumbrances, except for restrictions on transfer provided for herein and in the Investor Rights Agreement.  The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of providing for the exercise of the rights to purchase all Warrant Shares granted pursuant to this Warrant, such number of shares of Common Stock as shall, from time to time, be sufficient therefor.

3.           Adjustment of Warrant Price and Number of Shares.  The Warrant Price and the total number of Warrant Shares shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 3.

(a)           Merger, Sale of Assets, Etc.  If at any time while this Warrant, or any portion hereof, is outstanding and unexpired there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation of the Company with or into another corporation, partnership, limited liability company, or other entity in which the Company is not the surviving entity, or a merger in which the Company is the surviving entity but the shares of the Company’s capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise, or (iii) a sale or transfer of the Company’s properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the Holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Warrant Price, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the Warrant Shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 3.  If the per share consideration payable to the Holder for securities in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Board.  In all events, appropriate adjustment (as determined in good faith by the Board) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

(b)           Reclassification, Etc.  If the Company, at any time while this Warrant or any portion hereof remains outstanding and unexpired, by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Warrant Price shall be appropriately adjusted, all subject to further adjustment as provided in this Section 3.

(c)           Split, Subdivision or Combination of Securities.  If the Company, at any time while this Warrant or any portion hereof remains outstanding and unexpired, shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, into a different number of securities of the same class, (i) the number of securities as to which purchase rights under this Warrant exist shall be proportionately increased and the Warrant Price for such securities shall be proportionately decreased in the case of a split or subdivision or (ii) the number of securities as to which purchase rights under this Warrant exist shall be proportionately decreased and the Warrant Price for such securities shall be proportionately increased in the case of a reverse split or combination.

(d)           Adjustments for Dividends in Stock or Other Securities or Property.  If, while this Warrant or any portion hereof remains outstanding and unexpired, the holders of the securities as to which purchase rights under this Warrant exist at the time shall have received, or, on or after the record date fixed for the determination of eligible holders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Company by way of dividend, then and in each case, this Warrant shall represent the right to acquire, in addition to the number of shares of the security receivable upon exercise of this Warrant, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Company that such holder would hold on the date of such exercise had it been the holder of record of the security receivable upon exercise of this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this Section 3.

4.           Holder Put Option.

(a)           Subject to the limitations provided in this Section 4, if the closing price of the Common Stock does not equal or exceed $[WARRANT PRICE PLUS BLACK-SCHOLES VALUE PER WARRANT THREE BUSINESS DAYS PRIOR TO CLOSING] (to be adjusted in the event of any split, subdivision or combination of the Common Stock, or any similar corporate event, in order to prevent dilution or enlargement of the Holder’s rights) (the “Limit”) for any 20 trading days (which may be non-consecutive) during a period of 30 consecutive trading days at any time on or prior to the Expiration Date, on the Expiration Date the Holder will have the right to sell this Warrant to the Company in exchange for shares of Common Stock on the terms set forth in Section 4(b) below (the “Put Option”).  For the avoidance of doubt, if the closing price of the Common Stock equals or exceeds the Limit for the period described above at any time on or prior to the Expiration Date, the Put Option will become null and void.

(b)           The exercise of the Put Option shall be irrevocable and shall be deemed effective upon the Holder’s delivery of written notice of exercise (the “Put Notice”) and surrender of this Warrant to the Company on or prior to the Expiration Date.  Upon exercise of the Put Option in accordance with the terms hereof, the Company shall issue to the Holder such number of shares of Common Stock equal to (x) the Warrant Shares otherwise issuable under this Warrant, multiplied by (y) $[BLACK-SCHOLES VALUE PER WARRANT THREE BUSINESS DAYS PRIOR TO CLOSING] (to be adjusted in the event of any split, subdivision or combination of the Common Stock, or any similar corporate event, in order to prevent dilution or enlargement of the Holder’s rights), divided by (z) the volume weighted average price (“VWAP”) of the Common Stock during the thirty (30) trading days ending on the Expiration Date, rounded up to the next whole share.  Certificates for such shares of Common Stock shall be delivered to the Holder by the Company at the Company’s expense as soon as practicable after the Expiration Date, but in any event not later than ten (10) days thereafter.

(c)           Notwithstanding the foregoing, in the event that, prior to the Expiration Date, there occurs (i) a reorganization, (ii) a merger or consolidation of the Company with or into another entity in which the Company is not the surviving entity, or a merger in which the Company is the surviving entity but the shares of the Company’s capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise, or (iii) a sale or transfer of the Company’s properties and assets as, or substantially as, an entirety to any other person (each, a “Corporate Action”), and if the Put Option were deemed to have been exercised immediately prior to such Corporate Action the Holder would have received a greater number or amount of securities or other property than what the Holder would be entitled to receive under Section 3(a) hereof, then the Put Option shall be deemed to have been exercised immediately prior to such Corporate Action without any further action by the Holder.

5.           Limitation on Number of Shares Issuable.  Notwithstanding anything herein to the contrary, the Company shall not issue to the Holder any Warrant Shares to the extent that the issuance of such Warrant Shares would cause the Company to exceed the aggregate number of shares of Common Stock that the Company is permitted to issue without breaching the Company’s obligations under Nasdaq Listing Rule 5635(d) (the “Exchange Cap”), except that such limitation shall not apply in the event that the Company obtains the approval of its stockholders as required under Nasdaq Listing Rule 5635(d) for issuances in excess of the Exchange Cap.  For avoidance of doubt, the limitations contained in this Section 5 shall apply to any successor Holder of this Warrant.

6.           No Voting or Dividend Rights.  Nothing contained in this Warrant shall be construed as conferring upon the Holder the right to vote or to consent to receive notice as a stockholder of the Company on any other matters or any rights whatsoever as a stockholder of the Company.  No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the Warrant Shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised.

7.           Investor Rights Agreement.  This Warrant and all Warrant Shares issuable upon exercise of this Warrant are and shall become subject to, and have the benefit of, the Investor Rights Agreement, and the Holder shall be required, for so long as the Holder holds this Warrant or any Warrant Shares, to become and remain a party to the Investor Rights Agreement.

8.           Compliance with the Securities Act.  The Holder, by acceptance of this Warrant, agrees that this Warrant is being acquired for its own account and not for any other person or persons, for investment purposes and that it will not offer, sell, or otherwise dispose of this Warrant except under circumstances that will not result in a violation of the Securities Act or any applicable state securities laws.

9.           Transferability.  The Holder, by acceptance of this Warrant, acknowledges that this Warrant and any securities obtainable upon exercise of this Warrant have not been registered for sale under federal or state securities laws and are being offered and sold to the Holder pursuant to one or more exemptions from the registration requirements of such securities laws.  In the absence of an effective registration of such securities or an exemption therefrom, any certificates for such securities shall bear the applicable legend set forth on the first page hereof.  The Holder understands that it may bear the economic risk of its investment in this Warrant and any securities obtainable upon exercise of this Warrant for an indefinite period of time.  The Holder may not assign or transfer any of its rights or obligations under this Warrant except to any of its affiliates upon written notice to the Company and subject to restrictions under the Investor Rights Agreement and in accordance with all applicable securities laws, including but not limited to the Securities Act.  To the extent permitted hereunder, this Warrant shall be deemed transferred upon surrender of this Warrant at the principal office of the Company, together with a written Form of Assignment and Assumption in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any applicable transfer taxes.  The Company agrees that it shall execute, or cause to be executed, such documents, instruments and agreements as the Holder shall reasonably deem necessary to effect the foregoing.  In addition, at the request of the Holder and any Assignee (as defined below), the Company shall issue one or more new Warrants, as applicable, to any such Assignee and, if the Holder has retained any of its rights and obligations under this Warrant following such assignment, to the Holder, which new Warrants shall reflect the rights held by such Assignee and the Holder after giving effect to such assignment.  Upon the execution and delivery of appropriate assignment documentation and any other documentation reasonably requested by the Company in connection with such assignment, and the payment by the Assignee of the purchase price agreed to by the Holder and such Assignee, such Assignee shall be a holder of this Warrant shall have all of the rights and obligations of the Holder hereunder to the extent that such rights and obligations have been assigned by the Holder pursuant to the assignment documentation between the Holder and such Assignee, and the Holder shall be released from any obligations it may have hereunder to a corresponding extent.

10.           Warrant Register.  The Company shall keep and properly maintain at its principal executive offices books for the registration of this Warrant and any transfers thereof. The Company may deem and treat the holder in whose name this Warrant is registered on such register as the Holder and absolute owner hereof for all purposes, and the Company shall not be affected by any notice to the contrary, except any assignment, division, combination or other transfer of the Warrant effected in accordance with the provisions of this Warrant.

11.           Notices.  All notices and other communications hereunder (except payment) shall be in writing and shall be deemed given (a) when delivered personally, (b) one business day after being delivered to a nationally recognized overnight courier or (c) on the business day received (or the next business day if received after 5:00 p.m. local time or on a weekend or day on which banks are closed) when sent via facsimile (with a confirmatory copy sent by overnight courier), to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

To the Holder:	________________
________________
________________
Fax: ___________

To the Company:	Remark Media, Inc.
3930 Howard Hughes Parkway, Suite 400
Las Vegas, Nevada 89169
Attn: Chief Financial Officer

With a copy to:

Olshan Frome Wolosky LLP
Park Avenue Tower
65 East 55th Street
New York, New York 10022
Attn: Robert H. Friedman, Esq.
Fax: (212) 451-2222

12.           Governing Law.  This Warrant shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed in such State, without reference to conflict of law rules that would require the application of the laws of another jurisdiction.  The parties hereto hereby irrevocably submit to the exclusive personal and subject matter jurisdiction of any federal or state court located within Clark County, Nevada, over any dispute arising out of or relating to this Warrant and each party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action proceeding related thereto shall be heard and determined only in such courts.  The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute, or pursuant to any other rule or principle of law.  Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

13.           Lost or Stolen Warrant.  Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company, at its expense, will make and deliver a new Warrant, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant.

14.           Fractional Shares.  No fractional shares shall be issued upon exercise of this Warrant.  The Company shall, in lieu of issuing any fractional share, pay the Holder entitled to such fraction a sum in cash equal to such fraction (calculated to the nearest 1/100th of a share) multiplied by the then effective Warrant Price on the date the Form of Subscription is received by the Company.

15.           No Third-Party Beneficiaries.  This Warrant is for the sole benefit of the Company and the Holder and their respective successors and, in the case of the Holder, permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other party any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Warrant.

16.           Entire Agreement; Amendments and Waivers.  This Warrant, together with the Purchase Agreement and the Investor Rights Agreement, constitute the sole and entire agreement of the parties to this Warrant with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.  In the event of any inconsistency between the statements in the body of this Warrant, the Purchase Agreement and the Investor Rights Agreement, the statements in the body of this Warrant shall control.  Except as otherwise provided herein and in the Investor Rights Agreement, this Warrant may only be amended, modified or supplemented by an agreement in writing signed by each party hereto.  No waiver by the Company or the Holder of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving.  No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver.  No failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Warrant shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

17.           Successors and Assigns.  This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and assigns of the Holder, including subsequent holders hereof (collectively, “Assignees”).  The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant, and shall be enforceable by any such Holder.

18.           Severability.  In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

19.           Counterparts.  This Warrant may be executed in two or more counterparts, each of which shall be deemed to be an original copy of this Warrant and all of which, when taken together, shall be deemed to constitute one and the same agreement, and photostatic, .pdf or facsimile copies of fully-executed counterparts of this Warrant shall be given the same effect as originals.

20.           No Strict Construction.  This Warrant shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its officer, thereunto duly authorized, as of the date first indicated above.

REMARK MEDIA, INC.

By: ___________________________________
Name:
Title:

ACCEPTED AND AGREED:

[HOLDER]

By: ___________________________________
Name:
Title:

Signature Page — Warrant to Purchase Common Stock

FORM OF SUBSCRIPTION

The undersigned, the Holder of the attached Warrant, hereby elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder,                           Warrant Shares and such Holder directs the Company to accept payment of the Warrant Price by net exercise of the Warrant, as set forth in Section 1(c) of such Warrant.

The undersigned requests that certificates for such shares be issued in the name of, and delivered to:

______________________________________________________________________________________________________

whose address is: ________________________________________________________________________________________.

DATED: ____________

HOLDER

                                                                                                _____________________________________________________________
(Signature must conform in all respects to name of the Holder as specified on the face of the Warrant)

Name: ________________________________________________________

Title: _________________________________________________________

FORM OF ASSIGNMENT AND ASSUMPTION

FOR VALUE RECEIVED, the right to purchase ________________ Warrant Shares under the attached Warrant and all rights evidenced thereby are hereby assigned to:

______________________________________________________________________________________________________
  (the “Assignee”)

whose address is: ________________________________________________________________________________________.

The Assignee, by executing this Assignment and Assumption, hereby agrees to comply with all of the provisions of the Warrant, with the same force and effect as if the Assignee were originally the Holder thereunder.

DATED:

HOLDER

                                                                                                _____________________________________________________________
(Signature must conform in all respects to name of the Holder as specified on the face of the Warrant)

Name: ________________________________________________________

Title: _________________________________________________________

ASSIGNEE

                                                                                                _____________________________________________________________
Name: ________________________________________________________

Title: _________________________________________________________

EXHIBIT D

FORM OF VOTING AGREEMENT

THIS VOTING AGREEMENT (the “Agreement”), is made and entered into as of ______________ __, 2015, by and between Remark Media, Inc., a Delaware corporation (the “Company”), and the undersigned stockholder of the Company (“Stockholder”).

RECITALS

WHEREAS, Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of such number of shares of common stock, par value $0.001 per share (“Common Stock”), of the Company set forth on the signature page hereto (the “Shares”);

WHEREAS, the Company is a party to that certain Unit Purchase Agreement, dated as of August 18, 2015 (the “Purchase Agreement”), pursuant to which the Company has agreed to acquire all of the issued and outstanding equity interests in Vegas.com, LLC, a Nevada limited liability company (“Vegas.com”), from the existing holders thereof (the “Sellers”);

WHEREAS, in accordance with the terms of the Purchase Agreement, the Company is required to seek stockholder approval for certain potential equity issuances provided under the Purchase Agreement and the related transaction documents in compliance with Nasdaq Listing Rule 5635(d) (the “Stockholder Approval”), and as a condition to the obligations of Vegas.com and the Sellers to consummate the transactions contemplated by the Purchase Agreement, the Company has agreed to deliver to Vegas.com and the Sellers voting agreements by and between the Company and stockholders who, collectively, hold equity securities of the Company representing at least 50.1% of its voting securities outstanding as of immediately prior to Closing; and

WHEREAS, Stockholder believes the consummation of the transactions contemplated by the Purchase Agreement to be in the best interests of the Company and its stockholders, and in order to enable the Company to consummate the transactions contemplated by the Purchase Agreement, Stockholder is willing to make certain representations, warranties, covenants and agreements with respect to the Shares as set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Stockholder hereby agree as follows:

ARTICLE I.
VOTING AGREEMENT

Section 1.1            Voting Agreement.  Stockholder hereby agrees to vote, and to cause any holder of record to vote, at any annual or special meeting of the Company’s stockholders and any adjournment or postponement thereof, the Shares (a) in favor of the Stockholder Approval and (b) against any action, proposal, transaction or agreement which would reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Purchase Agreement or any of the other Transaction Documents or of Stockholder under this Agreement.

Section 1.2            Additional Shares; Changes in Shares. Stockholder agrees that all shares of Common Stock that Stockholder purchases, acquires the right to vote or otherwise acquires beneficial ownership (as defined in Rule 13d-3 under the Exchange Act, but excluding shares of Common Stock underlying outstanding options, warrants, convertible notes or other convertible securities) of after the execution of this Agreement shall be subject to the terms of this Agreement and shall constitute “Shares” for all purposes of this Agreement.  In the event of a stock dividend or distribution, or any change in the shares of Common Stock of the Company by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term “Shares” shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any shares of Common Stock into which or for which any or all of the Shares may be changed or exchanged.

Section 1.3            No Voting Trusts or Other Arrangement.  Stockholder agrees that it will not, and will not permit any entity under its control to, deposit any of the Shares in a voting trust, grant any proxies with respect to the Shares or subject any of the Shares to any arrangement with respect to the voting of the Shares other than agreements entered into with the Company.

Section 1.4            No Agreement as Director or Officer. Stockholder makes no agreement or understanding in this Agreement in Stockholder’s capacity as a director or officer of the Company or any of its subsidiaries (if Stockholder holds any such office), and nothing in this Agreement: (a) will limit or affect any actions or omissions taken by Stockholder in his or her capacity as such a director or officer, including in exercising rights under the Purchase Agreement, and no such actions or omissions shall be deemed a breach of this Agreement; or (b) will be construed to prohibit, limit or restrict Stockholder from exercising his or her fiduciary duties as an officer or director to the Company or its stockholders.

ARTICLE II.
REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

Section 2.1            Stockholder represents and warrants to the Company on the date hereof that:

(a)           Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of the Shares free and clear of any lien, mortgage, security interest, pledge, encumbrance, claim, charge, option, right of first refusal, covenant, transfer restriction, or other similar restriction or limitation of any kind (each, a “Lien”). Stockholder does not beneficially own or otherwise have the right to vote any shares of capital stock or voting securities of the Company, other than the Shares and any shares of Common Stock underlying outstanding options, warrants, convertible notes or other convertible securities of the Company.

(b)           Stockholder has all necessary legal capacity, power and authority to enter into, execute and deliver this Agreement and to perform fully his, her or its obligations hereunder. This Agreement has been duly and validly executed and delivered by Stockholder and constitutes the legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms.

(c)           The execution, delivery and performance by Stockholder of this Agreement do not and will not (i) conflict with or violate any provision of any organizational or governing documents of Stockholder, if Stockholder is not a natural person; (ii) violate any law, rule, regulation, judgment, injunction, order or decree applicable to Stockholder or the Shares; (iii) require any consent or other action by any person or entity, constitute a default, or give rise to any right of termination, cancellation or acceleration or to a loss of any benefit to which Stockholder is entitled under any provision of any agreement or other instrument binding on Stockholder or the Shares, or (iv) result in the imposition of any Lien on the Shares; in each case, other than as would not have a material adverse effect on Stockholder’s ability to perform fully his, her or its obligations hereunder.

ARTICLE III.
MISCELLANEOUS

Section 3.1            Definitions.  Capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

Section 3.2            Termination.  This Agreement shall terminate immediately following the occurrence of the earlier of (i) receipt of proxies from stockholders of the Company in favor of the Stockholder Approval or (ii) the termination of the Purchase Agreement in accordance with its terms.

Section 3.3            Further Assurances.  Upon the reasonable request of the Company, Stockholder will execute and deliver, or cause to be executed and delivered, all further documents and instruments and take all further action as may be necessary in order to satisfy its obligations under this Agreement. Stockholder will not, directly or indirectly, take any action that would make any representation or warranty of Stockholder contained herein untrue or incorrect in any material respect or that would reasonably be expected to have the effect of preventing or materially delaying Stockholder from performing any of Stockholder’s obligations under this Agreement.

Section 3.4            Specific Performance.  Each party hereto acknowledges that it will be impossible to measure in money the damage to the other party if a party hereto fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the other party will not have an adequate remedy at law or damages. Accordingly, each party hereto agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the seeking of such relief on the basis that the other party has an adequate remedy at law. Each party hereto agrees that it will not seek, and agrees to waive (i) any requirement for, the securing or posting of a bond in connection with the other party’s seeking or obtaining such equitable relief, or (ii) any requirement to demonstrate actual damages.

Section 3.5            Notices.  All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered, (b) when transmitted via telecopy (or other facsimile device) to the number set out below if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), (c) the day following the day (except if not a business day then the next business day) on which the same has been delivered prepaid to a reputable national overnight air courier service or (d) the third business day following the day on which the same is sent by certified or registered mail, postage prepaid.  Notices, demands and communications, in each case to the respective parties, shall be sent to the applicable address set forth below, unless another address has been previously specified in writing.

If to the Company:              Remark Media, Inc.
3930 Howard Hughes Parkway, Suite 400
Las Vegas, NV 89169
Facsimile: ________________
Attention: ________________

with a copy to:

Olshan Frome Wolosky LLP
Park Avenue Tower
65 East 55th Street
New York, NY 10022
Facsimile: (212) 451-2222
Attention: Robert H. Friedman

If to Stockholder:	to the address set forth for Stockholder on the signature page hereof.

Section 3.6            Successors and Assigns.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties and/or beneficiaries hereto and their respective successors and assigns.  Stockholder agrees that this Agreement and the obligations hereunder shall attach to the Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including, without limitation, such Stockholder’s heirs, guardians, administrators or successors.  Notwithstanding any such transfer of Shares, the transferor shall remain liable for the performance of all obligations under this Agreement of the transferor.

Section 3.7            No Third Party Beneficiaries.  This Agreement is not intended to confer and does not confer upon any person other than the parties hereto any rights or remedies hereunder.

Section 3.8            Governing Law; Venue.  All matters relating to the interpretation, construction, validity and enforcement of this Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than the State of Delaware. Venue for any dispute that arises under or with respect to this Agreement shall be exclusively in the State and federal courts located in Las Vegas, Nevada. Each party hereby expressly consents to the personal jurisdiction of such courts in such dispute and irrevocably waives any objection to such venue based on forum nonconveniens or other rule or principle of law.

Section 3.9            Counterparts.  This Agreement may be executed in multiple counterparts (including by means of electronically mailed or telecopied signature pages), any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same instrument.

Section 3.10            Amendment and Waiver.  Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by Stockholder and the Company or in the case of a waiver, by the party against whom the waiver is to be effective.  No waiver of any provisions hereof by either party shall be deemed a waiver of any other provisions hereof by such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

Section 3.11            Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 3.12            Complete Agreement.  This Agreement contains the complete agreement between the parties hereto and supersedes any prior understandings, agreements or representations by or between the parties hereto, written or oral, which may have related to the subject matter hereof and thereof in any way.

[Signature page follows]

IN WITNESS WHEREOF, the Company and Stockholder have executed this Agreement as of the date first above written.

REMARK MEDIA, INC.

By:
Name:
Title:

[STOCKHOLDER]

Number of Shares held

Address:

Signature Page to Voting Agreement